Exhibit 10.36

EXECUTION COPY

MODIFICATION TO CONSENT AND AMENDMENT NO. 4

TO TERM LOAN AGREEMENT

THIS MODIFICATION TO CONSENT AND AMENDMENT NO. 4 TO TERM LOAN AGREEMENT (this “Modification to Consent”) is entered into as of March     , 2013, by and among the Lenders identified on the signature pages hereof (such Lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), CERBERUS BUSINESS FINANCE LLC, as agent for the Lenders (in such capacity, “Agent”), KELLWOOD COMPANY, a Delaware corporation (“Parent”), the Domestic Subsidiaries of Parent party hereto as Borrowers (together with Parent, “Borrowers”) and the other Obligors party hereto (together with the Borrowers, the “Loan Parties”).

WHEREAS, the Loan Parties, Agent, and Lenders are parties to that certain Term Loan Agreement dated as of October 19, 2011 (as amended, modified or supplemented from time to time, the “Term Loan Agreement”);

WHEREAS, the Loan Parties, Agent and Lenders are also parties to that certain Consent and Amendment No. 3 to Term Loan Agreement dated as of December 31, 2012 (the “Phat Fashions Consent”);

WHEREAS, pursuant to the Phat Fashions Consent, Agent and Lenders consented to the sale by Phat Fashions of the PF Transferred Assets to PF Purchaser pursuant to the Phat Fashions Purchase Agreement, subject to certain terms and conditions;

WHERAS, the Loan Parties have requested that certain of such terms and conditions to such consent be modified and Agent and Lenders are willing to provide their consent to such modification on the terms provided herein;

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Phat Fashions Consent.

2. Amendments to Phat Fashions Consent. In reliance upon the representations and warranties of the Borrower set forth in Section 6 below and subject to the conditions to effectiveness set forth in Section 5 below, the Phat Fashions Consent is hereby amended as follows:

(a) Section 2(ii) is amended and restated in its entirety as follows:

(ii) the sale by Phat Fashions of the PF Transferred Assets to PF Purchaser pursuant to the Phat Fashions Purchase Agreement and the release of Agent’s Lien on the PF Transferred Assets, in each case, so long as (A) such sale is consummated on or before May 31, 2013, (or such later date as Agent shall agree to), (B) the amount of the gross proceeds arising from the cash purchase price paid on the Closing (as defined in the Phat Fashions Purchase Agreement) for the

PF Transferred Assets (such amount, the “Initial PF Consideration”) is at least $4,800,000, and (C) the Net Cash Proceeds of the Initial PF Consideration is remitted directly to Agent for application to the outstanding Revolving Loans,

(b) The Phat Fashions Purchase Agreement attached as Exhibit C to the Phat Fashions Consent is replaced with Exhibit C hereto. All references to the Phat Fashions Purchase Agreement shall mean the agreement attached hereto as Exhibit C.

3. Continuing Effect. Except as expressly set forth in Section 2 of this Modification to Consent, nothing in this Modification to Consent shall constitute a modification or alteration of the terms, conditions or covenants of the Term Loan Agreement or any other Loan Document (including the Phat Fashions Consent), or a waiver of any other terms or provisions thereof, and the Term Loan Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.

4. Reaffirmation and Confirmation; Covenant.

(a) Each Loan Party hereby ratifies, affirms, acknowledges and agrees that the Term Loan Agreement and the other Loan Documents represent the valid, enforceable (except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally) and collectible obligations of such Loan Party, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Term Loan Agreement or any other Loan Document. Each Loan Party hereby agrees that this Modification to Consent in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Loan Party in all respects.

(b) Each of (i) SCSF Kellwood Finance, LLC (“SCSF Finance”) and Sun Kellwood Finance, LLC (“Sun Finance”, and together with SCSF Finance, the “Sun Guarantors”) hereby ratifies, affirms, acknowledges and agrees that its obligations under that certain Guaranty, dated as of October 19, 2011, made by the Sun Guarantors in favor of the Agent remain in full force and effect and (ii) SK Financial Services Corp. hereby ratifies, affirms, acknowledges and agrees that its obligations under that certain Limited Guaranty dated as of March 23, 2012, made by SK Financial Services Corp. in favor of the Agent remains in full force and effect.

5. Conditions to Effectiveness. This Modification to Consent shall become effective upon the satisfaction of each of the following conditions precedent, each in form and substance acceptable to Agent:

(a) Agent shall have received a fully executed copy of this Modification to Consent;

(b) Agent shall have received a fully executed copy of an amendment to the Revolver Loan Documents, with respect to the matters addressed in this Modification to Consent;

(c) Agent shall have received a fully executed copy of an amendment to the Sun Loan Documents, with respect to the matters addressed in this Modification to Consent;

(d) No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Modification to Consent.

6. Representations and Warranties. In order to induce Agent and Lenders to enter into this Modification to Consent, each Loan Party hereby represents and warrants to Agent and Lenders that, after giving effect to this Modification to Consent:

(a) All representations and warranties contained in the Term Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of this Modification to Consent, in each case as if then made, other than representations and warranties that expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects on and as of such earlier date);

(b) No Default or Event of Default has occurred and is continuing; and

(c) This Modification to Consent and the Term Loan Agreement, as modified hereby, constitute legal, valid and binding obligations of each Loan Party and are enforceable against each Loan Party in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

7. Miscellaneous.

(a) Expenses. The Loan Parties jointly and severally agree to pay on demand all expenses of Agent (including, without limitation, the fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Modification to Consent and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith, all in accordance with Section 3.4 of the Term Loan Agreement. All obligations provided herein shall survive any termination of this Modification to Consent and the Term Loan Agreement as modified hereby.

(b) Governing Law. This Modification to Consent shall be a contract made under and governed by the internal laws of the State of New York.

(c) Counterparts. This Modification to Consent may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Delivery of an executed counterpart of this Modification to Consent by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Modification to Consent.

8. Release.

(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, controversies, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Loan Party or any of their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever in relation to, or in any way in connection with any of the Term Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto which arises at any time on or prior to the day and date of this Modification to Consent.

(b) Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Modification to Consent to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

BORROWERS:

KELLWOOD COMPANY

KELLWOOD FINANCIAL RESOURCES, INC.

(formerly known as Newkell, Inc.)

KWD HOLDINGS, INC.

PHAT FASHIONS LLC

PHAT LICENSING LLC

ZOBHA, LLC

MEOW INC.

BETH’S BOUTIQUE, LLC

AMERICAN RECREATION PRODUCTS, LLC

SIERRA DESIGNS ACQUISITION COMPANY, LLC

VINCE, LLC

By:	/s/ Keith Grypp
Name:	Keith Grypp
Title:	Senior Vice President

AGENT AND LENDER:

CERBERUS BUSINESS FINANCE, LLC,
as Agent and a Lender

By:	/s/ Daniel Wolf
Name:	Daniel Wolf
Title:	President

Modification to Consent and Amendment No. 4 to Term Loan Agreement

LENDERS:

A5 FUNDING L.P.
By:	A5 Fund Management LLC,
its General Partner

By:	/s/ Daniel Wolf
	Name:	Daniel Wolf
	Title:	Vice President

ABLECO FINANCE LLC

By:	/s/ Daniel Wolf
	Name:	Daniel Wolf
	Title:	President

CERBERUS OFFSHORE LEVERED I L.P.
By:	COL I GP Inc.,
its General Partner

By:	/s/ Daniel Wolf
	Name:	Daniel Wolf
	Title:	Vice President

CERBERUS OFFSHORE LEVERED II LP
By:	COL II GP Inc.,
its General Partner

By:	/s/ Daniel Wolf
	Name:	Daniel Wolf
	Title:	Vice President

CERBERUS ONSHORE LEVERED II LLC

By:	/s/ Daniel Wolf
	Name:	Daniel Wolf
	Title:	Vice President

Modification to Consent and Amendment No. 4 to Term Loan Agreement

CERBERUS AUS LEVERED II LP
By:	CAL I GP LLC,
its General Partner

By:	/s/ Daniel Wolf
	Name:	Daniel Wolf
	Title:	Vice President

CERBERUS ASRSTUNDING LLC

By:	/s/ Daniel Wolf
	Name:	Daniel Wolf
	Title:	Vice President

Modification to Consent and Amendment No. 4 to Term Loan Agreement

Agreed and acknowledged with respect to Section 4(b):

SUN KELLWOOD FINANCE, LLC

By:	/s/ Melissa Klafter
Name:	Melissa Klafter
Title:	Vice President

SCSF KELLWOOD FINANCE, LLC

By:	/s/ Melissa Klafter
Name:	Melissa Klafter
Title:	Senior Vice President

SK FINANCIAL SERVICES CORP.

By:	/s/ Melissa Klafter
Name:	Melissa Klafter
Title:	Vice President

Modification to Consent and Amendment No. 4 to Term Loan Agreement

EXHIBIT C

PHAT FASHIONS PURCHASE AGREEMENT

See attached.

CONFIDENTIAL

PURCHASE AGREEMENT

between

PHAT FASHIONS, LLC, as Seller,

and

PHAT FARM HOLDING COMPANY LLC, as Purchaser

Dated as of June 20, 2012

EXHIBITS AND SCHEDULES

Schedule A	Transferred Contracts

Schedule B	Transferred Trademarks

Schedule C	Transferred Domain Names

Schedule D	Disclosures

Exhibit 3.2(c)	Form of Coexistence Agreement

Exhibit 3.2(d)	Form of Amended and Restated Trademark License Agreement

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of June 20, 2012 (the “Effective Date”) by and between Phat Fashions, LLC, a New York limited liability company having a principal place of business at 600 Kellwood Parkway, Chesterfield, MO 63017 (“Seller”), and Phat Farm Holding Company LLC, a New York limited liability company having a principal place of business at 1400 Broadway, Suite 1405, New York, NY 10018 (“Purchaser”) (each, a “Party” and collectively, the “Parties”).

WHEREAS, Seller desires to sell, assign and transfer its right, title and interest to the Purchased Assets (as that term is defined below) to Purchaser based on the terms and conditions herein;

WHEREAS, Purchaser desires to acquire Seller’s right, title and interest to the Purchased Assets, based on the terms and conditions herein; and

WHEREAS, simultaneously with the Closing Date (as defined herein), the Parties desire to amend the License Agreement by and between Seller and Purchaser’s Affiliate, Anthony L&S LLC, dated June 16, 2010 (the “License Agreement”) and to enter into a Co-Existence Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows.

ARTICLE 1

DEFINITIONS

Terms used herein with initial capitals shall have the meanings in this Article 1.

1.1 “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

1.2 “Amended and Restated Trademark License Agreement” has the meaning set forth in Section 3.2(d).

1.3 “Assumed Liabilities” has the meaning given to such term in Section 2.2.

1.4 “Business Day” means any day other than a Saturday, Sunday or a day on which banks in New York City, United States of America are authorized or obligated by applicable law to close.

1.5 “Change in Control” means the occurrence of any of the following events: (a) a Person becomes the beneficial owner, directly or indirectly, of securities of any other Person representing fifty percent (50%) or more of the total voting power represented by such other

Person’s then outstanding voting securities; (b) the consummation of the sale or disposition by a Person of all or substantially all of the Person’s assets; or (c) the consummation of a merger or consolidation of a Person with any other corporation, other than a merger or consolidation which would result in the voting securities of the Person outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Person or such surviving entity or its parent outstanding immediately after such merger or consolidation.

1.6 “Closing” has the meaning set forth in Section 3.1.

1.7 “Closing Date” has the meaning set forth in Section 3.1.

1.8 “Co-Existence Agreement” has the meaning set forth in Section 3.2(c).

1.9 “Effective Date” has the meaning set forth in the Preamble.

1.10 “Encumbrance” means any lien, pledge, mortgage, security interest, option, right of first refusal, transfer restriction, collateral assignment, levy, escrow, conditional sale contract, title retention contract, indenture, or security agreement; provided, that, the definition of Encumbrance excludes the Transferred Contracts.

1.11 “Governmental Entity” means any federal, state, provincial, local, municipal, foreign or other governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

1.12 “Indemnified Party” has the meaning given to such term in Section 7.3.

1.13 “Indemnifying Party” has the meaning given to such term in Section 7.3.

1.14 “Knowledge” means the actual knowledge of Keith Grypp or Dassine Hammoudi.

1.15 “License Agreement” has the meaning given to such term in the Recitals.

1.16 “License Payment” has the meaning given to such term in Section 2.4.

1.17 “Litigation Matter Information” means all confidential information regarding the Pending Litigation Matter.

1.18 “Loss” means, subject to Section 7.5, all claims, losses, liabilities, damages, fines, penalties, interest, amounts payable as indemnity obligations, and all related costs and expenses, including legal and attorneys’ fees and disbursements.

1.19 “Pending Litigation Matter” means (i) Phat Fashions, LLC vs. Lisa L. Wright, Case No. 1:2011cv20526, Florida Southern District Court, Miami, Florida, and the subsequent appeal No. 12-11798 in the United States Court of Appeals, Eleventh Judicial Circuit and (ii) Phat Fashions, LLC vs. Lisa L. Wright, Trademark Opposition No. 91189210 filed against App. No. 77/498,589, and any investigation, prosecution, defense, negotiation, compromise or settlement relating to either of the foregoing litigation matters.

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1.20 “Person” means any corporation, partnership, joint venture, limited liability company, organization, entity, authority or natural person, including each of the Parties.

1.21 “Purchase Price” has the meaning given to such term in Section 2.3.

1.22 “Purchased Assets” means the Transferred Trademarks, the Transferred Domain Names, the Transferred Contracts and all of Seller’s rights to and under the Pending Litigation Matter and originals or copies of all of Seller’s files and documentation specifically regarding all of the foregoing assets.

1.23 “Purchaser” has the meaning given to such term in the Preamble.

1.24 “Purchaser Indemnitees” has the meaning given to such term in Section 7.1.

1.25 “Representative” means, with respect to either Party, any of such Party’s directors, officers, employees, attorneys, accountants, brokers, finders, investment bankers and other agents.

1.26 “Retained Liabilities” means any and all claims, losses, liabilities, damages, fines, penalties, interest, amounts payable as indemnity obligations, out-of-pocket costs and expenses due to third parties, and all related costs and expenses (including legal and attorneys’ fees and disbursements) relating to the Purchased Assets and arising or accruing before or in the twelve (12) months immediately after the Closing Date with respect to any actions or omissions (except for Purchaser’s actions or omissions) occurring solely before the Closing Date.

1.27 “Seller” has the meaning given to such term in the Preamble.

1.28 “Seller Indemnitees” has the meaning given to such term in Section 7.2.

1.29 “Tax” means (a) all federal, state or local taxes, charges or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, goods and services, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes and (b) all interest, penalties, fines, additions to tax or additional amounts imposed by any Tax Authority in connection with any item described in clause (a) of this Section 1.29.

1.30 “Tax Authority” means any Governmental Entity, instrumentality or employee thereof, charged with the administration of any law relating to Taxes.

1.31 “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

1.32 “Term” has the meaning given to such term in Section 8.1.

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1.33 “Transferred Contracts” means only the agreements specifically set forth on Schedule A attached hereto.

1.34 “Transferred Domain Names” means only the internet domain names specifically set forth on Schedule C attached hereto.

1.35 “Transferred Trademarks” means only the trademark registrations and applications specifically set forth on Schedule B attached hereto, including the goodwill associated directly with the Transferred Trademarks and the right to sue for past, present and future infringements thereof.

ARTICLE 2

PURCHASE AND SALE OF ASSETS

2.1 Purchase of Purchased Assets. On the terms and subject to the conditions of this Agreement, Seller hereby sells, assigns and transfers to Purchaser all of its right, title and interest in and to the Purchased Assets. Title to and ownership of the Purchased Assets shall transfer to and vest with Purchaser solely upon Seller’s receipt of the Purchase Price and the License Payment in its full amount in accordance with Sections 2.3, 2.4 and 2.5.

2.2 Assumption of Liabilities. On the terms and subject to the conditions of this Agreement, Purchaser hereby assumes and agrees to pay, perform and discharge when due any and all claims, losses, liabilities, damages, fines, penalties, interest, amounts payable as indemnity obligations, and all related costs and expenses (including legal and attorneys’ fees and disbursements) relating to the Purchased Assets and arising on or after the Closing Date with respect to any actions or omissions occurring on or after the Closing Date (collectively, the “Assumed Liabilities”).

2.3 Purchase Price. The aggregate purchase price for the Purchased Assets shall be an amount equal to FOUR MILLION AND 00/100 DOLLARS ($4,000,000.00) (the “Purchase Price”) payable as follows:

(a) FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00) (the “Deposit”) on the Effective Date payable in accordance with Section 2.5 below; and

(b) THREE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($3,500,000.00) (the “Closing Purchase Price”) on the Closing Date payable in accordance with Section 2.5 below.

2.4 License Payment. At or prior to the Closing Date, Purchaser shall pay all guaranteed minimum royalty and advertising contributions related to the 2012 royalty year for the License Agreement in the amount of TWO MILLION TWO HUNDRED THOUSAND AND 00/100 DOLLARS ($2,200,000.00) (“License Payment”) payable in accordance with Section 2.5 below.

2.5 Payment Method. The Purchase Price and the License Payment shall not be adjusted for inflation/deflation, currency, Tax, or any other reason, except as specifically set forth in Section 7.9, and each Party shall be entirely responsible for its own Taxes incurred in connection with this Agreement, including any transfer, sales, income, use, withholding, and

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registration taxes and any penalties and interest thereon. The Purchase Price and the License Payment are irrevocable and non-refundable, and Purchaser hereby acknowledges that, without limiting any indemnification obligations of Seller as required by this Agreement, Purchaser shall not be entitled to any kind of refund of the Purchase Price or the License Payment under any circumstance. Purchaser shall pay and deliver to Seller the Purchase Price and the License Payment in its full amount in cash by electronic wire transfer of immediately available funds for delivery, deposit and receipt in the following bank account (or any other bank account that Seller designates in writing):

Beneficiary Bank:
Bank Address:

Acct #	[On file with the Company]
ABA #
Beneficiary:

ARTICLE 3

CLOSING AND DELIVERIES

3.1 Closing. The consummation of the transactions contemplated hereby (the “Closing”) shall take place on a date mutually acceptable to Seller and Purchaser, provided that it shall be no later than July 15, 2012 (the “Closing Date”), at the offices of Gordon, Herlands, Randolph & Cox LLP, 355 Lexington Avenue, 10th Floor, New York, NY 10017 or such other place as agreed to by the parties.

3.2 Closing Deliveries.

(a) Payment of the Closing Purchase Price. At the Closing, Purchaser shall pay to Seller the Closing Purchase Price by wire transfer of immediately available funds in accordance with instructions provided by Seller.

(b) Payment of the License Payment. At or prior to the Closing, Purchaser shall have paid to Seller the License Payment by wire transfer of immediately available funds in accordance with instructions provided by Seller.

(c) Execution and Delivery of Co-Existence Agreement. At or prior to the Closing, Purchaser and Seller shall have executed the Co-existence Agreement in the form attached hereto as Exhibit 3.2(c) (the “Co-Existence Agreement”).

(d) Execution and Delivery of the Amended and Restated Trademark License Agreement. At or prior to the Closing, Purchaser and Seller shall have executed the Amended and Restated Trademark License Agreement in the form attached hereto as Exhibit 3.2(d) (the “Amended and Restated Trademark License Agreement”).

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ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Purchaser that the statements contained in this Article 4 are correct and complete as of the Effective Date and the Closing Date, except as noted otherwise.

4.1 Organization. Seller is a limited liability company validly existing and in good standing under the laws of its jurisdiction of formation.

4.2 Authority. Solely as of the Closing Date, the execution, delivery and performance by Seller of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary action on the part of Seller and do not and will not violate any provisions of its organizational documents. Assuming that this Agreement is a valid and binding obligation of Purchaser, this Agreement constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, or moratorium laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

4.3 Ownership. Solely as of the Closing Date, except as set forth in Schedule D, Seller (i) owns the Transferred Trademarks, free and clear of all Encumbrances, (ii) has the right to convey the Purchased Assets to Purchaser, and (iii) at the Closing shall have conveyed to Purchaser good and marketable title to the Transferred Contracts free and clear of all Encumbrances.

4.4 Non-Infringement. To Seller’s Knowledge, except as set forth in Schedule D, the use of the Transferred Trademarks as currently used by Seller in any of the countries where the Transferred Trademarks are registered does not materially infringe or misappropriate any other Person’s intellectual property rights.

4.5 Registration. To Seller’s Knowledge, except as set forth in Schedule D, all of the Transferred Trademarks are valid.

4.6 Transferred Contracts. To Seller’s Knowledge, except as set forth on Schedule A, the rights of Seller under the Transferred Contracts are valid and enforceable by Seller and will at the Closing, subject to obtaining any required consents necessary to assign the Transferred Contracts, be validly assigned to and thereupon enforceable by Purchaser, in each case enforceable in accordance with their respective terms except as such enforceability may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and by such principles of equity as may affect the availability of equitable remedies. To the Knowledge of Seller, except as set forth on Schedule A, neither Seller nor the other parties thereto are in default in any material respects (nor does any circumstance exist which, with notice, would result in such a default) under the Transferred Contracts, and, subject to obtaining any required consents necessary to assign the Transferred Contracts, the assignment by Seller of its rights thereunder to Purchaser will not violate the terms thereof.

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4.7 Pending Litigation Matter. To Seller’s Knowledge, the Pending Litigation Matter constitutes all pending litigation (excluding any administrative or agency actions, including those set forth on Schedule D) to which Seller is a party with respect to the Purchased Assets or which is threatened with respect to any of the Purchased Assets.

4.8 Absence of Conflicts and Consent Requirements. Seller’s execution and delivery of this Agreement and performance of its obligations hereunder, including the sale of the Purchased Assets hereunder, do not and will not conflict with, violate or result in any default under Seller’s certificate of incorporation or by-laws or in any default under any mortgage, indenture, agreement, instrument or other contract to which Seller is a party or by which it or its property is bound, nor will Seller’s execution and delivery of this Agreement and performance of its obligations hereunder violate any judgment, order, decree, law, statute, regulation or other judicial or governmental restriction to which Seller is subject. Other than consents necessary to assign the Transferred Contracts, Seller’s execution and delivery of this Agreement and the performance of its obligations hereunder, including the sale of the Purchased Assets, do not and will not require the consent of, or any prior filing with any governmental authority or other third party.

4.9 No Material Misstatements or Omissions. To Seller’s Knowledge, the representations and warranties of Seller in this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the representations and warranties in this Agreement materially untrue.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller that the statements contained in this Article 5 are correct and complete as of the Effective Date and the Closing Date.

5.1 Organization. Purchaser is a limited liability company validly existing and in good standing under the laws of its jurisdiction of formation.

5.2 Authority. The execution, delivery and performance by Purchaser of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary action on the part of Purchaser and do not and will not violate any provisions of its organizational documents, any applicable regulation or any contract or order binding upon it. Assuming that this Agreement is a valid and binding obligation of Seller, this Agreement constitutes a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, or moratorium laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

5.3 No Knowledge of Misrepresentations or Omissions. The Purchaser has no knowledge that the representations and warranties of the Seller in this Agreement and the Schedules attached hereto are not true and correct in all material respects, and the Purchaser has no knowledge of any material errors in, or material omissions from, any Schedule to this Agreement.

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5.4 Absence of Conflicts and Consent Requirements. Purchaser’s execution and delivery of this Agreement and performance of its obligations hereunder, including the purchase of the Purchased Assets hereunder, do not and will not conflict with, violate or result in any default under Purchaser’s articles of organization or operating agreement or in any default under any mortgage, indenture, agreement, instrument or other contract to which Purchaser is a party or by which it or its property is bound, nor will Purchaser’s execution and delivery of this Agreement and performance of its obligations hereunder violate any judgment, order, decree, law, statute, regulation or other judicial or governmental restriction to which Purchaser is subject. Purchaser’s execution and delivery of this Agreement and the performance of its obligations hereunder, including the purchase of the Purchased Assets, do not and will not require the consent of, or any prior filing with any governmental authority or other third party.

ARTICLE 6

COVENANTS

6.1 Delivery of Recordable Documents. Subject to Seller’s written confirmation that it has received the Purchase Price and the License Payment, at or after the Closing, Purchaser shall have the right to deliver to Seller, at Purchaser’s sole cost and expense, recordable assignment documents, bills of sale and other documents or instruments of conveyance and transfer (collectively “Assignment Documents”) with respect to the Purchased Assets in a form reasonably acceptable to Seller for execution by Seller, and Seller shall execute and deliver such Assignment Documents to Purchaser, which such execution and delivery shall not be unreasonably withheld, delayed or denied. Seller and Purchaser each hereby covenants and agrees with one another that at any time and from time to time it will promptly execute and deliver, at Purchaser’s sole cost and expense, such further assurances, instruments and documents (including on the part of Seller any and all bills of sale, assignments, and other documents or instruments of conveyance, as Purchaser may reasonably request, in order to vest in Purchaser title to the Purchased Assets), and take such further action, as the other may reasonably request in order to vest in Purchaser title to the Purchased Assets.

6.2 Provision of Information. From and after the Closing Date, either Party may request information and records as may reasonably be required by such Party for (a) the purpose of making any necessary tax filings and/or investigating and defending audit claims by any taxing authority; (b) accessing files and information relating to Transferred Contracts, (c) accessing files and information related trademark prosecution, use and any related files for the Transferred Trademarks, and (d) accessing files and information relating to the Transferred Domain Names, and such other Party shall use commercially reasonable efforts to provide such information or records; provided that such other Party shall not be required to provide such information or records that are protected by any legal privilege or that constitute a trade secret.

6.3 Public Announcement. After the Closing Date, the Parties will reasonably cooperate in drafting and releasing an initial public announcement regarding this Agreement, which in no event shall include the economic terms hereof.

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6.4 Pending Litigation Matter.

(a) From and after the Closing Date:

(i) Purchaser shall have exclusive authority and control over the Pending Litigation Matter, and any counter-claims or suits made in connection therewith, including by employing counsel of its own choosing or continuing to use Seller’s counsel (at Purchaser’s sole expense), and may settle or compromise, or consent to the entry of any judgment with respect to, the Pending Litigation Matter without the consent of Seller (provided such settlement, compromise or consent does not require Seller or any of its Affiliates to pay monetary damages or restrict the operation of the business of Seller or any of its Affiliates);

(ii) As soon as practicable following the Closing Date, each of Purchaser and Seller shall use its commercially reasonable efforts to replace Seller with Purchaser as the party to the Pending Litigation Matter;

(iii) Purchaser shall reasonably apprise Seller of any matters in the Pending Litigation Matter that would reasonably be likely to, in Purchaser’s reasonable judgment, materially impair any of Seller’s other assets or business;

(iv) Seller and Purchaser shall cooperate and take such measures as may be necessary to preserve any attorney-client, work-product or other privileges applicable to any Litigation Matter Information. Seller and Purchaser agree and acknowledge that Litigation Matter Information is communicated between the Parties in confidence for the purposes of securing or communicating legal advice and representation on matters as to which the Parties have a common legal interest, and therefore will be asserted to be subject to the attorney-client privilege, work product doctrine, and contractual obligations of confidentiality; and

(v) At Purchaser’s expense, Seller shall reasonably cooperate with Purchaser in connection with the conduct of the Pending Litigation Matter, including by (A) providing Purchaser and Purchaser’s counsel with reasonable access to its employees and agents for fact finding, consultation and interviews and as witnesses to provide testimony through declarations, affidavits, depositions, or at hearing or trial and to work with Purchaser and Purchaser’s counsel in preparation for such events consistent with deadlines imposed in the matters, and (B) maintaining and preserving documents and information known or as reasonably should be known to be relevant to the Pending Litigation Matter and providing Purchaser and Purchaser’s counsel with reasonable access thereto.

(b) For the avoidance of doubt, Seller shall be responsible for all costs and expenses incurred by Seller and its Affiliates prior to the Closing Date relating to the Pending Litigation Matter.

(c) Any amounts recovered prior to the Closing Date are the sole property of Seller. Any amount received by Purchaser on or after the Closing Date in connection with the disposition of the Pending Litigation Matter, whether through settlement, judgment or any other means, shall be allocated and paid as follows: first, pro rata to Seller and Purchaser based on their respective costs and expenses incurred in connection with the Pending Litigation Matter until both Seller and Purchaser have received full reimbursement for all costs and expenses incurred by both Seller and Purchaser in connection with the Pending Litigation Matter; an second, divided equally between the Parties.

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6.5 Cooperation on Tax Matters. Upon the reasonable request of the other Party, each of Seller and Purchaser shall furnish or cause to be furnished to the other Party, as promptly as practicable, such information and assistance relating to the Purchased Assets, the Retained Liabilities and the Assumed Liabilities as is reasonably necessary for the preparation and filing of any Tax Return, claim for refund or other required or optional filings relating to Tax matters, for the preparation for any Tax audit, for the preparation for any Tax protest, or for the prosecution or defense of any suit or other proceeding relating to Tax matters.

6.6 Cooperation on Receivables. Each Party acknowledges and agrees that (a) Seller is entitled to all receivables related to the Purchased Assets, whether pursuant to the Transferred Contracts or otherwise, arising prior to the Closing Date, and (b) Purchaser is entitled to all receivables related to the Purchased Assets, whether pursuant to the Transferred Contracts or otherwise, arising on or after the Closing Date. Seller agrees that, after the Closing, it shall hold and shall promptly transfer and deliver to Purchaser, from time to time as and when received by Seller, any receivables related to the Purchased Assets that Seller receives that properly belong to Purchaser. Purchaser agrees that, after the Closing, it shall hold and shall promptly transfer and deliver to Seller, from time to time as and when received by Purchaser, any receivables related to the Purchased Assets that Purchaser receives that properly belong to Seller. Upon the reasonable request of the other Party, each of Seller and Purchaser shall furnish or cause to be furnished to the other Party, as promptly as practicable, such information and assistance as is reasonably necessary to collect any accounts receivable related to the Purchased Assets.

6.7 Closing. Each of Seller and Purchaser shall use commercially reasonable efforts to have the Closing occur on or before July 15, 2012.

ARTICLE 7

INDEMNIFICATION

7.1 Indemnification by Seller. Subject to the limitations set forth in this Article 7, Seller shall indemnify, defend, and hold harmless Purchaser, Purchaser’s Affiliates and the Representatives of any of them (collectively, “Purchaser Indemnitees”) from and against any and all Losses any Purchaser Indemnitee may suffer, sustain or become subject to, as a result of, in connection with, relating to, incidental to, or by virtue of (i) Seller’s breach of any representation, warranty or covenant contained in this Agreement and any action, suit or proceeding arising out of such breach or (ii) the Retained Liabilities, including Seller’s failure to pay, perform or discharge when due any of the Retained Liabilities, and any action, suit or proceeding arising out of such Retained Liabilities.

7.2 Indemnification by Purchaser. Subject to the limitations set forth in this Article 7, Purchaser shall indemnify, defend, and hold harmless Seller, Seller’s Affiliates and the Representatives of any of the foregoing (collectively, “Seller Indemnitees”) from and against any and all Losses any Seller Indemnitee may suffer, sustain or become subject to, as a result of, in connection with, relating to, incidental to, or by virtue of (i) Purchaser’s breach of any representation, warranty or covenant contained in this Agreement and any action, suit or

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proceeding arising out of such breach or (ii) the Assumed Liabilities, including Purchaser’s failure to pay, perform or discharge when due any of the Assumed Liabilities, and any action, suit or proceeding arising out of such Assumed Liabilities.

7.3 Notice of Claims. If any Purchaser Indemnitee or Seller Indemnitee (an “Indemnified Party”) believes that it has suffered or incurred any Losses for which it is entitled to indemnification under this Article 7, such Indemnified Party shall notify the Party from whom indemnification is being claimed (the “Indemnifying Party”) with reasonable promptness and reasonable particularity. If any claim is instituted by or against a third party with respect to which any Indemnified Party intends to claim indemnification under this Article 7, such Indemnified Party shall promptly notify the Indemnifying Party of such claim. The notice provided by the Indemnified Party to the Indemnifying Party shall describe the claim (the “Asserted Liability”) in reasonable detail and shall indicate the amount (or an estimate) of the Losses that have been or may be suffered by the Indemnified Party. The failure of an Indemnified Party to give any notice required by this Section 7.3 shall not affect any of the Indemnified Party’s rights under this Article 7 or otherwise except and to the extent that such failure is materially prejudicial to the rights or obligations of the Indemnifying Party.

7.4 Opportunity to Defend Third Party Claims. If any action indemnifiable under this Article 7 is brought by a third party against any Indemnified Party, the Indemnifying Party shall be entitled: (a) to participate in such action and (b) to elect, by written notice delivered to the Indemnified Party within thirty (30) days after the Indemnifying Party’s receipt of notice of the Asserted Liability, to defend, compromise or settle such action, with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall cooperate with respect to any such participation, defense, settlement or compromise. The Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of the Indemnified Party’s counsel shall be at the sole expense of the Indemnified Party. The Indemnifying Party shall not settle or compromise any action or consent to the entry of a judgment without the written consent of the Indemnified Party (which shall not be unreasonably withheld) that: (x) does not provide for the claimant to give an unconditional release to the Indemnified Party in respect of the Asserted Liability; (y) involves relief other than monetary damages; or (z) places restrictions or conditions on the operation of the business of the Indemnified Party or any of its Affiliates. The Indemnifying Party shall not be liable for any settlement of any claim or action effected without its written consent. After payment of any Asserted Liability by the Indemnifying Party, the Indemnified Party, if requested by the Indemnifying Party, shall assign to the Indemnifying Party all rights the Indemnified Party may have against any applicable account debtor or other responsible Person in respect of the Asserted Liability. If the Indemnifying Party chooses to defend any Asserted Liability, the Indemnified Party shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

7.5 EXCLUSION OF CONSEQUENTIAL DAMAGES. NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY, UNDER ANY LEGAL OR EQUITABLE THEORY, FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL OR INDIRECT DAMAGES OF ANY KIND, INCLUDING LOSSES RELATING TO GOODWILL, DIMINUTION IN VALUE, AND ENTERPRISE VALUE, SUFFERED BY OR OTHERWISE COMPENSABLE TO THE OTHER, ARISING OUT OF, UNDER OR RELATING TO THIS AGREEMENT, WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

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7.6 Limitation of Liability. Seller shall be liable to the Purchaser Indemnitees for any Losses covered by Section 7.1(i) up to a maximum aggregate liability of Four Hundred Thousand and 00/100 Dollars ($400,000.00). For avoidance of doubt, Seller shall be liable to the Purchaser Indemnitees for any and all Losses covered by Section 7.1(ii) without any limitation as to the maximum aggregate liability. Purchaser shall be liable to the Seller Indemnitees for any Losses covered by Section 7.2(i) up to a maximum aggregate liability of Four Hundred Thousand and 00/100 Dollars ($400,000.00). For avoidance of doubt, Purchaser shall be liable to the Seller Indemnitees for any and all Losses covered by Section 7.2(ii) without any limitation as to the maximum aggregate liability. The provisions of this Article 7 shall survive Closing and shall be the sole and exclusive remedy available to the Seller Indemnitees and the Purchaser Indemnitees after the Closing Date for any breach of any representation or warranty contained in this Agreement and any action, suit or proceeding arising out of such breach.

7.7 Effect of Insurance. The amount of any Losses for which indemnification is provided under this Article 7 shall be reduced by the insurance proceeds received and any other amount, if any, recovered from third parties by the Indemnified Party (or its Affiliates) with respect to any Losses. If any Indemnified Party shall have received any indemnification payment pursuant to this Article 7 with respect to any Loss, such Indemnified Party shall, upon written request by the Indemnifying Party, assign to such Indemnifying Party (to the extent of the indemnification payment) any claim which such Indemnified Party may have under any applicable insurance policy which provides coverage for such Loss to the extent of such indemnification payment. Such Indemnified Party shall reasonably cooperate (at the expense of the Indemnifying Party) to collect under such insurance policy. If any Indemnified Party shall have received any payment pursuant to this Article 7 with respect to any Loss and has or shall subsequently have received insurance proceeds or other amounts with respect to such Loss, then such Indemnified Party shall promptly pay to the Indemnifying Party the amount so recovered (after deducting the amount of the expenses incurred by it in procuring such recovery), but not in excess of the amount previously so paid by the Indemnifying Party.

7.8 No Additional Representations or Warranties. THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT ARE THE ONLY REPRESENTATIONS OR WARRANTIES GIVEN BY THE PARTIES. PURCHASER HEREBY ACKNOWLEDGES THAT, PRIOR TO THE CLOSING DATE, IT WILL HAVE CONDUCTED, OR HAD THE OPPORTUNITY TO CONDUCT, ITS OWN INSPECTION AND INVESTIGATION OF THE PURCHASED ASSETS AND, EXCEPT WITH RESPECT TO THE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT, IS PURCHASING THE PURCHASED ASSETS ON AN “AS-IS, WHERE-IS, WITH ALL FAULTS” BASIS WITH NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITH RESPECT TO VALIDITY, ENFORCEABILITY, USEFULNESS, INFRINGEMENT, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE.

7.9 Purchase Price Adjustments. To the extent permitted by law, any amounts payable under this Article 7 shall be treated by the Parties as an adjustment to the Purchase Price.

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ARTICLE 8

TERM

8.1 Termination: This Agreement may be terminated at any time prior to the Closing Date:

(a) by Seller, if the Closing shall not have occurred by July 15, 2012; provided, however, that such date may be extended by Seller and Purchaser upon mutual agreement;

(b) by Seller, if Purchaser shall have materially breached any of its representations, warranties, covenants or agreements contained in this Agreement, which breach cannot be or has not been cured within ten (10) Business Days after the giving of written notice by Seller to Purchaser specifying such breach;

(c) by Purchaser, if Seller shall have materially breached any of its representations, warranties, covenants or agreements contained in this Agreement, which breach cannot be or has not been cured within ten (10) Business Days after the giving of written notice by Purchaser to Seller specifying such breach; or

(d) by the mutual written consent of Seller and Purchaser.

8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of either Party; provided, however, that in the event this Agreement is terminated (other than pursuant to Section 8.1(c)), then in addition to whatever other rights Seller may have against Purchaser, Seller shall be entitled to retain the Deposit and all interest thereon. In the event of termination of this Agreement pursuant to Section 8.1(c) or Section 8.1(d), and provided that Purchaser is not then in breach of Purchaser’s obligations hereunder or Purchaser’s obligations under the License Agreement, Seller will apply the Deposit to any outstanding or future amounts due to Seller under the License Agreement. The application of the Deposit to current or future amounts owed under the License Agreement by Seller shall be Purchaser’s sole remedy in the event of a breach of Seller’s obligation hereunder.

8.3 Term. Notwithstanding anything to the contrary in this Agreement, Article 4 and Article 5 of this Agreement (including for the avoidance of doubt, any indemnification obligations set forth in Article 7 with respect to Article 4 and Article 5 of this Agreement) shall expire on the date that is twelve (12) months following the Effective Date (the “Term”). For the avoidance of doubt, nothing in this Section 8.3 shall affect either Party’s indemnification obligations for Retained Liabilities or Purchaser’s indemnification obligations for Assumed Liabilities, which shall remain in effect for the applicable limitations period under applicable law.

ARTICLE 9

MISCELLANEOUS

9.1 Entire Agreement. This Agreement and schedules attached hereto set forth the entire agreement among the Parties as it relates to the subject matter hereof, and such document

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replaces, supersedes and nullifies any and all prior agreements, drafts, statements, promises, proposals, representations, understandings and negotiations, written or not, relating to the same (but not, for the avoidance of doubt, any agreements between the Parties entered into simultaneously with or pursuant to this Agreement). Prior drafts of this Agreement shall not be admissible or construed as evidence regarding the intent of the Parties.

9.2 Amendment; Waiver. No modification, amendment, supplement to or waiver of any provision of this Agreement will be binding upon the Parties unless made in a writing signed by both Parties. A failure of a Party to exercise any right provided for herein shall not be deemed to be a waiver of any right hereunder.

9.3 No Further Actions. Except as specifically provided for in this Agreement, nothing herein shall require either Party, after the Closing Date, to deliver any further instruments or documents or take any further action with respect to this Agreement or the subject matter hereof.

9.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law) as to all matters.

9.5 Arbitration. Any dispute arising under, or related to, this Agreement that cannot be resolved by the Parties internally shall be submitted by the Parties to binding arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules. The arbitration shall be heard and determined by a panel of three (3) arbitrators, each of whom shall be a disinterested attorney having experience and familiarity with asset sales. Each Party shall choose one (1) arbitrator, with the third arbitrator chosen by agreement of the two (2) arbitrators chosen by the Parties. In the event the two (2) arbitrators chosen by the Parties cannot agree on a third arbitrator, such third arbitrator shall be selected by the American Arbitration Association. The decision of a majority of the arbitrators shall be final and binding on the Parties. The arbitration proceeding shall occur in New York, New York. Each Party shall bear its own costs relating to such arbitration, and the Parties shall equally share the arbitrators’ fees and expenses. The arbitration and all related proceedings and discovery shall take place pursuant to a protective order entered by the arbitrators that adequately protects the confidential nature of the Parties’ respective confidential information. In no event shall any arbitration award provide a remedy beyond those permitted under this Agreement, and any award providing a remedy beyond those permitted under this Agreement shall not be confirmed, no presumption of validity shall attach, and such award shall be vacated. In the event either Party attempts to challenge the final or binding nature of the arbitration panel, the Parties each agree, without admitting that any such challenge is permissible or otherwise has merit, that the exclusive venue for any such challenge shall be in the U.S. federal district courts located in the State of New York as a court of first instance. The Parties each agree to the exclusive jurisdiction of such courts with respect to any such claim, and waive personal service of any and all process upon them, and consent that all services of process be made by registered mail, directed to them at their address as set forth in Section 9.10, and service so made shall be deemed to be completed when deemed received as provided in Section 9.10. The Parties each waive any objection based on forum non conveniens and waive any objection to venue of any action instituted hereunder. Nothing in this Section 9.5 shall affect the right of the Parties to serve legal process in any other manner permitted by law or to file to enforce any judgment against another Party or Person in any jurisdiction where such Party or Person has assets.

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9.6 Assignment; Binding Nature. This Agreement may not be assigned by Purchaser without Seller’s prior written consent, which shall not be unreasonably withheld. This Agreement may be assigned by Seller without Purchaser’s prior written consent in connection with a Change in Control of Seller, to an Affiliate of Seller, or to a lender for purposes of collateral security. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

9.7 No Third Party Beneficiaries. Except with respect to Article 7, this Agreement is solely for the benefit of the Parties hereto and no provision of this Agreement shall be deemed to confer upon any third Person any rights, remedies, claims or causes of action.

9.8 Interpretation; Construction. The definitions in Article 1 shall apply equally to both the singular and plural forms of the terms defined. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “but not limited to.” The article and section headings contained in this Agreement are for convenience of reference only and shall not serve to limit, expand or interpret the articles and sections to which they apply, and shall not be deemed to be a part of this Agreement. Words such as “herein”, “hereof”, “hereto”, and “hereunder” refer to this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises this Agreement shall be construed as if jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring a Party by virtue of the authorship of any provision of this Agreement.

9.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transaction herein is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order than the transaction herein is consummated as originally contemplated to the greatest extent possible.

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9.10 Notices. All notices, requests, demands and other communications permitted or required to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed conclusively to have been given (i) when personally delivered, (ii) when sent by facsimile (with hard copy to follow) during a business Day (or on the next Business Day if sent after the close of normal business hours or on any non-Business Day), (iii) when sent by electronic mail (with hard copy to follow) during a Business Day (or on the next Business Day if sent after the close of normal business hours or on any non-Business Day), (iv) one (1) Business Day after being sent by reputable overnight express courier (charges prepaid), or (v) three (3) Business Days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, requests, demands and communications to the Parties shall be sent to the addresses indicated below:

To Seller:	To Purchaser:

Phat Fashions, LLC	Phat Farm Holding Company LLC
600 Kellwood Parkway	1400 Broadway, Suite 1405
Chesterfield, MO 63017	New York, NY 10018
Attn: Keith A. Grypp	Attn: Anthony LoConte
Facsimile: (314) 576-3388	Facsimile: 212-386-7660
Email: keith.grypp@kellwood.com	Email: tonylo@alsusa.com

With a simultaneous copy, which shall not constitute notice, to:

	Kirkland & Ellis LLP	Gordon, Herlands,
Randolph & Cox LLP
	300 North LaSalle	355 Lexington Avenue
	Chicago, IL 60654	New York, New York 10017
	Attn: Douglas C. Gessner, P.C.	Attn: William H. Cox
and Jeremy S. Liss
	Facsimile: (312) 862-2200	Facsimile: 212-983-0772
Email:	douglas.gessner@kirkland.com,	Email: wcox@gordonherlands.com
	jeremy.liss@kirkland.com	and

Anthony Siniscalchi, CPA
A. Uzzo & Company, C.P.A.’s, P.C.
287 Bowman Avenue
Purchase, NY 10577
Facsimile: (914) 694-9017
Email: asiniscalchi@auzzo.com

9.11 Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same document. This Agreement may also be executed by facsimile or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail. If a Party signs this Agreement and then transmits an electronic facsimile of the signature page to any other Party, that Party who receives the transmission may rely upon the electronic facsimile as a signed original of this Agreement.

9.12 Expenses. All costs of transferring the Purchased Assets in accordance with this Agreement, including recordation, transfer, and documentary taxes and fees, and any other taxes (other than taxes on Seller’s income), shall be paid by Purchaser. Except as otherwise provided in this Agreement, each of Seller and Purchaser shall bear its own expenses, including attorneys’ fees, incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transaction contemplated hereby.

9.13 No Brokers. Seller and Purchaser represent and warrant that no broker or finder has been involved or engaged by it in connection with this Agreement, and each hereby agree to

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indemnify and save harmless the other from and against any and all broker’s or finder’s fees, commissions or similar charges incurred or alleged to have been incurred by the indemnifying Party in connection with this Agreement and any and all loss, liability, cost or expense (including reasonable attorneys’ fees) arising out of any claim that the Indemnifying Party incurred any such fees, commissions or charges.

*  *  *  *  *

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IN WITNESS WHEREOF, the Parties hereto have caused this Purchase Agreement to be executed and delivered by their respective duly authorized representatives as of the Effective Date.

PHAT FASHIONS, LLC		PHAT FARM HOLDING COMPANY LLC

By	/s/ Michael M. Saunden	By

Name:	MICHAEL M. SAUNDEN	Name:

Its:	SVP AND COO	Its:

Date:	6/20/12	Date:

[Signature page to Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Purchase Agreement to be executed and delivered by their respective duly authorized representatives as of the Effective Date.

PHAT FASHIONS, LLC	PHAT FARM HOLDING COMPANY LLC

By	By	/s/ ANTHONY LOCONTE

Name:	Name:	ANTHONY LOCONTE

Its:	Its:	PRESIDENT

Date:	Date:	JUNE 19, 2012

[Signature page to Purchase Agreement]

Schedule A

[On file with the Company]

Schedule B

Transferred Trademarks

US Registrations and Applications

Trademark	Owner	Status in Trademark Office	Federal Registration Number	Registration Date	International Class

	Phat Fashions LLC	Registered	2,272,180	8/24/1999	25

	Phat Fashions LLC	Registered (Virginia)	2658	11/6/2002	25

	Phat Fashions LLC	Registered	3,759,363	3/9/2010	21

	Phat Fashions LLC	Registered	3,690,698	9/29/2009	25

	Phat Fashions LLC	Registered	3,451,492	6/17/2008	25

	Phat Fashions LLC	Registered	3,438,436	5/27/2008	25

Phat Fashions LLC	Registered	2,528,508	1/8/2002	25

Phat Fashions LLC	Registered	2,802,598	1/6/2004	18

Phat Fashions LLC	Registered (Virginia)	2656	10/28/2002	25

Phat Fashions LLC	Registered	3,823,257	7/20/2010	24

Phat Fashions LLC	Registered	3,759,362	3/9/2010	21

Phat Fashions LLC	Registered	3,812,223	6/29/2010	24

Phat Fashions LLC	Registered	3,085,753	4/25/2006	25

Phat Fashions LLC	Registered	2,600,979	7/30/2002	25

	Phat Fashions LLC	Registered	3,021,315	11/29/2005	18

PHAT CLASSICS	Phat Fashions LLC	Registered	3,640,322	6/15/2009	25

PHAT FARM	Phat Fashions LLC	Registered	3,861,131	10/12/2010]	24

PHAT FARM	Phat Fashions LLC	Registered	3,256,767	6/26/2007	16

PHAT FARM	Phat Fashions LLC	Registered	3,181,284	12/5/2006	6

PHAT FARM	Phat Fashions LLC	Registered (Virginia)	2651	10/28/2002	25

PHAT FARM	Phat Fashions LLC	Registered	1,809,325	12/7/1993	25

PHAT FARM	Phat Fashions LLC	Registered	2,415,455	12/26/2000	18, 25

PHAT FARM	Phat Fashions LLC	Registered	2,867,117	7/27/2004	9

PHAT FARM	Phat Fashions LLC	Registered	3,013,536	11/8/2005	25

	Phat Fashions LLC	Registered	2,552,152	3/26/2002	25

	Phat Fashions LLC	Registered	2,551,715	3/26/2002	25

	Phat Fashions LLC	Registered (Virginia)	2652	10/28/2002	25

	Phat Fashions LLC	Registered	3,184,177	12/12/2006	25

	Phat Fashions LLC	Registered	4,006,503	8/2/2011	25

	Phat Fashions LLC	Pending	[s/n 77/479,992]	[filed 5/21/2008	9

	Phat Fashions LLC	Pending	[s/n 77/479,984]	[filed 5/21/2008]	18

	Phat Fashions LLC	Registered	3,716,230	11/24/2009	18

	Phat Fashions LLC	Registered	3,693,597	10/6/2009	25

PHAT THREADS	Phat Fashions LLC	Registered	1,819,997	2/8/1994	25

	Phat Fashions LLC	Registered	2,610,656	8/20/2002	3

	Phat Fashions LLC	Registered	3,018,211	11/22/2005	9

	Phat Fashions LLC	Registered	3,018,212	11/22/2005	9

PHAT FARM	Phat Fashions LLC	Registered	3,730,098	12/22/2009	3

PHAT FARM	Phat Fashions LLC	Registered	3,220,371	3/20/2007	9

	Phat Fashions LLC	Registered	3,116,645	7/18/2006	9

Foreign Registrations and Applications

Trademark	Owner	Country	Status in Trademark Office	Federal Registration Number	Registration Date	International Class

PHAT FARM	Phat Fashions LLC	Argentina	Pending	[s/n 3,042,402]	[filed 10/29/2010]	25

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Australia	Registered	866004	2/14/2001	25

PHAT FARM	Phat Fashions LLC	Australia	Registered	1,066,409	7/11/2005	25

	Phat Fashions LLC	Australia	Registered	1,064,767	7/13/2005	25

PHAT FARM	Phat Fashions LLC	Bahrain	Registered	44078	4/10/2005	18

PHAT FARM	Phat Fashions LLC	Bahrain	Registered	44079	4/10/2005	25

PHAT FARM	Phat Fashions LLC	Benelux	Renewed	619587	11/3/1997	18, 25

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Bolivia	Pending	[s/n 14480]	[filed 11/9/1999]	25

PHAT FARM	Phat Fashions LLC	Bolivia	Registered	87438-C	7/18/2002	25

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Brazil	Registered	822.460.181	12/13/2005	25

PHAT FARM	Phat Fashions LLC	Brazil	Pending (Suspended)	[s/n 821.346.300]	1/11/1999	25

	Phat Fashions LLC	Bulgaria	Registered	62248	12/3/2007	25

PHAT FARM	Phat Fashions LLC	Bulgaria	Registered	76817	5/17/2011	25

	Phat Fashions LLC	Bulgaria	Registered	76818	5/17/2011	25

	Phat Fashions LLC	Bulgaria	Registered	000447756	5/10/2003	25

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Canada	Registered	586083	7/29/2003	25

	Phat Fashions LLC	Canada	Registered	585254	7/15/2003	18, 25

	Phat Fashions LLC	Canada	Registered	761110	3/9/2010	25

	Phat Fashions LLC	Canada	Registered	635879	3/22/2005	18, 25

PHAT CLASSICS	Phat Fashions LLC	Canada	Pending	[s/n 1,379,625]	[filed 1/17/2008]	25

PHAT FARM	Phat Fashions LLC	Canada	Registered	536709	11/6/2000	18, 25

	Phat Fashions LLC	Canada	Registered	578514	3/28/2003	25

	Phat Fashions LLC	Canada	Registered	571500	11/29/2002	18

	Phat Fashions LLC	Canada	Registered	578443	3/27/2003	25

	Phat Fashions LLC	Canada	Registered	578524	3/28/2003	18, 25

PHAT FARM	Phat Fashions LLC	Chile	Registered	879693	1/18/2000	25

	Phat Fashions LLC	China (Peoples’ Republic)	Registered	4,924,863	5/21/2009	25

	Phat Fashions LLC	China (Peoples’ Republic)	Registered	6,943,682	8/28/2010	09

	Phat Fashions LLC	China (Peoples’ Republic)	Registered	6,943,683	8/28/2010	18

	Phat Fashions LLC	China (Peoples’ Republic)	Pending	[s/n 6,943,684]	[filed 9/8/2008]	25

	Phat Fashions LLC	China (Peoples’ Republic)	Registered	6,943,685	8/28/2010	35

	Phat Fashions LLC	China (Peoples’ Republic)	Pending	[s/n 4,924,856]	[filed 9/30/2005]	25

	Phat Fashions LLC	China (Peoples’ Republic)	Registered	4,924,864	5/21/2009	25

	Phat Fashions LLC	China (Peoples’ Republic)	Registered	4,924,865	5/14/2009	25

PHAT CLASSICS	Phat Fashions LLC	China (Peoples’ Republic)	Registered	6,515,514	1/7/2010	25

PHAT FARM	Phat Fashions LLC	China (Peoples’ Republic)	Registered	4,681,384	1/28/2009	35

PHAT FARM	Phat Fashions LLC	China (Peoples’ Republic)	Registered	1,310,594	9/7/1999	18

PHAT FARM	Phat Fashions LLC	China (Peoples’ Republic)	Registered	1,305,776	8/21/1999	25

	Phat Fashions LLC	China (Peoples’ Republic)	Registered	1,684,551	12/21/2001	18

	Phat Fashions LLC	China (Peoples’ Republic)	Registered	1,660,889	11/7/2001	25

	Phat Fashions LLC	China (Peoples’ Republic)	Registered	1,668,145	11/21/2001	25

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Colombia	Registered	259761	11/15/2002	25

PHAT FARM	Phat Fashions LLC	Colombia	Registered	225901	4/13/2000	25

PHAT FARM	Phat Fashions LLC	Cyprus, Republic	Pending	[s/n 71303]	[filed 4/14/2005]	18

PHAT FARM	Phat Fashions LLC	Cyprus, Republic of	Pending	[s/n 71304]	[filed 4/14/2005]	25

PHAT FARM	Phat Fashions LLC	Denmark	Registered	3388/99	9/15/1999	18, 25

PHAT FARM	Phat Fashions LLC	Dominican Republic	Registered	107842	10/30/1999	25

PHAT FARM	Phat Fashions LLC	Dominican Republic	Registered	107838	10/30/1999	25

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Ecuador	Registered	4070-00	6/29/2000	25

PHAT FARM	Phat Fashions LLC	Ecuador	Registered	3432-00	6/26/2000	25

PHAT FARM	Phat Fashions LLC	Egypt	Pending	[s/n 201587]	[filed 5/23/2007]	18

PHAT FARM	Phat Fashions LLC	Egypt	Registered	201588	10/13/2009	25

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	El Salvador	Registered	89 Book 137	8/21/2001	25

PHAT FARM	Phat Fashions LLC	El Salvador	Registered	50 Book 130	5/14/2001	25

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	European Community	Registered	1,396,365	6/29/2001	09, 18, 25

	Phat Fashions LLC	European Community	Registered	004643417	8/2/2007	09, 18, 25

	Phat Fashions LLC	European Community	Registered	005264569	8/2/2007	25

	Phat Fashions LLC	European Community	Registered	004643433	3/2/2007	09, 18, 25

	Phat Fashions LLC	European Community	Registered	004643326	3/2/2007	09, 18, 25

	Phat Fashions LLC	European Community	Registered	004643292	4/17/2009	09, 18, 25

PHAT CLASSICS	Phat Fashions LLC	European Community	Registered	006584049	1/20/2009	25

PHAT FARM	Phat Fashions LLC	European Community	Registered	004479523	9/25/2006	35

PHAT FARM	Phat Fashions LLC	European Community	Registered	881482	10/19/1999	09, 18, 25

PHAT FARM	Phat Fashions LLC	France	Registered	97/702,680	11/4/1997	18, 25

PHAT FARM	Phat Fashions LLC	Germany	Registered	396.55.627	4/30/1997	24, 25, 28

	Phat Fashions LLC	Germany	Registered	300.73.335	7/11/2001	18, 25

PHAT FARM	Phat Fashions LLC	Guatemala	Registered	104677	6/5/2000	25

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Honduras	Registered	79271	10/12/2000	25

PHAT FARM	Phat Fashions LLC	Honduras	Registered	77400	6/14/2000	25

	Phat Fashions LLC	Hong Kong	Registered	300497908	9/20/2005	25

	Phat Fashions LLC	Hong Kong	Registered	300497917	9/20/2005	25

	Phat Fashions LLC	Hong Kong	Registered	300497926	9/20/2005	25

	Phat Fashions LLC	Hong Kong	Registered	300497890	9/20/2005	25

	Phat Fashions LLC	Hong Kong	Registered	3780/2002	9/22/2000	25

	Phat Fashions LLC	Hong Kong	Registered	4218/2001	9/22/2000	18

	Phat Fashions LLC	Hong Kong	Registered	6286/2002	9/22/2000	25

PHAT FARM	Phat Fashions LLC	India	Registered	1,275,910	3/29/2008	25

	Phat Fashions LLC	Japan	Registered	4980466	8/18/2006	25

	Phat Fashions LLC	Japan	Registered	4980465	8/18/2006	25

	Phat Fashions LLC	Japan	Registered	4980467	8/18/2006	25

	Phat Fashions LLC	Japan	Registered	4980464	8/18/2006	25

PHAT CLASSICS	Phat Fashions LLC	Japan	Registered	5199837	1/23/2009	25

PHAT FARM	Phat Fashions LLC	Japan	Registered	4660257	4/4/2003	03, 14, 18

PHAT FARM	Phat Fashions LLC	Japan	Renewed	3234428	12/25/1996	25

	Phat Fashions LLC	Japan	Registered	4510370	9/28/2001	25

	Phat Fashions LLC	Japan	Registered	4510371	9/28/2001	25

PHAT FARM	Phat Fashions LLC	Jordan	Registered	91566	4/10/2007	25

PHAT FARM	Phat Fashions LLC	Jordan	Registered	91565	4/10/2007	18

PHAT FARM	Phat Fashions LLC	Korea, Republic of	Registered	4581800000	07/02/2010	25

	Phat Fashions LLC	Korea, Republic of	Registered	40-0729668	11/30/2007	18, 25

	Phat Fashions LLC	Korea, Republic of	Registered	40-714764	6/26/2007	25

PHAT CLASSICS	Phat Fashions LLC	Korea, Republic of	Registered	790305	5/28/2009	25

PHAT FARM	Phat Fashions LLC	Korea, Republic of	Registered	0458180	11/8/1999	25

	Phat Fashions LLC	Korea, Republic of	Registered	503491	10/11/2001	18

	Phat Fashions LLC	Korea, Republic of	Registered	522951	6/14/2002	25

	Phat Fashions LLC	Korea, Republic of	Registered	522952	6/14/2002	25

PHAT FARM	Phat Fashions LLC	Kuwait	Registered	59465	7/16/2005	35

PHAT FARM	Phat Fashions LLC	Kuwait	Registered	59256	5/28/2005	25

PHAT FARM	Phat Fashions LLC	Kuwait	Registered	58935	5/28/2005	18

PHAT FARM	Phat Fashions LLC	Lebanon	Registered	110637	4/17/2007	18, 25

	Phat Fashions LLC	Macao	Registered	19200	2/9/2006	25

	Phat Fashions LLC	Macao	Registered	19201	2/9/2006	25

	Phat Fashions LLC	Macao	Registered	19199	2/9/2006	25

	Phat Fashions LLC	Macao	Registered	19198	2/9/2006	25

PHAT FARM	Phat Fashions LLC	Macao	Registered	19196	2/9/2006	25

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Mexico	Registered	649991	11/16/1999	25

	Phat Fashions LLC	Mexico	Registered	714315	4/4/2001	25

PHAT FARM	Phat Fashions LLC	Mexico	Renewed	618088	7/9/1998	25

	Phat Fashions LLC	Mexico	Registered	689044	9/22/2000	25

	Phat Fashions LLC	Mexico	Registered	702461	9/22/2000	25

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	New Zealand	Renewed	602615	8/13/1999	25

PHAT FARM	Phat Fashions LLC	New Zealand	Registered	297099	8/24/1998	25

	Phat Fashions LLC	New Zealand	Registered	623829	9/22/2000	18

	Phat Fashions LLC	New Zealand	Registered	623830	9/22/2000	25

	Phat Fashions LLC	New Zealand	Registered	623831	9/22/2000	25

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Nicaragua	Registered	46855 C.C.	2/1/2001	25

PHAT FARM	Phat Fashions LLC	Nicaragua	Registered	46048 C.C.	1/5/2001	25

	Phat Fashions LLC	Norway	Registered	237046	1/2/2007	25

PHAT FARM	Phat Fashions LLC	Norway	Registered	202430	1/2/2007	25

	Phat Fashions LLC	Norway	Registered	237044	1/2/2007	25

PHAT FARM	Phat Fashions LLC	Oman	Registered	43812	11/11/2007	18

PHAT FARM	Phat Fashions LLC	Oman	Registered	43813	1/30/2008	25

PHAT FARM	Phat Fashions LLC	Panama	Registered	120122	3/20/2002	25

	Phat Fashions LLC	Panama	Registered	112698	1/31/2001	18

	Phat Fashions LLC	Panama	Registered	112699	1/31/2001	25

	Phat Fashions LLC	Panama	Registered	112700	1/31/2001	25

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Paraguay	Registered	228175	8/31/2000	25

PHAT FARM	Phat Fashions LLC	Paraguay	Registered	222338	2/7/2000	25

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Peru	Registered	66163	7/31/2000	25

PHAT FARM	Phat Fashions LLC	Peru	Registered	058266	10/15/1999	25

	Phat Fashions LLC	Philippines	Registered	42003009309	11/22/2007	25

PHAT FARM	Phat Fashions LLC	Qatar	Pending (Published)	[s/n 44404]	[filed 4/25/2007]	18

PHAT FARM	Phat Fashions LLC	Qatar	Pending (Published)	[s/n 44405]	[filed 4/25/2007]	25

	Phat Fashions LLC	Romania	Registered	074175	1/11/2006	25

PHAT FARM	Phat Fashions LLC	Romania	Registered	074173	1/11/2006	25

	Phat Fashions LLC	Romania	Registered	074174	1/11/2006	25

	Phat Fashions LLC	Russian Federation	Registered	322296	3/12/2007	25

PHAT FARM	Phat Fashions LLC	Russian Federation	Registered	321364	2/19/2007	25

	Phat Fashions LLC	Russian Federation	Registered	321363	3/7/2007	25

PHAT FARM	Phat Fashions LLC	Saudi Arabia	Registered	996/76	6/19/2008	18

PHAT FARM	Phat Fashions LLC	Saudi Arabia	Pending	[s/n 109454]	[filed 9/18/2006]

	Phat Fashions LLC	South Africa	Registered	2004/01934	8/19/2008	18

	Phat Fashions LLC	South Africa	Registered	2004/01932	8/25/2008	09

	Phat Fashions LLC	South Africa	Registered	2004/01935	8/25/2008	25

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	South Africa	Registered	2004/01914	8/4/2008	18

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	South Africa	Registered	2004/01912	8/4/2008	09

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	South Africa	Registered	2004/01915	8/4/2008	25

	Phat Fashions LLC	South Africa	Registered	2004/01920	8/13/2008	25

	Phat Fashions LLC	South Africa	Registered	2004/01919	8/19/2008	18

	Phat Fashions LLC	South Africa	Registered	2004/01917	8/26/2008	09

	Phat Fashions LLC	South Africa	Registered	2006/20283	11/19/2009	25

	Phat Fashions LLC	South Africa	Registered	2004/01922	8/13/2008	09

	Phat Fashions LLC	South Africa	Registered	2004/01925	8/25/2008	25

	Phat Fashions LLC	South Africa	Registered	2004/01924	8/19/2008	18

	Phat Fashions LLC	South Africa	Registered	2004/01927	8/19/2008	09

	Phat Fashions LLC	South Africa	Registered	2004/01929	8/19/2008	18

	Phat Fashions LLC	South Africa	Registered	2004/01930	8/25/2008	25

PHAT FARM	Phat Fashions LLC	South Africa	Pending	[s/n 2004/01904]	[filed 2/11/2004]	18

PHAT FARM	Phat Fashions LLC	South Africa	Pending	[s/n 2004/01902]	[filed 2/11/2004]	09

PHAT FARM	Phat Fashions LLC	South Africa	Pending	[s/n 2004/01905]	[filed 2/11/2004]	25

	Phat Fashions LLC	South Africa	Registered	2004/01937	12/2/2008	09

	Phat Fashions LLC	South Africa	Registered	2004/01939	12/18/2008	18

	Phat Fashions LLC	South Africa	Registered	2004/01940	2/11/2004	25

PHAT FARM	Phat Fashions LLC	Sweden	Registered	331746	6/28/1999	18, 25

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Switzerland	Registered	473.602	11/26/1999	25

	Phat Fashions LLC	Switzerland	Registered	543.073	2/23/2006	25

PHAT FARM	Phat Fashions LLC	Switzerland	Renewed	452.818	1/7/1998	18, 25

	Phat Fashions LLC	Taiwan	Registered	1252966	3/1/2007	25

	Phat Fashions LLC	Taiwan	Registered	1252968	3/1/2007	25

	Phat Fashions LLC	Taiwan	Registered	1252967	3/1/2007	25

PHAT CLASSICS	Phat Fashions LLC	Taiwan	Registered	1335278	11/1/2008	25

PHAT FARM	Phat Fashions LLC	Taiwan	Registered	1207765	5/1/2006	25

	Phat Fashions LLC	Taiwan	Registered	976977	12/16/2001	18

	Phat Fashions LLC	Taiwan	Registered	961537	9/16/2001	25

	Phat Fashions LLC	Taiwan	Registered	974471	9/15/2001	25

PHAT FARM	Phat Fashions LLC	Thailand	Registered	179319	4/22/2002	25

	Phat Fashions LLC	Turkey	Registered	2006/10383	1/18/2006	25

PHAT FARM	Phat Fashions LLC	Turkey	Registered	2005/08322	3/11/2005	18, 25, 28

PHAT FARM	Phat Fashions LLC	Turkey	Registered	2002/14794	6/17/2002	03, 14, 18, 25

	Phat Fashions LLC	Turkey	Registered	2006/01499	1/19/2006	25

	Phat Fashions LLC	United Arab Emirates	Registered	84617	10/3/2007	25

PHAT CLASSICS	Phat Fashions LLC	United Arab Emirates	Pending	[s/n 105511]	[filed 1/17/2008]	25

PHAT FARM	Phat Fashions LLC	United Arab Emirates	Registered	81909	5/24/2007	35

PHAT FARM	Phat Fashions LLC	United Arab Emirates	Registered	58640	3/14/2006	18

PHAT FARM	Phat Fashions LLC	United Arab Emirates	Pending (Opposed)	[s/n 68628]	[filed 4/10/2005]	25

PHAT FARM	Phat Fashions LLC	United Kingdom	Renewed	2150235	10/31/1997	18, 25

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Uruguay	Registered	318.577	6/27/2000	25

PHAT FARM	Phat Fashions LLC	Uruguay	Registered	314.449	2/16/2000	25

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Venezuela	Registered	P-224.647	9/5/2000	25

PHAT FARM	Phat Fashions LLC	Venezuela	Registered	P-218.439	2/25/2000	25

	Phat Fashions LLC	Venezuela	Registered	[s/n 18151/02]	11/10/2011	25

	Phat Fashions LLC	Canada	Registered	703855	12/27/2007	03

PHAT FARM	Phat Fashions LLC	Canada	Registered	703853	12/27/2007	03

PHAT FARM	Phat Fashions LLC	Japan	Registered	4660257	4/4/2003	03, 14, 18

PHAT FARM	Phat Fashions LLC	Mexico	Registered	712288	3/19/2001	03

	Phat Fashions LLC	Mexico	Registered	869872	2/25/2005	03

	Phat Fashions LLC	South Africa	Registered	2004/01931	8/25/2008	03

	Phat Fashions LLC	South Africa	Registered	2004/01933	8/25/2008	14

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	South Africa	Registered	2004/01913	8/4/2008	14

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	South Africa	Registered	2004/01911	8/4/2008	03

	Phat Fashions LLC	South Africa	Registered	2004/01918	8/13/2008	14

	Phat Fashions LLC	South Africa	Registered	2004/01916	8/4/2008	03

	Phat Fashions LLC	South Africa	Registered	2004/01921	8/19/2008	03

	Phat Fashions LLC	South Africa	Registered	2004/01923	8/19/2008	14

	Phat Fashions LLC	South Africa	Registered	2004/01926	8/19/2008	03

	Phat Fashions LLC	South Africa	Registered	2004/01928	8/19/2008	14

PHAT FARM	Phat Fashions LLC	South Africa	Pending	[s/n 2004/01901]	[filed 2/11/2004]	03

PHAT FARM	Phat Fashions LLC	South Africa	Pending	[s/n 2004/01903]	[filed 2/11/2004]	14

	Phat Fashions LLC	South Africa	Registered	2004/01936	12/18/2008	03

	Phat Fashions LLC	South Africa	Registered	2004/01938	12/2/2008	14

PHAT FARM	Phat Fashions LLC	Turkey	Registered	2002/14794	6/17/2002	03, 14, 18, 25

Schedule C

Transferred Domain Names

wwwphatfarm.biz

wwwphatfarm.cc

wwwphatfarm.info

wwwphatfarm.net

wwwphatfarm.tv

wwwphatfarm.ws

thephatfarm.com

thephatfarm.net

thephatfarm.org

satfarm.com

premiumbyphatfarm.biz

premiumbyphatfarm.com

premiumbyphatfarm.info

premiumbyphatfarm.net

premiumbyphatfarm.org

pjatfarm.com

phatferm.com

phatpharm.net

phatpharm.org

phatfamr.com

phatfarm.biz

phat-farm.biz

phatfarm.com

phatfarm.hk

phatfarm.info

phat-farm.info

phatfarm.net

phatfarm.org

phatfarm.us

phat-farm.us

phatfarmclothes.biz

phatfarmclothes.cc

phatfarmclothes.com

phatfarmclothes.info

phatfarmclothes.net

phatfarmclothes.org

phatfarmclothes.ws

phatfarmkids.com

phatfarmkids.info

phatfarmkids.net

phatfarmkids.org

phatfarms.com

pf129.com

pf129.info

pf129.net

pf129.org

wwwphatfarm.cc

wwwphatfarm.info

Schedule D

Administrative and Agency Actions

1)	PHAT FARM (Argentina) in Class 25 g App. No. 3,042,402
•	Still pending.

2)	PHAT FARM (Brazil) in Class 25 g App. No. 821.346.300

•	Application is being kept in abeyance until a decision is rendered on Application No. 820.033.146 for FARM RIO. Phat Fashions has filed several other foreign registration certificates for PHAT FARM in support of its application for review of the file.

3)	P and Laurel Leaf Shield Design (China) in Class 25 g App. No. 6,943,684

•	Trademark Office cited Reg. No. 3765335 as a block to this application. Phat Fashions filed a non-use cancellation action against Reg. No. 3765335, and this action is still pending.

4)	PHAT FARM (Cyprus) in Class 18 g App. No. 71303

•	Still pending.

5)	PHAT FARM (Cyprus) in Class 25 g App. No. 71304

•	Still pending.

6)	PHAT FARM (Egypt) in Class 18 g App. No. 201587

•	This application has registered, but waiting for the Trademark Office to issue the registration certificates.

7)	PHAT FARM (Saudi Arabia) in Class 25 g App. No. 109454

•	Still pending.

8)	PHAT FARM (South Africa) in Classes 9, 18, 25 g App. Nos. 2004/01902, 2004/01904, and 2004/01905

•	Several registrations were cited against these applications.

9)	PHAT FARM (United Arab Emirates) in Class 25) g App. No. 68628

•	This application was opposed, and the Trademark Office has yet to issue a decision in the opposition proceeding.

10)	PHAT FARM and P Leaf Design (Venezuela) in Class 25 g App. No. 18151/02

•	The Trademark Office cited App. No. 1048/2002 which Phat Fashions opposed. The Trademark Office will not issue a decision on App. No. 18151/02 until there is a decision issued in the opposition proceeding of 1048/2002.

Settlement Agreements

1)	The Settlement Agreement between Phat Fashions LLC and Victoria’s Secret Stores Brand Management, Inc. dated October 10, 2008.

2)	The Settlement Agreement between Levi Strauss & Co., Phat Fashions LLC and American Design Group, Inc. dated December 20, 2002.

3)	The Settlement Agreement between Phat Cushion LLC and Phat Fashions, LLC dated February 27, 2007.

4)	The Settlement Agreement between Phat Fashions LLC and Nordstrom, Inc. dated February 28, 2007.

Exhibit 3.2(c)

TRADEMARK COEXISTENCE AGREEMENT

This AGREEMENT is entered into as of this     day of             , 2012 (“Effective Date”), by and between Phat Fashions LLC, a New York limited liability company and its direct parent and its and their subsidiaries (hereinafter “Phat Fashions”), and Phat Farm Holding Company LLC, a New York limited liability company and its Affiliates (hereinafter “PFHC”). (Phat Fashions and PFHC are sometimes referred to herein individually as a “Party” or collectively as the “Parties.”)

WHEREAS, Phat Fashions is the owner of United States and foreign trademark registrations for numerous trademarks containing the word “Phat”, including but not limited to Baby Phat and Phat (the “Baby Phat Marks”). The Baby Phat Marks also include any translations, transliterations, adaptations, derivations, acronyms, variations, insignias, designations, or combinations thereof or any name likely to cause confusion with or dilute any of the foregoing, or similar trademarks thereto which have not yet been contemplated by Phat Fashions, but which are exclusive of the Phat Farm Marks (as defined below);

WHEREAS, Phat Fashions sold certain United States and foreign trademark registration and applications for the trademarks shown on the attached Exhibit A (the “Phat Farm Marks”) to PFHC pursuant to a Purchase Agreement dated as of June     , 2012 (the “Purchase Agreement”) and a significant condition to Kellwood’s willingness to consummate the Purchase Agreement was that the Parties would enter into this Agreement;

WHEREAS, the Parties each acknowledge they received a material benefit from the consummation of the transactions contemplated by the Purchase Agreement and agree that, provided the Parties abide by the terms of this Agreement, the Baby Phat Marks and Phat Farm Marks are sufficiently distinct and are not likely to be confused by the Parties’ customers; and

WHEREAS, the Parties desire to assure worldwide peaceful co-existence of their respective exclusive use rights in and to the trademarks in accordance with the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and promises contained herein and in further consideration for the rights and obligations of the Parties under the Purchase Agreement, the Parties hereto agree as follows:

1. PFHC Restrictive Use. PFHC agrees and covenants that it (a) cannot and will not use the word “Phat” (or any translation thereof) without the words “Farm,” “Premium,” “Classic,” “Classics” or “Threads” immediately following or succeeding the word “Phat” (for clarification the words must appear together as “Phat Farm,” “Phat Premium,” “Phat Classic,” “Phat Classics,” or “Phat Threads”) in any, trademark, service mark, corporate name, keyword, website, or other designation of origin or in any commercial manner; (b) cannot and will not use the word “Baby” (or any translation thereof or confusingly similar terms) in conjunction with the word Phat in any, trademark, service mark, corporate name, keyword, website, or other designation of origin or in any commercial manner; (c) shall always use the words “Phat” and “Farm” “Premium,” “Classic,” “Classics” or “Threads” in a manner of reasonably equivalent prominence, including with respect to size, font, stylization, and placement of each word, it being recognized that the Phat Farm Marks as shown on Exhibit A do include different fonts and stylizations between “Phat” and the other words used; (d) shall not use any font or stylization then-used or recently used in connection with the Baby Phat Marks or any font or stylization likely to cause confusion or suggest affiliation with the Baby Phat Marks; and (e) will refrain from using, registering, or seeking to register any design confusingly similar to, or work of authorship substantially similar to, the designs within the Baby Phat Marks, or any design confusingly similar or any work of authorship substantially similar thereto.

2. Phat Fashions Restrictive Use. Phat Fashions agrees and covenants that it (a) cannot and will not use the word “Farm,” (or any translation thereof or confusingly similar terms) in conjunction with the word “Phat” in any trademark, service mark, corporate name, keyword, website, or other designation of origin or in any commercial manner and (b) cannot and will not use the phrases “Phat Premium,” “Phat Classic,” “Phat Classics,” or “Phat Threads” (or any translation thereof) in any trademark, service mark, corporate name, keyword, website, or other designation of origin or in any commercial manner unless another word(s) is immediately following or preceding the word “Phat” (for example “Baby Phat Premium,” or “Baby Phat Classic,”). For the avoidance of doubt, nothing in this Agreement shall prevent Phat Fashions from using or registering any marks using the word “Phat” or any translation thereof, except as explicitly restricted in this Agreement.

3. Non-interference. Provided the other Party strictly adheres to its respective obligations under paragraphs 1 and 2 above, each Party hereby agrees not to object to, or assert any claim or to take any action anywhere in the world to (a) interfere with, oppose, challenge or otherwise object to the free and unfettered use of the other Party’s trademarks; or (b) petition to challenge, oppose, cancel or otherwise object to the registrations, renewals of registration, or applications of the other Party’s trademarks. This Agreement does not restrict or affect either Party’s right to enforce its respective trademarks or the rights therein against any third party or either Party’s right to assert its rights pursuant to this Agreement in good faith.

4. Representations and Warranties. Each Party represents and warrants to the other that there are no existing oppositions, cancellation actions or other challenges filed by it against the other Party with respect to the trademarks referenced in this Agreement and to the extent that any such filings exist each Party agrees to withdraw such filings upon the execution of this Agreement, or if after the execution of this Agreement, upon notice of the existence of such filings. Each Party further represents and warrants to the other that it has the full legal right and authority to enter into and be bound by the terms of this Agreement, that the persons signing on its behalf are legally authorized to do so, that no other Party’s consent is required to execute same, that to the best of its knowledge its execution of same will not violate any right of any other person, and that they have not sold, assigned, or otherwise transferred, prior to the date of this Agreement, any claim or demand that they had or might have had against the other Party. No representations or warranties have been made by either Party to the other, or by anyone else, except as expressly set forth in this Agreement, and this Agreement is not being executed in reliance on any representation or warranty other than those expressly set forth herein.

2

5. Release and Waiver. Except for any claims, causes of action, liabilities or damages covered by the Purchase Agreement, each Party hereby waives and releases the other Party, its past, present and future agents, representatives, shareholders, principals, attorneys, affiliates, parent corporations, subsidiaries, divisions, officers, directors, employees, predecessors, and successors from and against any claims, causes of action, liabilities or damages arising out of or related to the other Party’s use and registration of the Phat Farm Marks occurring prior to and up to the Effective Date.

6. Lack of Confusion; Further Assurances. Provided each Party faithfully complies with the terms of this Agreement, the Parties mutually believe that any use by PFHC of the Phat Farm Marks in compliance with this Agreement, and any use by Phat Fashions of the Baby Phat Marks in compliance with this Agreement, is not likely to cause any confusion and the Parties agree to reasonably cooperate with each other throughout the world to avoid any potential confusion. The Parties each agree that their respective trademarks are sufficiently distinguishable such that there is no likelihood of confusion arising from the Parties’ concurrent use and/or registration of their respective trademarks in compliance with the terms of this Agreement. The Parties agree to consult with one another in good faith, should circumstances arise to suggest to either Party that the Parties’ respective use of their trademarks might cause confusion among consumers, all with a view to insuring that no substantial likelihood of confusion between the Parties’ respective uses of their trademarks shall occur. Further, should one Party’s trademarks be cited against the other Party’s application to register its own trademark as permitted under this Agreement anywhere in the world the Party whose trademark has been cited shall, upon the written request of the applicant Party, provide whatever written consent may be reasonably requested by the applicant Party to attempt to overcome such citations, provided such requesting Party reimburse the other Party its reasonable costs to prepare and provide such consent. Each Party shall provide, at the request and expense of the requesting Party, reasonable cooperation and assistance (including the execution and delivery of consents, affidavits, declarations, oaths, assignments, samples, and any other documentation) (i) as necessary to effect the terms of this Agreement, including, without limitation, to prevent any potential confusion between the trademarks, or (ii) as reasonably requested by the requesting Party in connection with any lawsuit reasonably related to the subject matter of this Agreement (including by joining as a party to any suit, executing affidavits or other documents, supplying evidence, and/or appearing as a witness). The Parties agree that, except as otherwise expressly provided in any separate written agreement entered into between the Parties, each will not associate itself with the other Party, or the other Party’s goods or trademarks.

7. Relationship of Parties. Nothing in this Agreement shall be construed to establish a joint venture, partnership, agency, employment or other business relationship between the Parties. Neither Party is authorized or empowered to act for or represent the other Party. The Parties agree not to do or authorize any act which would imply apparent authority to act for the other Party.

8. Authority. Each Party represents and warrants to the other Party that it has the requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement.

3

9. Notices. All notices required or permitted under this Agreement will be in writing, will reference this Agreement and will be deemed given when: (a) delivered personally; (b) sent by confirmed email or facsimile; or (c) three (3) days after deposit with a commercial air carrier service, with written verification of receipt or refusal thereof. All notices, requests, demands and other communications permitted or required to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed conclusively to have been given (i) when personally delivered, (ii) when sent by facsimile (with hard copy to follow) during a Business Day (or on the next Business Day if sent after the close of normal business hours or on any non-Business Day), (iii) when sent by electronic mail (with hard copy to follow) during a Business Day (or on the next Business Day if sent after the close of normal business hours or on any non-Business Day), (iv) one (1) Business Day after being sent by reputable overnight express courier (charges prepaid), or (v) three (3) Business Days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, requests, demands and communications to the parties shall be sent to the addresses indicated below:

Notice to PFHC:

Phat Farm Holding Company LLC

1400 Broadway, Suite 1405

New York, NY 10018

Attn: Anthony LoConte

Fax: 212-386-7660

Email: tonylo@alsusa.com

With a simultaneous copies, which shall not constitute notice, to:

Gordon, Herlands, Randolph & Cox LLP

355 Lexington Avenue

New York, NY 10017

Attn: William H. Cox

Facsimile: 212-983-0772

Email: wcox@gordonherlands.com

and

Anthony Siniscalchi, CPA

A. Uzzo & Company, C.P.A.’s, P.C.

287 Bowman Avenue

Purchase, NY 10577

Fax: (914) 694-9017

Email: asiniscalchi@auzzo.com

Notice to Phat Fashions:

Phat Fashions, LLC

600 Kellwood Parkway Chesterfield, MO 63017

Attn: Keith A. Grypp

Fax: (314) 576-3388

Email: keith.grypp@kellwood.com

4

With a simultaneous copy, which shall not constitute notice, to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Attn: Douglas C. Gessner, P.C. and Jeremy S. Liss

Facsimile: (312) 862 2200

Email: douglas.gessner@kirkland.com, jeremy.liss@kirkland.com

10. Governing Law and Jurisdiction. This Agreement is made, executed and entered into in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York and U.S. federal trademark laws, without giving effect to its conflicts of law doctrine. The Parties agree that any action arising out of or based upon this Agreement shall be brought exclusively in the courts of the State of New York located in New York County or in any federal court located in such State and County.

11. EXCLUSION OF DAMAGES. NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY, UNDER ANY LEGAL OR EQUITABLE THEORY, FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL OR INDIRECT DAMAGES OF ANY KIND, SUFFERED BY OR OTHERWISE COMPENSABLE TO THE OTHER, ARISING OUT OF, UNDER OR RELATING TO THIS AGREEMENT, WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH DAMAGES

12. Opportunity to Review; Representation by Counsel; No Strict Construction. The Parties each acknowledge and agree that they participated fully in the negotiation of the Purchase Agreement and this Agreement, and that neither Party would have entered into any of the foregoing but for the Parties agreeing to the terms hereof. Both Parties hereby acknowledge and agree that they are entering into this Agreement freely and voluntarily and that they had a full opportunity to review and understand this Agreement and they engaged competent counsel to fully represent them in connection with this Agreement. Counsel for the Parties have read and approved the language of this Agreement. The language of this Agreement will be construed as a whole according to its fair meaning, and not strictly for or against any of the Parties. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

13. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors, assigns, licensees, subsidiaries, divisions, and all others acting by or through them, with or under their direction, or in privity with them. Each Party will use its reasonable best efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to any of the trademarks to expressly assume and agree to perform this Agreement in the same manner and to the same

5

extent the transferring Party would be required to perform it if no such succession had taken place. In the event either Party assigns this Agreement or a successor assumes this Agreement, the defined terms “Phat Fashions” or “PFHC” shall automatically be interpreted to mean such assignee’s successors, and not Phat Fashions or PFHC as appropriate.

14. Equitable Remedies. The Parties acknowledge that they carefully read and considered the terms of this Agreement and know them to be essential to induce the other Party to enter into the Purchase Agreement and this Agreement. Each of the Parties acknowledge and agree: (i) that there will be no adequate remedy at law for its failure to comply with any of the terms and conditions of this Agreement; (ii) that such failure will cause irreparable injury to the other Party; and (iii) that, in addition to all other remedies available to the other Party, in the event of any such failure or threatened failure, the other Party shall be entitled to equitable relief by way of temporary restraining order, temporary and permanent injunction, specific performance and such other and further relief as any court with jurisdiction may deem proper without the need to post a bond or provide an undertaking. The Parties reserve any and all rights and remedies not expressly addressed in this Agreement.

15. Entire Agreement and Waiver. This Agreement and the Purchase Agreement constitute the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior discussions, representations, understandings and agreements with respect to the subject matter hereof, expressed or implied, written or oral, are superseded by the Purchase Agreement and this Agreement. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the Party waiving its rights, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No course of conduct or dealing between or among the Parties to this Agreement shall be deemed to affect or to modify, amend, waive or discharge any provision or term of this Agreement. No delay on the part of either Party in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise of any such right or remedy shall preclude any other or further exercise thereof.

16. Severability. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

17. Counterparts and Electronic Delivery. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all such counterparts collectively shall constitute but one and the same Agreement. This Agreement and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of either Party, the other Party shall re-execute the original form of this Agreement and deliver such form to the requesting Party. Neither Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any

6

signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity

18. Descriptive Headings. The headings and captions used in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

19. Definitions. “Affiliate” of any particular person or entity means any other person or entity controlling, controlled by or under common control with such particular person or entity, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a person or entity whether through the ownership of voting securities, by contract or otherwise.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of the Effective Date:

PHAT FASHIONS LLC	PHAT FARM HOLDING COMPANY LLC

By:	By:
Name:	Name:	Anthony LoConte
Title:	Title:

7

SCHEDULE A

US Registrations and Applications

Trademark	Owner	Status in Trademark Office	Federal Registration Number	Registration Date	International Class

	Phat Fashions LLC	Registered	2,272,180	8/24/1999	25

	Phat Fashions LLC	Registered (Virginia)	2658	11/6/2002	25

	Phat Fashions LLC	Registered	3,759,363	3/9/2010	21

	Phat Fashions LLC	Registered	3,690,698	9/29/2009	25

	Phat Fashions LLC	Registered	3,451,492	6/17/2008	25

	Phat Fashions LLC	Registered	3,438,436	5/27/2008	25

	Phat Fashions LLC	Registered	2,528,508	1/8/2002	25

8

Phat Fashions LLC	Registered	2,802,598	1/6/2004	18

Phat Fashions LLC	Registered (Virginia)	2656	10/28/2002	25

Phat Fashions LLC	Registered	3,823,257	7/20/2010	24

Phat Fashions LLC	Registered	3,759,362	3/9/2010	21

Phat Fashions LLC	Registered	3,812,223	6/29/2010	24

Phat Fashions LLC	Registered	3,085,753	4/25/2006	25

Phat Fashions LLC	Registered	2,600,979	7/30/2002	25

Phat Fashions LLC	Registered	3,021,315	11/29/2005	18

9

PHAT CLASSICS	Phat Fashions LLC	Registered	3,640,322	6/15/2009	25

PHAT FARM	Phat Fashions LLC	Registered	3,861,131	10/12/2010]	24

PHAT FARM	Phat Fashions LLC	Registered	3,256,767	6/26/2007	16

PHAT FARM	Phat Fashions LLC	Registered	3,181,284	12/5/2006	6

PHAT FARM	Phat Fashions LLC	Registered (Virginia)	2651	10/28/2002	25

PHAT FARM	Phat Fashions LLC	Registered	1,809,325	12/7/1993	25

PHAT FARM	Phat Fashions LLC	Registered	2,415,455	12/26/2000	18, 25

PHAT FARM	Phat Fashions LLC	Registered	2,867,117	7/27/2004	9

PHAT FARM	Phat Fashions LLC	Registered	3,013,536	11/8/2005	25

	Phat Fashions LLC	Registered	2,552,152	3/26/2002	25

	Phat Fashions LLC	Registered	2,551,715	3/26/2002	25

	Phat Fashions LLC	Registered (Virginia)	2652	10/28/2002	25

	Phat Fashions LLC	Registered	3,184,177	12/12/2006	25

	Phat Fashions LLC	Registered	4,006,503	8/2/2011	25

10

	Phat Fashions LLC	Pending	[s/n 77/479,992]	[filed 5/21/2008	9

	Phat Fashions LLC	Pending	[s/n 77/479,984]	[filed 5/21/2008]	18

	Phat Fashions LLC	Registered	3,716,230	11/24/2009	18

	Phat Fashions LLC	Registered	3,693,597	10/6/2009	25

PHAT THREADS	Phat Fashions LLC	Registered	1,819,997	2/8/1994	25

	Phat Fashions LLC	Registered	2,610,656	8/20/2002	3

	Phat Fashions LLC	Registered	3,018,211	11/22/2005	9

	Phat Fashions LLC	Registered	3,018,212	11/22/2005	9

PHAT FARM	Phat Fashions LLC	Registered	3,730,098	12/22/2009	3

PHAT FARM	Phat Fashions LLC	Registered	3,220,371	3/20/2007	9

	Phat Fashions LLC	Registered	3,116,645	7/18/2006	9

11

Foreign Registrations and Applications

Trademark	Owner	Country	Status in Trademark Office	Federal Registration Number	Registration Date	International Class

PHAT FARM	Phat Fashions LLC	Argentina	Pending	[s/n 3,042,402]	[filed 10/29/2010]	25

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Australia	Registered	866004	2/14/2001	25

PHAT FARM	Phat Fashions LLC	Australia	Registered	1,066,409	7/11/2005	25

	Phat Fashions LLC	Australia	Registered	1,064,767	7/13/2005	25

PHAT FARM	Phat Fashions LLC	Bahrain	Registered	44078	4/10/2005	18

PHAT FARM	Phat Fashions LLC	Bahrain	Registered	44079	4/10/2005	25

PHAT FARM	Phat Fashions LLC	Benelux	Renewed	619587	11/3/1997	18, 25

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Bolivia	Pending	[s/n 14480]	[filed 11/9/1999]	25

PHAT FARM	Phat Fashions LLC	Bolivia	Registered	87438-C	7/18/2002	25

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Brazil	Registered	822.460.181	12/13/2005	25

PHAT FARM	Phat Fashions LLC	Brazil	Pending (Suspended)	[s/n 821.346.300]	1/11/1999	25

12

	Phat Fashions LLC	Bulgaria	Registered	62248	12/3/2007	25

PHAT FARM	Phat Fashions LLC	Bulgaria	Registered	76817	5/17/2011	25

	Phat Fashions LLC	Bulgaria	Registered	76818	5/17/2011	25

	Phat Fashions LLC	Bulgaria	Registered	000447756	5/10/2003	25

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Canada	Registered	586083	7/29/2003	25

	Phat Fashions LLC	Canada	Registered	585254	7/15/2003	18, 25

	Phat Fashions LLC	Canada	Registered	761110	3/9/2010	25

	Phat Fashions LLC	Canada	Registered	635879	3/22/2005	18, 25

PHAT CLASSICS	Phat Fashions LLC	Canada	Pending	[s/n 1,379,625]	[filed 1/17/2008]	25

PHAT FARM	Phat Fashions LLC	Canada	Registered	536709	11/6/2000	18, 25

	Phat Fashions LLC	Canada	Registered	578514	3/28/2003	25

13

	Phat Fashions LLC	Canada	Registered	571500	11/29/2002	18

	Phat Fashions LLC	Canada	Registered	578443	3/27/2003	25

	Phat Fashions LLC	Canada	Registered	578524	3/28/2003	18, 25

PHAT FARM	Phat Fashions LLC	Chile	Registered	879693	1/18/2000	25

	Phat Fashions LLC	China (Peoples’ Republic)	Registered	4,924,863	5/21/2009	25

	Phat Fashions LLC	China (Peoples’ Republic)	Registered	6,943,682	8/28/2010	09

	Phat Fashions LLC	China (Peoples’ Republic)	Registered	6,943,683	8/28/2010	18

	Phat Fashions LLC	China (Peoples’ Republic)	Pending	[s/n 6,943,684]	[filed 9/8/2008]	25

	Phat Fashions LLC	China (Peoples’ Republic)	Registered	6,943,685	8/28/2010	35

14

	Phat Fashions LLC	China (Peoples’ Republic)	Pending	[s/n 4,924,856]	[filed 9/30/2005]	25

	Phat Fashions LLC	China (Peoples’ Republic)	Registered	4,924,864	5/21/2009	25

	Phat Fashions LLC	China (Peoples’ Republic)	Registered	4,924,865	5/14/2009	25

PHAT CLASSICS	Phat Fashions LLC	China (Peoples’ Republic)	Registered	6,515,514	1/7/2010	25

PHAT FARM	Phat Fashions LLC	China (Peoples’ Republic)	Registered	4,681,384	1/28/2009	35

PHAT FARM	Phat Fashions LLC	China (Peoples’ Republic)	Registered	1,310,594	9/7/1999	18

PHAT FARM	Phat Fashions LLC	China (Peoples’ Republic)	Registered	1,305,776	8/21/1999	25

	Phat Fashions LLC	China (Peoples’ Republic)	Registered	1,684,551	12/21/2001	18

	Phat Fashions LLC	China (Peoples’ Republic)	Registered	1,660,889	11/7/2001	25

	Phat Fashions LLC	China (Peoples’ Republic)	Registered	1,668,145	11/21/2001	25

15

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Colombia	Registered	259761	11/15/2002	25

PHAT FARM	Phat Fashions LLC	Colombia	Registered	225901	4/13/2000	25

PHAT FARM	Phat Fashions LLC	Cyprus, Republic	Pending	[s/n 71303]	[filed 4/14/2005]	18

PHAT FARM	Phat Fashions LLC	Cyprus, Republic of	Pending	[s/n 71304]	[filed 4/14/2005]	25

PHAT FARM	Phat Fashions LLC	Denmark	Registered	3388/99	9/15/1999	18, 25

PHAT FARM	Phat Fashions LLC	Dominican Republic	Registered	107842	10/30/1999	25

PHAT FARM	Phat Fashions LLC	Dominican Republic	Registered	107838	10/30/1999	25

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Ecuador	Registered	4070-00	6/29/2000	25

PHAT FARM	Phat Fashions LLC	Ecuador	Registered	3432-00	6/26/2000	25

PHAT FARM	Phat Fashions LLC	Egypt	Pending	[s/n 201587]	[filed 5/23/2007]	18

PHAT FARM	Phat Fashions LLC	Egypt	Registered	201588	10/13/2009	25

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	El Salvador	Registered	89 Book 137	8/21/2001	25

PHAT FARM	Phat Fashions LLC	El Salvador	Registered	50 Book 130	5/14/2001	25

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	European Community	Registered	1,396,365	6/29/2001	09, 18, 25

16

	Phat Fashions LLC	European Community	Registered	004643417	8/2/2007	09, 18, 25

	Phat Fashions LLC	European Community	Registered	005264569	8/2/2007	25

	Phat Fashions LLC	European Community	Registered	004643433	3/2/2007	09, 18, 25

	Phat Fashions LLC	European Community	Registered	004643326	3/2/2007	09, 18, 25

	Phat Fashions LLC	European Community	Registered	004643292	4/17/2009	09, 18, 25

PHAT CLASSICS	Phat Fashions LLC	European Community	Registered	006584049	1/20/2009	25

PHAT FARM	Phat Fashions LLC	European Community	Registered	004479523	9/25/2006	35

PHAT FARM	Phat Fashions LLC	European Community	Registered	881482	10/19/1999	09, 18, 25

PHAT FARM	Phat Fashions LLC	France	Registered	97/702,680	11/4/1997	18, 25

PHAT FARM	Phat Fashions LLC	Germany	Registered	396.55.627	4/30/1997	24, 25, 28

	Phat Fashions LLC	Germany	Registered	300.73.335	7/11/2001	18, 25

17

PHAT FARM	Phat Fashions LLC	Guatemala	Registered	104677	6/5/2000	25

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Honduras	Registered	79271	10/12/2000	25

PHAT FARM	Phat Fashions LLC	Honduras	Registered	77400	6/14/2000	25

	Phat Fashions LLC	Hong Kong	Registered	300497908	9/20/2005	25

	Phat Fashions LLC	Hong Kong	Registered	300497917	9/20/2005	25

	Phat Fashions LLC	Hong Kong	Registered	300497926	9/20/2005	25

	Phat Fashions LLC	Hong Kong	Registered	300497890	9/20/2005	25

	Phat Fashions LLC	Hong Kong	Registered	3780/2002	9/22/2000	25

	Phat Fashions LLC	Hong Kong	Registered	4218/2001	9/22/2000	18

	Phat Fashions LLC	Hong Kong	Registered	6286/2002	9/22/2000	25

PHAT FARM	Phat Fashions LLC	India	Registered	1,275,910	3/29/2008	25

18

	Phat Fashions LLC	Japan	Registered	4980466	8/18/2006	25

	Phat Fashions LLC	Japan	Registered	4980465	8/18/2006	25

	Phat Fashions LLC	Japan	Registered	4980467	8/18/2006	25

	Phat Fashions LLC	Japan	Registered	4980464	8/18/2006	25

PHAT CLASSICS	Phat Fashions LLC	Japan	Registered	5199837	1/23/2009	25

PHAT FARM	Phat Fashions LLC	Japan	Registered	4660257	4/4/2003	03, 14, 18

PHAT FARM	Phat Fashions LLC	Japan	Renewed	3234428	12/25/1996	25

	Phat Fashions LLC	Japan	Registered	4510370	9/28/2001	25

	Phat Fashions LLC	Japan	Registered	4510371	9/28/2001	25

PHAT FARM	Phat Fashions LLC	Jordan	Registered	91566	4/10/2007	25

PHAT FARM	Phat Fashions LLC	Jordan	Registered	91565	4/10/2007	18

19

PHAT FARM	Phat Fashions LLC	Korea, Republic of	Registered	4581800000	07/02/2010	25

	Phat Fashions LLC	Korea, Republic of	Registered	40-0729668	11/30/2007	18, 25

	Phat Fashions LLC	Korea, Republic of	Registered	40-714764	6/26/2007	25

PHAT CLASSICS	Phat Fashions LLC	Korea, Republic of	Registered	790305	5/28/2009	25

PHAT FARM	Phat Fashions LLC	Korea, Republic of	Registered	0458180	11/8/1999	25

	Phat Fashions LLC	Korea, Republic of	Registered	503491	10/11/2001	18

	Phat Fashions LLC	Korea, Republic of	Registered	522951	6/14/2002	25

	Phat Fashions LLC	Korea, Republic of	Registered	522952	6/14/2002	25

PHAT FARM	Phat Fashions LLC	Kuwait	Registered	59465	7/16/2005	35

PHAT FARM	Phat Fashions LLC	Kuwait	Registered	59256	5/28/2005	25

PHAT FARM	Phat Fashions LLC	Kuwait	Registered	58935	5/28/2005	18

PHAT FARM	Phat Fashions LLC	Lebanon	Registered	110637	4/17/2007	18, 25

20

	Phat Fashions LLC	Macao	Registered	19200	2/9/2006	25

	Phat Fashions LLC	Macao	Registered	19201	2/9/2006	25

	Phat Fashions LLC	Macao	Registered	19199	2/9/2006	25

	Phat Fashions LLC	Macao	Registered	19198	2/9/2006	25

PHAT FARM	Phat Fashions LLC	Macao	Registered	19196	2/9/2006	25

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Mexico	Registered	649991	11/16/1999	25

	Phat Fashions LLC	Mexico	Registered	714315	4/4/2001	25

PHAT FARM	Phat Fashions LLC	Mexico	Renewed	618088	7/9/1998	25

	Phat Fashions LLC	Mexico	Registered	689044	9/22/2000	25

	Phat Fashions LLC	Mexico	Registered	702461	9/22/2000	25

21

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	New Zealand	Renewed	602615	8/13/1999	25

PHAT FARM	Phat Fashions LLC	New Zealand	Registered	297099	8/24/1998	25

	Phat Fashions LLC	New Zealand	Registered	623829	9/22/2000	18

	Phat Fashions LLC	New Zealand	Registered	623830	9/22/2000	25

	Phat Fashions LLC	New Zealand	Registered	623831	9/22/2000	25

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Nicaragua	Registered	46855 C.C.	2/1/2001	25

PHAT FARM	Phat Fashions LLC	Nicaragua	Registered	46048 C.C.	1/5/2001	25

	Phat Fashions LLC	Norway	Registered	237046	1/2/2007	25

PHAT FARM	Phat Fashions LLC	Norway	Registered	202430	1/2/2007	25

	Phat Fashions LLC	Norway	Registered	237044	1/2/2007	25

PHAT FARM	Phat Fashions LLC	Oman	Registered	43812	11/11/2007	18

PHAT FARM	Phat Fashions LLC	Oman	Registered	43813	1/30/2008	25

PHAT FARM	Phat Fashions LLC	Panama	Registered	120122	3/20/2002	25

22

	Phat Fashions LLC	Panama	Registered	112698	1/31/2001	18

	Phat Fashions LLC	Panama	Registered	112699	1/31/2001	25

	Phat Fashions LLC	Panama	Registered	112700	1/31/2001	25

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Paraguay	Registered	228175	8/31/2000	25

PHAT FARM	Phat Fashions LLC	Paraguay	Registered	222338	2/7/2000	25

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Peru	Registered	66163	7/31/2000	25

PHAT FARM	Phat Fashions LLC	Peru	Registered	058266	10/15/1999	25

	Phat Fashions LLC	Philippines	Registered	42003009309	11/22/2007	25

PHAT FARM	Phat Fashions LLC	Qatar	Pending (Published)	[s/n 44404]	[filed 4/25/2007]	18

PHAT FARM	Phat Fashions LLC	Qatar	Pending (Published)	[s/n 44405]	[filed 4/25/2007]	25

	Phat Fashions LLC	Romania	Registered	074175	1/11/2006	25

PHAT FARM	Phat Fashions LLC	Romania	Registered	074173	1/11/2006	25

23

	Phat Fashions LLC	Romania	Registered	074174	1/11/2006	25

	Phat Fashions LLC	Russian Federation	Registered	322296	3/12/2007	25

PHAT FARM	Phat Fashions LLC	Russian Federation	Registered	321364	2/19/2007	25

	Phat Fashions LLC	Russian Federation	Registered	321363	3/7/2007	25

PHAT FARM	Phat Fashions LLC	Saudi Arabia	Registered	996/76	6/19/2008	18

PHAT FARM	Phat Fashions LLC	Saudi Arabia	Pending	[s/n 109454]	[filed 9/18/2006]

	Phat Fashions LLC	South Africa	Registered	2004/01934	8/19/2008	18

	Phat Fashions LLC	South Africa	Registered	2004/01932	8/25/2008	09

	Phat Fashions LLC	South Africa	Registered	2004/01935	8/25/2008	25

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	South Africa	Registered	2004/01914	8/4/2008	18

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	South Africa	Registered	2004/01912	8/4/2008	09

24

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	South Africa	Registered	2004/01915	8/4/2008	25

	Phat Fashions LLC	South Africa	Registered	2004/01920	8/13/2008	25

	Phat Fashions LLC	South Africa	Registered	2004/01919	8/19/2008	18

	Phat Fashions LLC	South Africa	Registered	2004/01917	8/26/2008	09

	Phat Fashions LLC	South Africa	Registered	2006/20283	11/19/2009	25

	Phat Fashions LLC	South Africa	Registered	2004/01922	8/13/2008	09

	Phat Fashions LLC	South Africa	Registered	2004/01925	8/25/2008	25

	Phat Fashions LLC	South Africa	Registered	2004/01924	8/19/2008	18

	Phat Fashions LLC	South Africa	Registered	2004/01927	8/19/2008	09

25

	Phat Fashions LLC	South Africa	Registered	2004/01929	8/19/2008	18

	Phat Fashions LLC	South Africa	Registered	2004/01930	8/25/2008	25

PHAT FARM	Phat Fashions LLC	South Africa	Pending	[s/n 2004/01904]	[filed 2/11/2004]	18

PHAT FARM	Phat Fashions LLC	South Africa	Pending	[s/n 2004/01902]	[filed 2/11/2004]	09

PHAT FARM	Phat Fashions LLC	South Africa	Pending	[s/n 2004/01905]	[filed 2/11/2004]	25

	Phat Fashions LLC	South Africa	Registered	2004/01937	12/2/2008	09

	Phat Fashions LLC	South Africa	Registered	2004/01939	12/18/2008	18

	Phat Fashions LLC	South Africa	Registered	2004/01940	2/11/2004	25

PHAT FARM	Phat Fashions LLC	Sweden	Registered	331746	6/28/1999	18, 25

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Switzerland	Registered	473.602	11/26/1999	25

26

	Phat Fashions LLC	Switzerland	Registered	543.073	2/23/2006	25

PHAT FARM	Phat Fashions LLC	Switzerland	Renewed	452.818	1/7/1998	18, 25

	Phat Fashions LLC	Taiwan	Registered	1252966	3/1/2007	25

	Phat Fashions LLC	Taiwan	Registered	1252968	3/1/2007	25

	Phat Fashions LLC	Taiwan	Registered	1252967	3/1/2007	25

PHAT CLASSICS	Phat Fashions LLC	Taiwan	Registered	1335278	11/1/2008	25

PHAT FARM	Phat Fashions LLC	Taiwan	Registered	1207765	5/1/2006	25

	Phat Fashions LLC	Taiwan	Registered	976977	12/16/2001	18

	Phat Fashions LLC	Taiwan	Registered	961537	9/16/2001	25

	Phat Fashions LLC	Taiwan	Registered	974471	9/15/2001	25

PHAT FARM	Phat Fashions LLC	Thailand	Registered	179319	4/22/2002	25

27

	Phat Fashions LLC	Turkey	Registered	2006/10383	1/18/2006	25

PHAT FARM	Phat Fashions LLC	Turkey	Registered	2005/08322	3/11/2005	18, 25, 28

PHAT FARM	Phat Fashions LLC	Turkey	Registered	2002/14794	6/17/2002	03, 14, 18, 25

	Phat Fashions LLC	Turkey	Registered	2006/01499	1/19/2006	25

	Phat Fashions LLC	United Arab Emirates	Registered	84617	10/3/2007	25

PHAT CLASSICS	Phat Fashions LLC	United Arab Emirates	Pending	[s/n 105511]	[filed 1/17/2008]	25

PHAT FARM	Phat Fashions LLC	United Arab Emirates	Registered	81909	5/24/2007	35

PHAT FARM	Phat Fashions LLC	United Arab Emirates	Registered	58640	3/14/2006	18

PHAT FARM	Phat Fashions LLC	United Arab Emirates	Pending (Opposed)	[s/n 68628]	[filed 4/10/2005]	25

PHAT FARM	Phat Fashions LLC	United Kingdom	Renewed	2150235	10/31/1997	18, 25

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Uruguay	Registered	318.577	6/27/2000	25

PHAT FARM	Phat Fashions LLC	Uruguay	Registered	314.449	2/16/2000	25

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	Venezuela	Registered	P-224.647	9/5/2000	25

28

PHAT FARM	Phat Fashions LLC	Venezuela	Registered	P-218.439	2/25/2000	25

	Phat Fashions LLC	Venezuela	Registered	[s/n 18151/02]	11/10/2011	25

	Phat Fashions LLC	Canada	Registered	703855	12/27/2007	03

PHAT FARM	Phat Fashions LLC	Canada	Registered	703853	12/27/2007	03

PHAT FARM	Phat Fashions LLC	Japan	Registered	4660257	4/4/2003	03, 14, 18

PHAT FARM	Phat Fashions LLC	Mexico	Registered	712288	3/19/2001	03

	Phat Fashions LLC	Mexico	Registered	869872	2/25/2005	03

	Phat Fashions LLC	South Africa	Registered	2004/01931	8/25/2008	03

	Phat Fashions LLC	South Africa	Registered	2004/01933	8/25/2008	14

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	South Africa	Registered	2004/01913	8/4/2008	14

CLASSIC AMERICAN FLAVA	Phat Fashions LLC	South Africa	Registered	2004/01911	8/4/2008	03

29

	Phat Fashions LLC	South Africa	Registered	2004/01918	8/13/2008	14

	Phat Fashions LLC	South Africa	Registered	2004/01916	8/4/2008	03

	Phat Fashions LLC	South Africa	Registered	2004/01921	8/19/2008	03

	Phat Fashions LLC	South Africa	Registered	2004/01923	8/19/2008	14

	Phat Fashions LLC	South Africa	Registered	2004/01926	8/19/2008	03

	Phat Fashions LLC	South Africa	Registered	2004/01928	8/19/2008	14

PHAT FARM	Phat Fashions LLC	South Africa	Pending	[s/n 2004/01901]	[filed 2/11/2004]	03

PHAT FARM	Phat Fashions LLC	South Africa	Pending	[s/n 2004/01903]	[filed 2/11/2004]	14

	Phat Fashions LLC	South Africa	Registered	2004/01936	12/18/2008	03

	Phat Fashions LLC	South Africa	Registered	2004/01938	12/2/2008	14

PHAT FARM	Phat Fashions LLC	Turkey	Registered	2002/14794	6/17/2002	03, 14, 18, 25

30

Exhibit 3.2(d)

AMENDED AND RESTATED

TRADEMARK LICENSE AGREEMENT

THIS AMENDED AND RESTATED TRADEMARK LICENSE AGREEMENT, dated as of July     , 2012 (the “Agreement”), is by and between Phat Fashions LLC (“Licensor”), a New York limited liability company with offices at 512 Seventh Avenue, 29th Floor, New York, NY 10018 and Anthony L & S LLC (“Licensee”) a New Jersey limited liability company with offices at 1400 Broadway, 14th Floor, New York, NY 10018.

W I T N E S S E T H:

WHEREAS, Licensor and Licensee are parties to that certain Trademark License Agreement dated June 16, 2012, and as amended in Amendment No. 1 to Trademark License Agreement dated April 4, 2012 (collectively, the “Prior License Agreement”);

WHEREAS, Licensor and Licensee entered a Purchase Agreement dated June    , 2012 whereby Licensee purchased certain rights, title and interest, including goodwill, in and of the trademark PHAT FARM;

WHEREAS, Licensor desires to continue to license the BABY PHAT trademark to Licensee and Licensee desires to continue with that license;

WHEREAS, the parties desire to enter this AMENDED AND RESTATED TRADEMARK LICENSE AGREEMENT with all references to the trademark PHAT FARM and the licensing thereof deleted and with certain other terms amended; and

WHEREAS, Licensor warrants that it is the sole and exclusive owner of certain trademarks, which trademarks and any registrations or applications therefore are more particularly described in Schedule A annexed hereto, and the parties desire to enter into this Agreement with regard to the licensing to Licensee of the rights to utilize such intellectual property.

In consideration of the mutual covenants and agreements hereinafter contained on the part of each of the parties hereto to be kept, observed and performed, and for such other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1. Definitions. As used in this Agreement, the following terms and phrases shall have the following meanings:

“Advance” shall mean an advance payment on account of Royalties payable hereunder in accordance with Sections 4(a) and 4(d).

“Affiliate” shall mean any person, corporation or other entity which directly or indirectly controls, is controlled by, or is under common control with Licensor or Licensee party. “Control” shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies of any such person, corporation or entity, through ownership of voting securities, by contract or otherwise.

“Affiliated Sales” shall mean any sale of Licensed Product to Licensor by Licensee which shall be at the rate of thirty percent (30%) below wholesale price.

“Annual Period” shall mean the period from the date of execution of this Agreement through December 31, 2011, which shall be the first Annual Period hereunder, and each consecutive 12-month period ending December 31 thereafter during the Term.

“Close-Out Price” shall have the meaning set forth in Section 6(i) hereof.

“Close-Out Sales” shall mean all sales of Licensed Products sold at a Close-Out Price.

“Guaranteed Minimum Royalty(ies)” or “GMR” shall mean the guaranteed minimum royalties payable by Licensee under Section 4 hereof.

“Initial Marketing Date” shall mean Spring, 2011; showing of sample Licensed Product in August, 2010.

“Laws” shall have the meaning set forth in Section 7(f) hereof.

“Licensed Channels of Distribution” shall mean only those retail venues listed in Schedule B-1 (“Full Price Channels of Distribution”) and Schedule B-2 (“Off-Price Channels of Distribution”) annexed hereto and such other retail venues, if any, as may be approved in writing by Licensor, in its sole discretion. Licensed Channels of Distribution approved by Licensor, including those set forth in Schedules B-1 and B-2, shall remain in effect from the date hereof through the Initial Term. All Licensed Channels of Distribution for any following period must be approved in writing by Licensor in its sole discretion. Notwithstanding the foregoing, Licensor may eliminate from the Licensed Channels of Distribution any specific retail store or channel authorized by Schedules B-1 and B-2, beginning as of the following selling season, after providing Licensee no less than sixty (60) days written notice, if Licensor reasonably determines that continued sales of Licensed Products to such store or channel will materially and adversely affect Licensor’s position in the marketplace, or that the good standing or business practices of such store or channel will materially and adversely affect the reputation or goodwill of Licensor or the Property or Trademarks in the Territory.

“Licensed Products” shall mean the item or items of merchandise covered by the license granted under this Agreement, as set forth in Schedule C annexed hereto.

“Manufacturer” shall mean a third party who manufactures or produces for Licensee any Licensed Products or Packaging, advertising or promotional materials for Licensed Products or any components of any of the foregoing.

“Minimum Net Sales” shall mean the minimum amount of Net Sales of Licensed Products for the related Annual Period specified in Section 4(e) hereof.

“Net Sales” shall mean the gross invoice or contract price charged for Licensed Products by Licensee, less only (1) refunds, credits and allowances actually made or allowed to customers for returns or in lieu of returns, and (2) customary trade discounts (not including co-op advertising, mark down, volume discounts or other allowances), excluding anticipations afforded to and actually taken by customers in payment for Licensed Products; provided, however, that the aggregate deductions for all of the aforesaid items as provided in subsections (1) and (2) in any Annual Period shall in no event exceed ten (10%) percent of sales of Licensed Products in such Annual Period. In computing Net Sales, no costs incurred in manufacturing, selling, advertising or distributing the Licensed Products and no indirect expenses shall be deducted, nor shall there be any deduction for uncollectible accounts.

In the event of sales by Licensee of Licensed Products to a marketing organization or any individual or company in whole or in part controlled by Licensee, or to one or more distributors for ultimate sale to a retailer, or in any transaction other than an arm’s length transaction, the invoice price used to determine Net Sales hereunder shall be the invoice price at which the Licensed Products are resold by any such entity to an unrelated retail customer in an arm’s length transaction. Licensed Products shall be deemed sold when shipped, distributed, billed, sold or paid for, whichever occurs first.

“Packaging” shall mean all tags, labels, cartons or containers, and packing or wrapping material used or to be used by Licensee in connection with the Licensed Products.

“Prime Rate” shall mean the prime rate of interest as published in the most recent issue of the Wall Street Journal.

“Property” shall mean Licensor’s right, title, and interest in and to the Trademarks.

“Royalty(ies)” shall mean the royalties to be paid by Licensee to Licensor for or in connection with the license to use the Property granted under this Agreement, provided for in Section 4 and all other applicable portions of this Agreement.

“Term” shall mean the Term of this Agreement, provided for and defined in Section 3.

“Termination Inventory” shall mean the inventory provided for in Section 12(d), consisting of finished products and work in process, Packaging, and advertising and promotional material on hand at the time of the termination of this Agreement.

“Territory” shall mean the United States of America, including, but not limited to, the United States, its territories and possessions, and all United States military exchanges wheresoever located, Europe, Central America (except that Mexico shall not be effective until

February 1, 2013), South America, Malaysia, Singapore and the Caribbean, unless an additional territory (“Additional Territory”) is listed in Schedule D. Licensee shall also have a right of first offer with respect to Asia, Australia and New Zealand.

“Trademarks” shall mean only Licensor’s trademarks and copyrights referred to in Schedule A annexed hereto. If Licensor adds mid-tier or mass retail for distribution of goods bearing the Property or a sub-brand of the Property, Licensee shall have the right of first offer to add the new retailer(s) to the Channel of Distribution. Licensor makes no representations or warranties as to any future retailers’ willingness to carry the Licensed Products.

2. Grant of License.

(a) Subject to the terms and conditions set forth herein, Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, an exclusive license to utilize the Property solely in the Territory described herein during the Term of this Agreement, and solely in connection with the manufacture, distribution, importation, advertising, promotion, marketing and sale of the articles and merchandise described herein as the Licensed Products and solely for sale at retail through the Licensed Channels of Distribution.

(b) During the Term of this Agreement, Licensor shall not grant to any other person or entity a license to utilize the Property in connection with the manufacture, distribution, importation, advertising, promotion, marketing or sale of the articles and merchandise described herein as the Licensed Products in the Territory, except as may be expressly provided for in Section 2(e) below.

(c) Unless Licensor consents in writing, Licensee shall not sell or otherwise provide Licensed Products for use as premiums (including those in purchase-with-purchase promotions), promotions, give-aways, fund-raisers, or entries in sweepstakes, including, without limitation, home shopping television programs, or to customers for inclusion in another product. In the case of sales via the Internet or to customers for resale via the Internet, by direct mail or other direct marketing methods, Licensor consents to sales by Licensee to those Internet and direct mail and direct marketing companies specifically set forth on Schedule B-1 under the caption “INTERNET, DIRECT MAIL AND DIRECT MARKETING RETAILERS.” Licensee shall request written consent from Licensor for sales to any additional Internet and direct mail and direct marketing companies, such consent not to be unreasonably withheld. Notwithstanding the foregoing, Licensee shall not be in breach of this Section 2(c) if a retailer listed on Schedule B-1 or B-2 sells the Licensed Products via the Internet through its branded website, provided, that such retailer has a physical retail store open to the public as its primary mode of distribution.

(d) Except for the rights to use the Property in connection with the manufacture and sale of the Licensed Products in the Territory through the Licensed Channels of Distribution expressly provided for herein, Licensor reserves all rights to the use of the Trademarks and the Property. The license hereby granted shall be used for the marketing and sale of Licensed Products only in the Territory as described herein. Except as provided herein, the Licensee shall not make use of or authorize the use of the Property outside the Territory nor will it manufacture or sell any Licensed Products that bear reference to the Property or Licensor’s name in any form to anyone for resale outside the Territory, or to anyone that Licensee has reason to believe will sell same outside the Territory. Notwithstanding the foregoing, Licensee may, at its own risk, manufacture or cause Licensed Products that bear reference to the Property in any form to be manufactured outside the Territory solely for sale and distribution within the Territory through the Licensed Channels of Distribution. In connection therewith, Licensee may, at its own risk, develop, manufacture and produce Packaging, advertising or promotional material bearing reference to the Property outside the Territory solely for sale and distribution of the Licensed Products within the Territory through the Licensed Channels of Distribution. Any Manufacturer performing work for Licensee hereunder must execute and deliver to Licensor a Manufacturer’s Agreement in the form substantially identical to that annexed hereto as Schedule E before commencing any such work. Should Licensor determine that Licensee has made no reasonable effort to sell Licensed Products within any of the individual Additional Territory within the First Annual Period, upon thirty (30) days written notice Licensor may terminate the rights of Licensee to sell within the Additional Territory. Licensee shall not have the right to open or operate any retail or outlet stores.

(e) Licensee agrees to sell Licensed Products only through the Licensed Channels of Distribution. Subject to Section 6(i) hereof, Licensee may only sell Licensed Products sold at a Close-Out Price (as defined in Section 6(i) below) to the Off-Price Channels of Distribution. All other Licensed Products must be sold to the Full Price Channels of Distribution. Licensor will not grant to any other person or entity any rights to sell or distribute Licensed Products in any other channels of distribution.

(f) Licensee agrees that it will ship a representative line in commercially reasonable quantities of Licensed Products not later than the Initial Marketing Date.

(g) Licensee acknowledges that Licensor has previously granted, and may hereafter grant, licenses to other licensees (“Other Licensed Parties”) for use of the Property in connection with the manufacture and sale of various products and merchandise. If Licensee or any Other Licensed Party advises Licensor that there is or may be an existing or potential conflict in the respective definitions of Licensed Products in this Agreement and the products or merchandise covered by Licensor’s agreement with such Other Licensed Party, or if Licensor determines that any such conflict may exist, Licensor will use reasonable efforts to resolve or cause the affected parties to resolve the conflict; provided, that Licensor may at any time determine to resolve such conflict by written notice of its determination to the affected parties and any such determination made in good faith by Licensor will be binding and controlling upon Licensee.

3. Term.

(a) This Agreement shall commence June 1, 2010 and shall continue until December 31, 2015, unless sooner terminated in accordance with the terms of this Agreement (the “Initial Term”).

(b) Licensee shall have the right to renew this Agreement for two additional terms of three (3) years. The first renewal term shall be January 1, 2014 to December 31, 2016 (the “First Renewal Term”) and the second renewal term shall be January 1, 2017 to December 31, 2019 (the “Second Renewal Term” and together with the First Renewal Term, each a “Renewal Term”). To exercise each respective Renewal Term, Licensee must give written notice to Licensor not sooner than nine (9) months or later than six (6) months prior to expiration of the Initial Term or the First Renewal Term, provided that such renewal right shall be subject to the following terms and conditions:

(i) At the time Licensee exercises any such renewal right and upon commencement of the applicable Renewal Term, Licensee shall not be in default under any of the terms, conditions or covenants contained in this Agreement;

(ii) At the time Licensee exercises any such renewal right and upon commencement of a Renewal Term, Licensee shall have met and/or made all Minimum Net Sales, GMR and GMAP payments (as defined in Section 4 below) then applicable under the terms of this Agreement pursuant to the terms hereof; and

(iii) Licensee shall have achieved Net Sales of Licensed Products in the aggregate amount of (A) at least Sixty Million Dollars ($60,000,000) during the Initial Term, and (B) at least Ninety One Million Two Hundred and Fifty Dollars ($91,250,000) during the First Renewal Term, and if not, Licensee’s right to sell Licensed Products during the Renewal Terms shall thereupon be terminated for all purposes, unless such right is reinstated by written agreement of Licensor in its sole and absolute discretion.

Such Renewal Terms shall be on the same terms and conditions as provided herein for the Initial Term, except for the Guaranteed Minimum Royalties, Guaranteed Minimum Advertising Payments and other amounts payable during the Renewal Term pursuant to Section 4 and other relevant portions of this Agreement.

4. Rate and Terms of Payment; Advances and Reports.

(a) The Licensee agrees to pay to the Licensor a Royalty payment equal to eight percent (8%) of all Net Sales (the “Royalty Rate”) of all Licensed Products during the Initial Term of this Agreement and any sell-off period, if applicable, subject to Section 6(i) below. During the First Renewal Term and the Second Renewal Term and any sell-off period, the Royalty Rate will be equal to five percent (5%) of all Net Sales of all Licensed Products. Licensee will pay to Licensor a non-refundable Advance of Three Hundred Thousand ($300,000.00) Dollars against Guaranteed Minimum Royalties (“GMR”) payable during the first Annual Period of the Term, which shall be payable by Licensee upon its execution and delivery of this Agreement, and shall pay Three Hundred Thousand ($300,000.00) Dollars on April 1, 2011, July 1, 2011, and October 1, 2011. Thereafter, Licensee shall make equal quarterly payments of GMR on January 1, April 1, July 1, and October 1 of each Annual Period.

(b) All Royalties provided for under this Agreement shall accrue whenever the respective Licensed Products are shipped, sold, distributed, billed or paid for, whichever occurs first. Royalties shall also accrue on any sales or distributions to Affiliates of Licensor (“Affiliated Sales”). The Royalties payable on Affiliated Sales of Licensed Products in any quarterly period shall be calculated based upon the Royalty Rate computed on the average Net Sales with respect to sales of Licensed Products to non-Affiliated parties during the previous quarterly periods.

(c) Royalties shall be paid quarterly, by wire transfer as instructed by Licensor, within thirty (30) days following the conclusion of each calendar quarter during the Term hereof, no later than the thirtieth (30th) day of each April, July, October, January, during the Term hereof. The obligation of Licensee to pay Royalties is absolute notwithstanding any claim which Licensee may assert against Licensor. Licensee shall not have the right to set-off, or to make any deduction from Royalties due pursuant to the provisions hereof for any reason whatsoever; provided, however, that this subsection shall not prohibit a set off or deduction from Royalties in the case of a claim by Licensee against Licensor which has become a liquidated amount as the result of a decision by a court or an agreement of the parties.

(d) (i) During each Annual Period, Licensee shall pay to the Licensor Royalties which are equal to the greater of (A) the Royalties provided by Section 4(a) based on Licensee’s Net Sales during each such year, or (B) the minimum amount of Royalties set forth below (the “Guaranteed Minimum Royalties” or “GMR” for each Annual Period).

(ii) Licensee shall pay to Licensor as an Advance on account of Guaranteed Minimum Royalties due for each Annual Period during the Term, an amount equal to twenty five (25%) percent of GMR payable for that Annual Period on the first day of each quarter during that Annual Period (i.e., on each January, April, July and October), commencing with the first quarter for that Annual Period, except that during the first Annual Period such payments will be made in four (4) installments, the first of which in the amount of Three Hundred Thousand Dollars ($300,000.00) payable upon execution of this Agreement, as set forth in Section 4(a) above, the second installment in the amount of Three Hundred Thousand Dollars ($300,000.00) shall be payable on April 1, 2011, the third installment in the amount of Three Hundred Thousand Dollars ($300,000.00) shall be payable on July 1, 2011, and the final installment in the amount of Three Hundred Thousand Dollars ($300,000.00) shall be payable on October 1, 2011. Such Advances on account of GMR for any Annual Period will be payable only to the extent not earned by Royalties or Advances otherwise paid to Licensor for that Annual Period. In no event will Royalties payable for any Annual Period which are in excess of the GMR for that Annual Period be applied to reduce the GMR for any other Annual Period.

(iii) (A) In the event that this Agreement is terminated by either party for any reason, other than (1) as otherwise provided in Section 4(d)(iii)(B) below, or (2) by Licensor solely based on Licensee’s failure to achieve Minimum Net Sales and for no other reason, then within thirty (30) days of such termination, Licensee shall be obligated to pay to Licensor the entire unpaid amount of GMR payable for the remainder of the then current Term; provided in no event shall such amount be less than the GMR payable for the remainder of the then current term following the date of such termination, as if this Agreement had not been terminated. The parties agree that such payment shall not be deemed a penalty, and shall not be deemed the sole or exclusive remedy of the Licensor in the event of termination of this Agreement.

(B) In the event this Agreement is terminated by Licensor solely based on Licensee’s failure to achieve Minimum Net Sales and for no other reason, or validly terminated by Licensee based upon a material breach by Licensor of the terms hereof which has not been cured after thirty (30) days prior written notice of such breach has been given by Licensee to Licensor, then and only in such events: (x) Licensee shall only be obligated for payment of Royalties on Net Sales realized by it in the Annual Period in which such termination takes place and for any prior period and during any sell-off period, if applicable, and (y) Licensee shall not be obligated for payment of any unpaid GMR for that Annual Period which relates to any payment due beyond the date of termination, or for any subsequent Annual Period.

(e) (i) During each Annual Period of the Term, Licensee must realize Net Sales of Licensed Products (“Minimum Net Sales”), and pay Guaranteed Minimum Royalties, equal to or in excess of the following:

Annual Periods During Term			Minimum Net Sales	GMR
Initial Term
June 1, 2010	–	December 31, 2011	$12,000,000	$1,200,000
January 1, 2012	–	December 31, 2012	15,000,000	1,600,000
January 1, 2013	–	December 31, 2013	20,000,000	2,000,000
First Renewal Term
January 1, 2014	–	December 31, 2014	20,000,000	1,375,000
January 1, 2015	–	December 31, 2015	22,750,000	1,512,500
January 1, 2016	–	December 31, 2016	26,000,000	1,675,000
Second Renewal Term
January 1, 2014	–	December 31, 2014	26,500,000	1,825,000
January 1, 2015	–	December 31, 2015	30,000,000	2,000,000
January 1, 2016	–	December 31, 2016	34,000,000	2,200,000

(ii) In the event Licensee fails to meet the Minimum Net Sales requirement set forth above for any Annual Period, whether or not Licensee has paid the GMR with respect to such Annual Period, Licensor shall have the right to terminate this Agreement by written notice to Licensee at any time during the forty-five (45) day period commencing on the date on which Licensor has received Licensee’s quarterly statements under Section 4(g) for all of the quarters contained in the Annual Period , as applicable, during which Licensee fails to meet its Minimum Net Sales requirements. Minimum Net Sales requirement must be met for each Licensed Trademark set forth above. Licensor’s right to terminate as provided in this Section 4. (e)(ii) may be applied to an individual Licensed Mark.

Notwithstanding the foregoing, Licensee shall make the following payments:

(A) On April 4, 2012, Licensee shall pay to Licensor Seven Hundred Fifty Thousand ($750,000.00) Dollars which shall be applied towards the payment of the past due 2011 GMR payments and past due 2011 GMAP payments; and

(B) On July 15, 2012, Licensee shall pay to Licensor Two Million Two Hundred Thousand ($2,200,000.00) Dollars to be applied to the 2012 GMR and 2012 GMAP payments due under the Agreement; and

Upon payment of all amounts set forth above, Licensor shall confirm to Licensee in writing that it releases Licensee with respect to any defaults with respect to GMR and GMAP payments with respect to 2011 and 2012 and shall cancel the Personal Guaranty dated April 3, 2012 by Anthony Loconte to and for the benefit of Kellwood Company.

(f) (i) In addition to the Royalty payments provided hereby, Licensee shall pay to Licensor during each Annual Period of the Initial Term hereof, except as otherwise expressly provided in Section 4(f)(ii), a payment on account of advertising expenses to be incurred by Licensor (the “Advertising Payment”) equal to the greater of three (3%) percent of the Minimum Net Sales for that Annual Period, as provided by Section 4(e)(i) (“Guaranteed Minimum Advertising Payment” or “GMAP”), or three (3%) percent of Licensee’s actual Net Sales in such Annual Period (the “Earned Advertising Payment”), subject to Sections 6(d) and 6(i) below.

Notwithstanding the foregoing, during the First Renewal Term and the Second Renewal Term, the Advertising Payment shall be equal to the greater of one (1%) percent of the Minimum Net Sales for that Annual Period, or one (1%) percent of Licensee’s actual Net Sales in such Annual Period, subject to Sections 6(d) and 6(i) below. The Advertising Payments shall be made on a quarterly basis, within thirty (30) days following the end of each quarter during the Term, at the same time Royalty payments are due, as more specifically set forth below

(ii) Licensee shall pay non-refundable, recoupable advances against GMAP for the first Annual Period in the amount of Four Hundred Fifty Thousand Dollars ($450,000.00) Dollars, payable in four (4) installments, as follows: One Hundred Twelve Thousand Five Hundred Dollars ($112,500.00) on January 1, 2011, One Hundred Twelve Thousand Five Hundred Dollars ($112,500.00) on April 1, 2011, One Hundred Twelve Thousand Five Hundred Dollars ($112, 500.00) on July 1, 2011,and One Hundred Twelve Thousand Five Hundred Dollars ($112,500.00) on October 1, 2011 unless such payments are due earlier as a result of Licensee’s Net Sales as provided in subsection 4(f)(i). Within thirty (30) days following the end of each calendar quarter during each Annual Period of the Term, including but not limited to the first Annual Period, at the same time Royalty payments are due, Licensee shall pay to Licensor the Earned Advertising Payment that is in excess of the GMAP, otherwise due for such calendar quarter. In no event will the Earned Advertising Payment payable for any Annual Period which is in excess of the GMAP for that Annual Period be applied to reduce the GMAP for any other Annual Period.

(iv) Licensor shall spend Advertising Payments received by it from Licensee in any Annual Period for marketing, advertising and promoting the Property and Trademarks in any manner determined by Licensor in its sole discretion. All such promotional expenditures shall be made by Licensor in such manner and in such forms of promotion and advertising as Licensor deems to be appropriate, in its discretion, and may include, without limitation, payments for marketing, advertising, public relations, special events and promotions, and production, administration and other costs related thereto.

(g) Simultaneously with the submission of all payments, and not later than thirty (30) days after the end of each quarter, but regardless of whether any payment is due, Licensee shall submit a quarterly report in a form reasonably acceptable to Licensor setting forth the number, description and invoice price of each of the Licensed Products sold (by Style Number), the gross sales price, returns actually received, and discounts and allowances actually granted, the Net Sales, names and addresses of customers and quantities sold to each customer, all of the information required by the forms attached hereto as Schedule I annexed hereto and any other information that may be reasonably required by Licensor for each month during the previous quarter. Within fifteen (15) days after the end of each month, Licensee shall also submit monthly reports required by the forms attached hereto as part of Schedule I. Any undisputed Royalty payment or Advertising Payment which is not paid on or before the due date thereof shall thereafter bear interest at the Prime Rate, plus two (2%) percent, which shall be payable on demand.

(h) The receipt or acceptance by Licensor of any Royalty statements furnished pursuant to this Agreement, or the receipt or acceptance of any Royalties, shall not preclude the Licensor from questioning the correctness thereof at any time thereafter for a period of three (3) years after such Royalty statement has been rendered.

(i) All payments made by the Licensee under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future turnover, sales, value added stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (individually or collectively, “Taxes”), now or hereafter imposed, levied, collected, withheld or assessed by any tax or other governmental authority (a “Governmental Authority”), excluding all present and future taxes (however designated) imposed on the income of the Licensor or any of its direct or indirect members (“Excluded Taxes”). In the event that any Taxes (other than any Excluded Taxes) are now or hereafter required to be imposed, levied, collected, withheld, paid and/or assessed under applicable law from, or in respect of, any amount otherwise payable to the Licensor hereunder (including any turnover, sales, value-added or similar type of Taxes imposed by any Governmental Authority and for which the Licensor and/or any of its direct or indirect members or beneficial owners are liable)(individually or collectively, the “Non-Excluded Taxes”), then the amount so payable by the Licensee to the Licensor shall be increased and grossed-up to the extent necessary to yield to the Licensor and its direct and indirect members and beneficial owners (after payment, and/or the taking into account, of all such Non-Excluded Taxes) the amount specified in the Agreement as being payable to the Licensor. Whenever any Non-Excluded Taxes are payable by the Licensee, as promptly as possible thereafter the Licensee shall send to the Licensor a certified copy of an original official receipt received or other documentary evidence by such Licensee showing payment thereof. If the Licensee fails to pay any Non-Excluded Taxes when due to the appropriate Government Authority or fails to remit to the Licensor the required receipts or other required documentary evidence, the Licensee shall indemnify the Licensor and all of its direct and indirect members and other beneficial owners for any incremental Taxes and any interest or penalties that may become payable by the Licensor or any of its direct or indirect members or beneficial owners as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of all amounts payable hereunder.

(j) Licensee shall receive a total credit of $400,000, beginning January 1, 2012, which shall be applied to each remaining Annual Period of the Initial Term as outlined below. These amounts will first be applied against GMAP or Advertising Payment, and the balance, if any, to be applied against GMR as follows:

January 1, 2012	–	December 31, 2012	$150,000
January 1, 2013	–	December 31, 2013	$100,000
January 1, 2014	–	December 31, 2014	$100,000
January 1, 2015	–	December 31, 2015	$50,000

(k) Provided that during the Term of this Agreement Licensee does not (i) breach its monetary obligations hereunder and allow such breach to continue uncured for more than five (5) days after notice from Licensor, or (ii) materially breach its non-monetary obligations and allow such breach to continue uncured for more than ten (10) days after notice from Licensor, Licensee shall receive a $2,600,000 royalty abatement (the “Royalty Abatement”), beginning January 1, 2013, which shall be applied first against GMAP or Advertising Payment owed under 2013, and the balance, to be applied against GMR payable in 2013. For the avoidance of doubt, if Licensee (i) breaches its monetary obligations hereunder and allow such breach to continue uncured for more than five (5) days after notice from Licensor, or (ii) materially breaches its non-monetary obligations and allow such breach to continue uncured for more than ten (10) days after notice from Licensor, the Royalty Abatement shall automatically terminate and $2,600,000 amount or applicable part thereof shall be immediately due and owing from Licensee to Licensor if such breach takes place after Licensee has received such Royalty Abatement or applicable part thereof. In the event such breach takes place prior to Licensee’s receipt of the Royalty Abatement, GMAP or Advertising Payments and GMR shall be paid in accordance with the provisions of this Agreement.

5. Licensee’s Books and Records.

(a) Licensee shall maintain separate and appropriate books of account and records, of all its operations under or in connection with this Agreement all in accordance with generally accepted accounting principles (including, without limitation, a sales journal, sales return journal, cash receipt book, general ledger, purchase orders, cutting tickets, and inventory records) and shall make accurate entries concerning all transactions relevant to this Agreement.

(b) The Licensed Products shall be assigned style numbers unique from any products other than the Licensed Products which Licensee may manufacture and/or sell. The style number assigned to each Licensed Product shall be identical to the style number utilized to identify the Licensed Products in all of Licensee’s books and records.

(c) All sales of the Licensed Products shall be made on numbered invoices and shall:

(i) contain a statement that it shall only be paid to an account credited by Licensee or its assignee; and

(ii) be recorded monthly on a computer printout analysis containing sales related only to the Licensed Products so as to easily trace the source of the reported sales.

(d) During the Term and for three (3) years thereafter, Licensor, and its employees, agents and representatives, shall have the right, at its own expense, on reasonable notice to Licensee (but in no event more than one examination or audit in any twelve-month period or more than one examination or audit for any specific period and but in no event need such notice be more than ten (10) business days) and during regular business hours, to examine, photocopy, and make extracts from such books of account and other records, documents and materials (including, but not limited to, invoices, purchase orders, sales records, and reorders) to the extent needed to confirm sales, Royalties, Advertising Payments and other matters relating to compliance with this Agreement, which shall be maintained and kept by Licensee during the period specified herein.

(e) All such books of account and records shall be kept available by Licensee at the address referred to herein for three (3) years after the termination, expiration, or mutual release from this Agreement.

(f) If any examination or audit by Licensor for any period discloses that the actual Net Sales for that period exceeded those reported by more than five percent (5%), Licensee shall pay the cost of such examination or audit in addition to the amount of Royalties and Advertising Payments that such examination or audit discloses is owed to Licensor together with interest on the unreported amount at a rate equivalent to the Prime Rate plus four (4%) percent. All payments due pursuant to this Section must be made within fifteen (15) days after Licensee receives notice thereof. Licensor shall not have the right to examine or audit Licensee’s books and records more than once in any twelve-month period during the term hereof, except that if at least two of any such examinations or audits disclose that actual Net Sales for the period reported exceeded the Net Sales reported by more than five (5%) percent, Licensor will thereafter have an unlimited right to examine or audit Licensee’s books and records in accordance herewith.

(g) As soon as practicable, but in no event later than one hundred twenty (120) days after the end of each fiscal or calendar year (as applicable) of Licensee, Licensee shall furnish Licensor with a copy of Licensee’s financial statements for such fiscal or calendar year (as applicable), which shall be prepared in accordance with generally accepted accounting principles and certified by an independent certified public accountant or, if Licensee does not issue audited financial statements, by Licensee’s chief financial officer or chief executive officer.

6. Exploitation of License.

(a) (i) During the Term hereof, Licensee agrees to use its commercially reasonable efforts and diligence to continuously sell, distribute, advertise and promote the Licensed Products throughout the entire Territory. Licensee agrees that its policy of sale and distribution of the Licensed Products will be of a high standard and to the best advantage of the Licensed Products.

(ii) Furthermore, and without limiting the generality of the foregoing, Licensee agrees to sell commercially reasonable quantities of a full, representative line of each category of Licensed Products throughout the Territory during each 12 month period during the Term of this Agreement. In addition to all other rights and remedies available to Licensor under this Agreement and/or applicable law, in the event of a failure by Licensee to so fully exploit each such category of Licensed Products, any category of Licensed Products which are not so exploited shall, at Licensor’s option and upon written notice to Licensee by Licensor, automatically revert back to Licensor, such category shall no longer be deemed Licensed Products, and Licensor shall be free to, on its own or through third parties, manufacture sell and distribute such categories of Licensed Products without any obligation to Licensee.

(b) Licensee shall at all times maintain, or contract for, facilities and personnel adequate to fulfill its obligations under this Agreement.

(c) During each Annual Period, Licensee shall ship not less than eighty-five (85%) percent of Licensed Products for which Licensee has accepted and confirmed purchase orders.

(d) Licensee shall have the exclusive right to establish prices and terms for the sale of Licensed Products. Licensee shall provide Licensor, in advance of each selling season, with line sheets and price lists, and Licensee shall promptly notify Licensor of any change in pricing. Licensee agrees to sell to Licensor such quantities of Licensed Products, from time to time, as requested by Licensor for promotional purposes and for sale in stores and websites operated by Licensor or its Affiliates, licensees and/or subcontractors for prices equal to the lesser of thirty percent (30%) percent below Licensee’s normal wholesale selling prices at the time of any such sale, or the lowest price charged by Licensee to any of its customers. Such sales shall constitute Net Sales for purposes of computing Minimum Net Sales, shall not be considered Close-Out Sales for purposes of Section 6(i) below and shall not be subject to any Royalty and no Earned Advertising Payment shall be due thereon.

(e) Licensee shall provide Licensor, upon request, with the names and addresses of all facilities at which the Licensed Products are stored, and Licensee shall use its commercially reasonable efforts to make all necessary arrangements to allow Licensor or its representatives to have reasonable access to all such facilities upon reasonable advance notice during regular business hours for the purposes of conducting inspections to insure that Licensee is in compliance with this Agreement.

(f) Except for Licensee’s existing licenses on or prior to the date of this Agreement (and any renewals or extensions thereof), Licensee may not enter into or obtain any license for any designer, product or brand that is directly competitive with the Licensed Products in terms of target consumer, channel of distribution, territory and pricing, without the prior written consent of Licensor, which consent shall not be unreasonably withheld, provided that for purposes of any such competitive designer, product or brand, Licensee does not duplicate designs or marketing strategy being used by it for the Licensed Products. A list of all of Licensee’s existing licenses shall be provided to Licensor prior to the execution of the Agreement and incorporated therein as Schedule F which are approved as of the execution date of this Agreement.

(g) Licensee shall include in all of its written orders to manufacturers, distributors and retailers for the sale of Licensed Products such language as is reasonably necessary to seek to prevent diversion of the Licensed Products from the Licensed Channels of Distribution.

(h) Licensee shall include in all of its written orders for the purchase of materials and/or finished goods from third parties such language as is necessary for the purpose of prohibiting the sale or other disposition of any products bearing the Trademarks by such suppliers other than to Licensee.

(i) All sales by Licensee of any Licensed Products sold for a price with respect to any style of Licensed Product, that is less than eighty percent (80%) of the established wholesale price (“Close-Out Price”), sales by Licensee to the Licensor, cancellations and sales of physically defective Licensed Products shall be deemed a “Close-Out Sale”. Sales by Licensee to the Licensor, cancellations and sales of physically defective Licensed Products shall not count as Close-Out Sales hereunder even if sold at less than eighty percent (80%) of the established price. Close-Out Sales may only be distributed or sold to the Off Price Channels of Distribution. Licensee may sell special make up orders (“SMUs”), provided that Licensee provides Licensor with the names of customers for which it will be manufacturing SMUs and that all such Licensed Products intended to be sold as SMU’s shall go through all approval processes as provided for in this Agreement. Licensor is hereby notified that SMUs will be sold to Burlington, Marmaxx and Ross/DD’s. SMUs shall not be considered Close-Out Sales and shall not be sold at Close-Out Price and are subject to the Royalty Rate. In addition, Licensee shall not sell any Licensed Products without the prior written consent of Licensor, which consent may be withheld in Licensor’s sole discretion.for a price less than fifty percent (50%) of the established price, unless market conditions dictate a larger discount,. Without limiting the foregoing, in recognition of Licensor’s interest in maintaining a stable and viable market for products utilizing the Property or Trademarks, Licensee agrees to refrain from ‘dumping’ any articles of Licensed Products in the market during the Term and any sell-off period. “Dumping” shall mean the distribution of the Licensed Products at volume levels significantly above Licensee’s prior sales practices with respect the Licensed Products, and at price levels so far below prior sales practices with respect to the Licensed Products as to disparage the Licensed Products.

(j) Licensee agrees to participate by, among other things, providing an adequate number of samples for display, in all major trade shows, including but not limited to the MAGIC Show (twice per year) utilizing booths selected by Licensor. Licensee shall reimburse Licensor for a portion of Licensor’s costs incurred in connection with any such trade show, in an amount reasonably established by Licensor so as to equitably allocate such costs among all licensees of Licensor participating in such trade show.

(k) Licensee shall attend meetings called by Licensor from time-to-time to discuss any matters relating to this Agreement. All such meetings will be held at Licensor’s offices and may be called by Licensor upon at least thirty (30) days prior written notice to Licensee, but not more frequently than one time in each calendar quarter.

(l) Licensee shall cooperate with Licensor and other licensees of Licensor (domestic and international) in connection with the exchange of ideas, design and other information relative to the manufacture, sale and distribution of Licensed Products (including, but not limited to, furnishing a reasonable quantity of items in current production and related incidental materials to be distributed among such other licensees), but nothing shall require Licensee to divulge any of its trade secrets or other confidential information.

(m) All advertising and promotion is subject to the prior approval of Licensor as provided in Section 7(a) herein.

(n) Licensee shall at all times maintain adequate space at its showroom for the attractive display of the Licensed Products, all in accordance with the “Phat Farm” and “Baby Phat” fixture program, which shall be separate and distinct from the space allocated to any other products marketed by Licensee. Licensee shall at all times employ at least one full-time brand manager and one full-time designer, both approved by Licensor, for the sale, marketing, and designing of the Licensed Products.

7. Quality Control. Licensee shall cause the Licensed Products to meet and conform to high standards of style, quality and appearance. In order to assure Licensor that it is meeting such standards and other provisions of this Agreement, Licensee shall comply with the following:

(a) Pre-Productions: Before commercial production and distribution of any product bearing any reference to the Property or Trademarks, Licensee shall submit to Licensor all preliminary and proposed final artwork, prototypes, mock-ups and pre-production samples of each Licensed Product, including all styles, colors and variations, together with its labels, tags, cartons and containers and including Packaging and wrapping materials and all advertising and promotional materials. All Licensee’s submissions under this Section 7 shall be accompanied by forms supplied by Licensor. Licensor must approve in writing all submissions, in its sole discretion, before Licensee shall be entitled to distribute, advertise, use, produce commercial quantities of or sell any item relating to any such submission. Licensor shall approve or disapprove any submitted item within twenty (20) days after receipt by Licensor. If Licensor has not notified Licensee of its approval or disapproval within such twenty (20) day period, the item shall be deemed disapproved by Licensor. Approval of an item or Licensed Product which uses particular artwork does not imply approval of such artwork with a different item or Licensed Product or of such item or Licensed Product with different artwork. Licensee acknowledges that Licensor’s approval of an item or Licensed Product does not imply approval of, or license to use, any non-Licensor controlled elements contained in any item or Licensed Product. After a sample of an item has been approved, Licensee shall not make any changes without resubmitting the modified item for Licensor’s written approval. All decisions by Licensor relating to disapproval of any Licensed Product shall be made in its sole discretion, and shall be final and binding on Licensee and shall not be subject to review in any proceeding.

(b) Production Samples: Before selling or distributing any Licensed Product, Licensee shall furnish Licensor with, at no charge, for its permanent use, two (2) complete samples of each such product from the first production run of each Manufacturer of the Licensed Products, including all styles and colors, together with its labels, tags, cartons and containers (including Packaging and wrapping materials) . If such samples do not conform to all aspects of the Licensed Product as approved or if the quality of any such sample does not meet the requirements of this Section 7, Licensor shall notify Licensee and such item shall be deemed disapproved and all such items shall be promptly destroyed. Licensee shall also furnish Licensor, upon request and free of charge, with such reasonable number of additional samples of each Licensed Product per Annual Period (in the minimum amount of ten (10) additional samples of each Licensed Product) for Licensor’s promotional and other purposes, or for comparison with earlier samples.

(c) Rejections and Non-Compliance: All submissions or samples not approved by Licensor shall promptly be destroyed by Licensee. Licensee shall advise Licensor regarding the time and place of such destruction (in sufficient time to arrange for a Licensor representative to witness such destruction, if Licensor so desires) and such destruction shall be attested to in a certificate signed by one of Licensee’s executive officers and submitted to Licensor within fifteen (15) days of the date on which the sample was not approved.

(d) Testing: Both before and after Licensed Products are put on the market, Licensee shall follow reasonable and proper procedures for testing the Licensed Products for compliance with laws, regulations, standards and procedures, and shall permit Licensor (upon reasonable notice) to inspect its and its authorized Manufacturer’s testing, manufacturing and quality control records, procedures and facilities and to test or sample Licensed Products for compliance with this subsection and the other terms and conditions of this Agreement. Licensed Products found by Licensor at any time not to comply with applicable laws, regulations, standards and procedures shall be deemed disapproved, even if previously approved by Licensor, and shall not be shipped unless and until Licensee can demonstrate to Licensor’s satisfaction that such Licensed Products have been brought into full compliance.

(e) Revocation of Approval: In the event that (i) Licensee uses the Property or Trademarks improperly or violates any term of this Section 7, or (ii) Licensor becomes aware of (x) any material or content in any Licensed Product, Packaging, advertising or marketing material relating to the Licensed Products which is pornographic or promotes or depicts gambling, excessive violence or the use of controlled substances that had not been previously disclosed to Licensor, or (y) any material or content in any Licensed Product that was not presented to Licensor for its approval, or (z) a ruling, decision, finding or other occurrence or factor connected with any Licensed Product (e.g., an adverse ruling by the U.S. Consumer Products Safety Commission), which, in the reasonable opinion of Licensor, reflects unfavorably upon the professional, business or reputation of Licensor, then, in any such event, Licensor shall have the right, in its sole discretion, to withdraw its approval of such Licensed Product. In the event of such withdrawal, Licensor shall provide written notice to Licensee and Licensee shall promptly thereupon cease the use of the Property in connection with the manufacture, sale, distribution, advertisement or use of such Licensed Product and all Licensee’s inventory of such Licensed Product shall be promptly destroyed.

(f) All the Licensed Products shall be manufactured, sold, marketed and advertised in compliance with all applicable laws, rules and regulations (collectively, “Laws”). Licensee shall pretest all proposed and approved Licensed Products and shall cause truthful labeling regarding the care, maintenance, and use to be affixed to the Licensed Products as required by the Laws. Licensee shall immediately inform Licensor in writing of any complaint by any consumer, governmental or other regulatory or self regulatory body relevant to the Licensed Products, and the status and resolution thereof. Licensee shall act expeditiously to resolve any such complaint. Without limiting the provisions of this Section 7(f), Licensee covenants on behalf of itself and on behalf of all of Licensee’s Manufacturers, as follows:

(i) Licensee and Manufacturers shall not use child labor in the manufacturing, packaging or distribution of Licensed Products or Packaging or advertising or promotional materials hereunder. The term “child” refers to a person younger than the age for completing compulsory education, but in no case shall any person younger than fourteen (14) years of age be employed in the manufacturing, packaging or distribution of Licensed Products or Packaging or advertising or promotional materials hereunder.

(ii) Licensee and Manufacturers shall provide employees with a safe and healthy workplace in compliance with all applicable Laws. Licensee and the Manufacturers agree to provide Licensor with all information Licensor may reasonably request about manufacturing, packaging and distribution facilities for the Licensed Products.

(iii) Licensee and Manufacturers shall only employ persons whose presence is voluntary. Licensee and the Manufacturers shall not use prison labor, or use corporal punishment or other forms of mental or physical coercion as a form of discipline of employees.

(iv) Licensee and Manufacturers shall comply with all applicable wage and hour Laws, including minimum wage, overtime, and maximum hours. Licensee and the Manufacturers agree to utilize fair employment practices as defined by applicable Laws.

(v) Licensee and Manufacturers shall comply with all applicable environmental and other Laws.

(vi) Licensee and Manufacturers shall always treat their workers and conduct business in accordance with the highest of ethical standards.

(vii) Licensee and Manufacturers shall not permit in the workplace any type of discrimination based upon personal beliefs or characteristics.

(viii) Licensee and Manufacturers shall recognize the right of employees to exercise their lawful rights of free association.

(g) (i) Licensee agrees that Licensor may make on-site inspections of manufacturing, packaging and distribution facilities, upon twenty-four (24) hours prior notice to Licensee, in order to monitor compliance with applicable Laws. Licensee shall obtain an agreement with each third party Manufacturer and supplier to comply with the provisions of Section 7(f). All Manufacturers are subject to the prior written approval of Licensor, which consent shall not be unreasonably withheld or delayed; provided, however, that Licensor shall have 10 business days after its receipt of a written request from the Licensee to disapprove a Manufacturer or such longer period as is reasonable under the circumstances. In order to maintain Licensor’s high standard of quality control and to insure that appropriate measures are taken against counterfeiting, the Licensee shall provide Licensor with the following information: (i) name and address of each proposed manufacturer; (ii) type of Licensed Products to be manufactured; (iii) quantity of Licensed Products to be manufactured; and (iv) any other relevant information. The Licensee shall obtain the signature of an authorized representative from each approved third-party Manufacturer used by the Licensee on the Manufacturer’s Agreement in the form of Schedule E. The Licensee shall not knowingly enter into a Manufacturer’s Agreement with any third party that has materially breached a similar agreement with Licensor or its Affiliates or any licensee of Licensor or its Affiliates. In the event of an inadvertent violation of the foregoing sentence, the Licensee shall, upon the earlier of learning of such violation and receipt of written notice thereof from Licensor or its Affiliates, promptly terminate such relationship. The Licensee acknowledges that it shall remain primarily liable and completely obligated under all of the provisions of this Agreement in respect of such contracting or assembly arrangements.

(ii) Standards of Conduct.

(A) Standards. Licensee acknowledges that it has received copies of, read and understands the Code of Conduct of Kellwood Company (Licensor’s parent company) and the compliance standards under this Code of Conduct (the “Standards”). Licensee represents and warrants that Licensee and its key officers and managers have read and understand the Kellwood Code of Conduct, and agrees that Licensee will, and will cause its permitted Manufacturers to abide by the principles set forth therein (as amended from time to time and made available to Licensee in writing, provided that any such amendment shall not have a material adverse effect on Licensee, it being understood that any amendment consistent with the terms and conditions of this Agreement shall be deemed not to have a material adverse effect on Licensee) in conducting all aspects of its operations under this Agreement. Licensee shall conduct its business in compliance with the moral, ethical and legal standards set forth in Kellwood Code of Conduct, and shall cause all Manufacturers, contractors and suppliers which manufacture Licensed Products or from whom the Licensee obtains Licensed Products or materials for the manufacture of Licensed Products to abide by the Kellwood Code of Conduct. The Kellwood Code of Conduct is attached hereto as Schedule J.

(B) Audit Requirement. Prior to producing Licensed Products in a facility

(whether directly produced or produced by or through a contractor, subcontractor or supplier) the Licensee shall have the facility audited for compliance with the Standards, unless Licensor notifies the Licensee in writing that it already has a current audit with respect to such facility that evidences compliance with the Standards. Each audit shall be conducted by a suitable third party inspection service designated by the Licensee and approved by Licensor and shall be conducted using the evaluation form attached hereto as Schedule K or a substantively similar form approved by Licensor. If a facility is currently approved for production, Licensee shall have no obligation to conduct a re-audit of the facility, unless Licensee has reason to believe that the facility is no longer in compliance with the Standards.

(C) Approval. The Licensee shall review all audit reports for completeness and accuracy. If the Licensee is reasonably satisfied with the completeness and accuracy of an audit report, it shall provide a copy or a reasonably detailed written summary thereof to Licensor. Licensor shall have 10 business days from its receipt of an audit report or written summary thereof to notify the Licensee of its disapproval of any facility that the Licensee represents to Licensor as satisfying the Standards. If Licensor does not give notice to the Licensee within such 10 business day period, the facility shall be deemed approved by Licensor. Licensor shall set forth in its notice of disapproval its reason(s) for disapproval in reasonable detail.

(D) Use of Facility. Unless and until the Licensee delivers to Licensor an audit report for a facility or written summary thereof that evidences compliance with the Standards and Licensor approves thereof, the facility shall not be used for the production of Licensed Products. If the Licensee uses a facility that has not been approved in accordance herewith, fails timely to submit to Licensor the audit report or a written summary when a re-audit of a facility is required in accordance with the terms hereof or if the Licensee or any of its Manufacturers, contractors or suppliers with respect to Licensed Products shall, in Licensor’s sole determination, fail to abide by the Standards, Licensor’s remedy with respect to such breach of this Section 7(g), to the extent that Licensor is not otherwise damaged as a result of such breach, shall be to terminate the License and all of the other rights granted to the Licensee under this Agreement. Nothing in this provision shall be deemed to confer third-party beneficiary rights upon any person, corporation, partnership or other entity.

(h) (i) In the event of Licensee’s unapproved or unauthorized manufacture, distribution, use or sale of any Licensed Products or any Packaging or materials bearing any reference to the Property, including promotional and advertising materials, or the failure of Licensee to comply with any provisions of this Section 7, Licensor shall have the right to: (A) immediately revoke Licensee’s rights with respect to any such Licensed Product licensed under this Agreement, and/or (B) at Licensee’s expense, confiscate or order the destruction of such unapproved, unauthorized or non-complying products, Packaging or materials. Such right(s) shall be in addition to and without prejudice to any other rights Licensor may have under this Agreement or otherwise.

(ii) Notwithstanding the foregoing, Licensee shall have an opportunity to cure an instance of non-compliance contained in subsections (f) or (g) of this Section within fifteen (15) days of notice from Licensor if, in Licensor’s good faith judgment, such non-compliance (x) was done inadvertently, and (y) is correctable so that there will be no damages caused to Licensor; provided, however, that Licensee shall not have the right to cure any subsequent instances of such similar type non-compliance.

(i) Licensee covenants and agrees that: (i) All Licensed Products manufactured, sold and distributed hereunder will be merchantable and fit for the purpose for which they are intended; (ii) the Licensed Products will conform at all times to all applicable federal, state and local laws, rules, regulations, ordinances and other enactments provided in the Territory or otherwise applicable, and all applicable industry standards, including but not limited to, those relating to product safety; and (iii) all Licensed Products will conform in all respects to the samples approved by Licensor and that Licensee will not distribute or sell any Licensed Products which are of a quality or standard inferior to or different from the approved quality.

8. Trademarks and Trademark Protection.

(a) Licensee, from covenants of Licensor, acknowledges that Licensor is the owner of all right, title and interest in and to the Property in any form or embodiment and is also the owner of the goodwill attached or which shall become attached to the Property in connection with the Licensed Products. Sales by Licensee shall be deemed to have been made for purposes of trademark registration for the benefit of Licensor, and all uses of the Property by Licensee shall inure to the benefit of Licensor.

(b) At Licensor’s request and expense, Licensee shall execute any documents, including registered users agreements, reasonably required by Licensor to confirm its ownership of all rights in and to the Property in the Territory and the respective rights of Licensor and Licensee under this Agreement. Licensee shall cooperate with Licensor at Licensor’s expense, in connection with the filing and prosecution by Licensor of applications in Licensor’s name relating to the use of the Property for Licensed Products in the Territory.

(c) Licensee shall never challenge or encourage anyone to challenge Licensor’s ownership of or the validity of the Property or any application for registration thereof or any trademark, copyright or other registration thereof or any rights of Licensor thereto. The foregoing does not, however, restrict Licensee from prosecuting any claim, exercising any right or seeking any remedy it might have against Licensor, in the event that Licensor breaches or violates the covenants, representations and warranties made in this Agreement, concerning its ownership of the Property.

(d) Licensee shall not, at any time or in any manner, knowingly or intentionally, engage in any activity or perform or permit any act which may in any way adversely affect any rights of Licensor to the Property or any registrations or applications for registration thereof or which may directly or indirectly reduce the value of the Property or derogate or detract from the repute thereof. To the extent that Licensee should have known that the consequences of the aforesaid action taken by or on behalf of Licensee, or caused by Licensee, was likely to materially adversely affect the interests of Licensor, such action shall be deemed to be a breach of this subsection, whether or not the Licensee engaged in such action knowingly and/or intentionally.

(e) Licensee shall not use any other trade names, trademarks or other designations including, without limitation, Licensee’s own corporate name or trade name in connection with the Property in any consumer advertising and publicity, labeling, packaging or printed matter utilized by Licensee in connection with the Licensed Products. Licensee may, however, use its own corporate name or trade name in connection with the Property in transactions between and among the parties hereto, and with Manufacturers, merchants, wholesale customers and others relating to: the manufacture of Licensed Products; the creation and development of designs, styles, advertising, promotional materials, packaging, printed matter and labeling of the Licensed Products; and the wholesale sale of the Licensed Products. Licensee shall not use the Property in combination with any other names or marks to form a new mark and shall not use the Property as a trade name or in any other manner other than in connection with the manufacture, distribution, sale and promotion of Licensed Products under this Agreement. Licensee will at all times make reference on the Licensed Products and on all packaging and promotional materials used in connection therewith that the Property is under license from the Licensor.

(f) Licensee recognizes the great value of the goodwill associated with the Trademarks and acknowledges that such goodwill belongs exclusively to Licensor, and that Licensee shall acquire no proprietary rights in the Trademarks or their goodwill by virtue of this Agreement. Licensee further recognizes that the Trademarks have acquired secondary meaning in the mind of the public. Accordingly, Licensee agrees that the breach of its obligations under this Agreement (other than breaches relating to the payment of monetary sums) will cause Licensor irreparable damages which may not be compensable by monetary damages, and that in the event of such breach, in addition to any other rights or remedies which Licensor may have, Licensor may seek and obtain injunctive relief, without the necessity of posting bond (unless otherwise required by law).

(g) Licensee shall prominently display on all Licensed Products, all Packaging materials, and in all advertising and promotional materials using the Trademarks, such trademark and/or copyright notices as are reasonable and customary.

(h) Licensee shall promptly notify Licensor if any legal action is instituted against Licensee relating to Licensee’s use of the Trademark. Licensee shall also promptly notify Licensor of any counterfeiting or other infringement of the Trademarks, or any diversion of the Licensed Products from the Licensed Channels of Distribution, of which Licensee becomes aware. Licensor shall have the right, but not the obligation, to institute legal action or take any other actions which it deems necessary to protect its interest in the Trademarks, and Licensee shall fully cooperate with Licensor in any such action, provided that any out-of-pocket expenses of Licensee incurred in connection therewith are paid or reimbursed by Licensor. Any monetary recovery resulting from any such action shall belong solely to Licensor. If Licensor declines to institute or continue any legal action, Licensee may, with the consent of Licensor, which will not be unreasonably withheld, institute or continue same in its name, at its sole expense, in which event any monetary recovery resulting there from shall belong solely to Licensee.

(i) Ownership of all intellectual property rights, whether recognized currently or in the future, including, without limitation, copyright, patent, trade secret and trademark rights, in the Licensed Products and in all designs, logos, artwork, packaging, copy, literary text, advertising material and promotional material of any sort and other matter utilizing the Property, including all such material developed by Licensee (collectively, the “Work”), shall vest in Licensor, and title thereof shall be in the name of Licensor, and Licensee hereby assigns all rights in and to all such Work to Licensor throughout the world in perpetuity. Licensor shall be free to modify, utilize, license and sublicense any or all such Work, without obligation to Licensee, subject to the terms and conditions of this Agreement. Licensee shall execute any further documents reasonably necessary to effectively assign and transfer all right, title and interest in and to the Work to Licensor. To the extent Licensee fails to execute any such further documents within ten days (10) after receipt of a written request to do so, Licensee hereby appoints Licensor as its attorney in fact and grants Licensor the power of attorney to execute the same in the name of Licensee. All such items and all Licensed Products shall bear the copyright and trademark notices as are reasonable and customary and any other legal notices, which Licensor may from time to time prescribe. Any and all additions to, and new renderings, modifications or embellishments of the Work shall, notwithstanding their invention, creation and use by Licensee and/or its representatives, affiliates and/or sub-licensees, if applicable, be and remain the property of Licensor, and Licensor may use, and license others to use the same, subject only to the provisions of this Agreement. Licensee and/or its representatives, affiliates and/or sub-licensees, if applicable, shall enter into written agreements with all of its employees and independent contractors (i) providing that all artwork and designs created by them in the course of Licensee’s performance under this Agreement shall be the property of Licensor either as works for hire under United States copyright law or otherwise, and (ii) obligating them to assign all rights in such artwork and designs to Licensor. Upon the request of Licensor, Licensee shall submit to Licensor for Licensor’s approval copies of all such agreements prior to use thereof. Licensee and/or its representatives, affiliates and/or sub-licensees, if applicable shall not permit any of its employees or independent contractors to obtain or reserve, by written or oral agreement or otherwise, any rights as “authors” or “inventors” of any such artwork or designs (as such terms are used in present or future United States copyright and/or patent statutes or judicial decisions). Licensee shall furnish to Licensor at Licensor’s request, full information concerning the invention and creation of such artwork and designs, together with the originals of assignments of all rights therein obtained from all such third parties to Licensor. Notwithstanding the preceding provisions of this Section 8(i), to the extent an invention or functional design (i) relates solely to footwear, (ii) can be reproduced without the Property and (iii) is invented solely by Licensee without material input from Licensor (hereinafter “Licensee Footwear Inventions”), then Licensor is hereby granted a non-exclusive, royalty free license to fully use and disclose any such Licensee Footwear Inventions during the term of this Agreement and extending for one year after the termination or expiration of this Agreement. Licensee shall own the Licensee Footwear Inventions. Upon termination or expiration of this Agreement, Licensee and Licensor agree to enter good faith negotiations for Licensee to grant Licensor a non-exclusive license to continue to use the Licensee Footwear Inventions, subject to reasonable royalties and commercially reasonable terms and conditions acceptable to both parties, and at terms at least as favorable to any other licensee of the Licensee Footwear Inventions. Notwithstanding the forgoing, this provision shall not preclude, limit or prevent the use by Licensee and its affiliates of the Licensee Footwear Inventions.

(j) Provided that Licensor reimburses Licensee for all costs of Licensed Products to be destroyed and any other costs related to Licensee’s compliance with this Section, Licensor may withdraw any or all elements of the Property, or any component part thereof, from the terms of this Agreement if Licensor determines that the exploitation thereof would or might violate or infringe the trademark rights of third parties, or subject Licensor to any liability or violate any law, court order, government regulation or other ruling of any governmental agency, or if, on account of the expiration or sooner termination of an agreement between Licensor and a third party from whom Licensor has obtained certain underlying rights relating to the exploitation of the Property hereunder or otherwise, Licensor shall no longer have the right to act in the capacity herein contemplated on behalf of any third party or parties, or if Licensor determines that it cannot adequately protect its rights in the Property under the copyright, trademark or other laws of the Territory. Such a withdrawal shall not be deemed a breach of this Agreement. Within five (5) business days of such withdrawal, Licensee shall, at Licensor’s sole discretion, (a) destroy or (b) deliver to Licensor at Licensor’s expense, any Licensed Products which are in Licensee’s inventory. Licensor shall indemnify Licensee for the direct production cost of such destroyed or returned Licensed Products; provided, however, that Licensee furnishes Licensor with (i) a detailed inventory of such Licensed Products, (ii) source documentation supporting such direct production costs, and (iii) an affidavit of destruction, if applicable, in a form acceptable to Licensor, evidencing the same.

9. Representations and Warranties.

(a) Licensee warrants and represents that throughout the Term of this Agreement:

(i) Licensee is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has the full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder.

(ii) Neither the execution, delivery nor performance of this Agreement by Licensee shall, with or without the giving of notice or passage of time, or both, conflict with, or result in a default or loss of rights under, any material agreement or understanding to which Licensee or any of its affiliates is a party or by which it or any of its properties may be bound.

(iii) The execution, delivery and performance of this Agreement by Licensee has been duly and properly authorized by all necessary corporate actions; and this Agreement constitutes the valid and binding obligation of Licensee enforceable in accordance with its terms.

(b) Licensor represents and warrants to Licensee as follows:

(i) That it is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has full right, power and authority to enter into this Agreement and to grant the rights provided hereunder to Licensee in accordance with and as contemplated by this Agreement;

(ii) It is the sole and exclusive owner of all right, title and interest in and to the Property throughout the Territory free and clear of any and all liens, claims, charges and other encumbrances of any nature which conflict with the license granted herein;

(iii) The execution, delivery and performance of this Agreement by Licensor have been duly and properly authorized by all necessary corporate actions; and

(iv) This Agreement constitutes the valid and binding obligation of Licensor enforceable in accordance with its terms;

(v) Neither the execution, delivery, nor performance of this Agreement by Licensor shall, with or without the giving of notice or passage of time, or both, conflict with, or result in a default or loss of rights under, any material agreement or understanding to which Licensor or any of its affiliates is a party or by which it or any of its properties may be bound.

10. Indemnification.

(a) Licensee shall indemnify and hold the Licensor, and its subsidiaries and affiliates, and their officers, directors, shareholders, employees, representatives and agents, harmless against any and all settlements, claims, demands, causes of action, judgments, damages, losses, costs and expenses (including but not limited to attorney’s fees and litigation costs) of any kind whatsoever actually or allegedly suffered by any person, persons, product, customers or property arising in any way out of, or incidental to, the Licensed Products or suffered or incurred by the Licensor in connection with any allegedly unauthorized use of any patent, process, idea, method, or device in connection with the Licensed Products except as authorized by this Agreement, and also from any claims, suits, losses and damages arising out of alleged defects in the Licensed Products or resulting from any failure of Licensee, or any person, firm, or entity acting under or through Licensee, to comply with the provisions of this Agreement or to comply with any applicable Laws including, without limitation of the foregoing, accidental death of, or injury to, persons or damage to property, and claims of infringement of intellectual property rights, including copyrights, trademark, trade dress and/or patent claims. The Licensee shall obtain, at its own expense, product liability insurance from a recognized insurance company qualified to do business in the State of New York, providing adequate protection with a limit of liability (in addition to costs of defense) of not less than Three Million ($3,000,000.00) Dollars per occurrence, insuring, without limitation, against any claims, suits, losses or damages arising out of any alleged defects in the Licensed Products, including actions for breach of warranty, negligence and strict liability in tort. Said product liability insurance shall be issued by a company reasonably satisfactory to the Licensor, and a certificate evidencing the paid policy naming the Licensor as an insured party will be submitted to the Licensor by the Licensee within forty-five (45) days following the commencement of this Agreement. Said policy will provide that the insurer may not terminate it or materially modify it without thirty (30) day’s prior written notice to the Licensor. Payment for any indemnification due hereunder will be made on demand. Excluded from this indemnity shall be all obligations of Licensor to indemnify Licensee pursuant to Section 10(b) below.

(b) The Licensor shall indemnify, defend and hold the Licensee and its subsidiaries and affiliates, and their officers, directors, shareholders, employees, representatives and agents, harmless against any and all claims, settlements, judgments, damages, losses, costs and expenses (including but not limited to reasonable attorney fees) incurred by the Licensee solely as a result of any claim by any person, firm or entity that Licensee’s use of the Property strictly in accordance with this Agreement infringes upon any rights granted to such person, firm or entity by Licensor, to the extent such claim arises within the Territory. Additionally, if by reason of any claims referred to in this subsection Licensee is precluded from selling any stock of Licensed Products or utilizing any materials in its possession or which come into its possession by reason of any required recall, Licensor shall be obligated to purchase such Licensed Products and materials from Licensee at their out-of-pocket cost to Licensee, excluding overhead, but Licensor shall have no other responsibility or liability with respect to such Licensed Product or materials.

(c) Any party claiming a right to indemnification under this Section 10 (“indemnitee”) shall give prompt written notice to the other party (“indemnitor”) of any claim or legal proceeding which may give rise to such right to indemnification (a “Claim”). Without limiting the foregoing, Licensee agrees to give Licensor written notice of any product liability Claim made against Licensee with respect to any Licensed Product within fifteen (15) days of Licensee’s receipt of the Claim. Without limiting the foregoing, Licensee agrees to give Licensor written notice of any product liability Claim made or suit filed with respect to any Licensed Product, any investigations or directives regarding the Licensed Products issued by the Consumer Product Safety Commission (“CPSC”) or other federal, state or local consumer safety agency, and any notices sent by Licensee to, or received by Licensor from, the CPSC or other consumer safety agency regarding the Licensed Products within ten (10) days of Licensee’s receipt or promulgation of the Claim, suit, investigation, directive, or notice. Without limiting the foregoing, Licensee agrees not to communicate with the press regarding any product liability Claim, and not to confirm or deny any information relating to such Claim without Licensor’s prior written consent. The indemnitor shall have the right to defend any Claim or action at its sole cost and expense with counsel of the indemnitor’s choice reasonably satisfactory to the indemnitee. The indemnitee will at all times cooperate in all reasonable respects with the indemnitor and counsel in the conduct of the defense of any Claim or action giving rise to indemnification hereunder.

(d) Notwithstanding any provisions of this Section 10 or any other provisions of this Agreement, Licensee will in no event have the right, in any Claim or action or proceeding hereunder, to settle any claims or issues relating to any Trademarks or the rights to ownership or utilization thereof.

(e) Except with respect to either party’s indemnification obligations set forth in this Agreement, neither party shall be liable to the other party for any indirect, incidental, consequential, punitive, exemplary, reliance or special damages, regardless of whether such party was advised or otherwise knew of the possibility thereof and in no event shall either party be liable for lost profits.

11. Termination of Agreement. Licensor shall have the right to terminate this Agreement without prejudice to any rights which it may have, whether pursuant to the provisions of this Agreement or at law, or in equity, or otherwise, upon the occurrence of any one or more of the following events:

(a) Licensor may terminate this Agreement, effective upon giving Licensee written notice of termination, if (i) Licensee knowingly sells Licensed Products outside of the Territory, (ii) Licensee is at any time in default under subsection (f) of Section 7, or is at any time knowingly in default under any other subsection of Section 7, or knowingly distributes Licensed Products to non-licensed channels of distribution, (iii) any Transfer takes place or change in the record or beneficial ownership of Licensee or any of its parents or affiliates changes in a manner so as to change the actual control and management of Licensee or an assignment or change of control prohibited by Section 15 shall take place, (iv) Licensee defaults on any obligations secured by a security interest in or other lien or encumbrance on any Licensed Products and fails to cure such default prior to the time the secured party acts with respect to such Licensed Products, (v) Licensee fails to maintain in effect any insurance required by the provisions of Section 10(a), or (vi) pursuant to subsection 6(a), unless such breach if with respect to subsection (iv) or (v) hereof is cured, if curable, within fifteen (15) business days after written notice thereof.

(b) Licensor may also terminate this Agreement, effective immediately upon giving Licensee written notice of termination, if (i) Licensee fails to make any payment due to Licensor under this Agreement when such payment is due and fails to cure such default for five (5) business days or more after written notice thereof from Licensor to Licensee, (ii) Licensee fails three (3) or more times during any period of one year during the term of this Agreement to make any payment due to Licensor for a period of twenty (20) days or more after such payment is due, (iii) the Licensee breaches or fails to perform any other terms or provisions of this Agreement not otherwise provided for above, and such breach or failure is not curable or, if curable, is not cured within twenty (20 days after written notice thereof from Licensor, or (iv) Licensee files a voluntary petition or proceeding in bankruptcy or under any federal or state bankruptcy or insolvency or other law for the relief of debtors; consents to the appointment of a receiver, custodian or liquidator for a portion of its business or property; has filed against it and not dismissed within forty-five (45) days an involuntary proceeding under any federal or state bankruptcy or insolvency or other law for the relief of debtors or for the appointment of a receiver, custodian or liquidator; (v) Licensee makes an assignment for the benefit of its creditors; or (vi) Licensee ceases or admits in writing its intention to cease, the manufacture, sale or distribution of Licensed Products or the conduct of its business in the ordinary course.

(c) A default of Licensee under this Agreement shall constitute a default by Licensee under any other agreement between Licensor and Licensee.

12. Effect of Expiration or Termination.

(a) Upon the expiration or termination of this Agreement for any reason whatsoever, all rights of Licensee under this Agreement shall terminate and automatically revert to Licensor, except as otherwise provided herein. Upon expiration or termination, Licensee shall immediately discontinue all use of the Property and shall no longer have any right to use the Property or any variation or simulation thereof in any manner or for any purpose whatsoever, except as provided in Section 12(d). Licensee shall transfer to Licensor by such documentation as Licensor may require all registrations, filings, trademarks, copyrights and other rights with regard to the Property which Licensee may have possessed at any time. Subject to the provisions of Section 12(e) concerning the sale of Termination Inventory (as defined below), Licensee shall deliver to Licensor, at Licensee’s expense, all sketches, samples, designs or other matters belonging to Licensor and relating to Licensed Products, and all Licensed Products, packaging materials and advertising and promotional materials bearing reference to the Property in any form.

(b) Upon termination or expiration of this Agreement for any reason, including termination under Section 11(b), no trustee in bankruptcy, assignee for the benefit of creditors, custodian, receiver, sheriff or court officer or other successors to Licensee or its assets or business shall have any right to continue this Agreement or to use or exploit the Property in any manner whatsoever.

(c) Notwithstanding the provisions of Section 11(b), in the event that under the United States Bankruptcy Code or any amendment or successor thereto (collectively the “Bankruptcy Code”), the trustee in bankruptcy of Licensee, as bankruptcy debtor, is permitted to and does assume this Agreement and thereafter proposes to assign this Agreement by an assignment which fulfills the applicable requirements of the Bankruptcy Code, the trustee or Licensee shall notify Licensor of the proposed assignment in advance, in writing, setting forth the name and address of the proposed assignee, the proposed consideration for the assignment and all other material terms and conditions of the proposed assignment. Such notice shall be considered an offer to Licensor to have this Agreement assigned to Licensor or its designee for the consideration (or its reasonable equivalent in money) and under the other material terms in the notice. Licensor may exercise the option and accept the offer by giving the trustee or Licensee, as appropriate, written notice of exercise and acceptance within twenty (20) days after Licensor receives the notice from the trustee or Licensee. If Licensor fails to give notice and exercise the option within such twenty (20) day period, the trustee or Licensee may complete the proposed assignment, but only to the party and for the consideration and under the terms described in the notice.

(d) Within twenty (20) days after the expiration or termination of this Agreement, Licensee shall prepare and deliver to Licensor a written statement of Licensed Products and inventory on hand bearing reference to the Property or Licensor’s name in any form (the “Termination Inventory”), including a complete and accurate schedule as of the date of expiration or termination of all completed Licensed Products on hand that bear reference to the Property or Licensor’s name in any form; all work in process that bears reference to the Property or Licensor’s name in any form relating to Licensed Products on hand, including uncut piece goods and products and materials in the process of manufacture; all Packaging, advertising and promotional materials and other documents or items that bear reference to the Property or Licensor’s name in any form in Licensee’s possession or control or in the process of manufacture for Licensee and the cost of each item included in such Termination Inventory. Provided that this Agreement has not been terminated by Licensor as a result of (i) Licensee’s failure to make payments as agreed, or (ii) failure of the Licensed Products to comply with governmental requirements, or (iii) a violation of any other provision of this Agreement by Licensee, or (iv) any action or omission by Licensee which could result in jeopardy to Licensor’s rights in the Property by the continued sale of Licensed Products, Licensee shall be free to sell the Termination Inventory to Licensor or to third parties for a period of one hundred eighty (180) days after expiration or termination of this Agreement. Any items in the Termination Inventory bearing reference to the Property or Licensor’s name in any form that have not been sold and remain after the selling period provided for in this Section shall have all uses of the Property removed by Licensee, including but not limited to, all tags and labels bearing any reference to the Property, from the Licensed Products and shall thereafter deliver to Licensor, dispose of or destroy the remainder of the packaging materials in accordance with Licensor’s instructions.

(e) Immediately upon the expiration or termination of this Agreement for any reason, Licensor shall have the free and unrestricted right to grant other parties one or more licenses to use the Property in connection with the manufacture, sale, distribution or advertising and promotion of Licensed Products in the Territory or to enter into such other transactions as it desires for the use of the Property with Licensed Products or in any other manner, without any obligation of any kind to Licensee. The right of Licensee to sell items of Termination Inventory under Section 12 (d) is non-exclusive only and shall not in any manner limit Licensor’s right to enter into other licenses or transactions.

(f) Notwithstanding any termination of this Agreement, Licensor hereby reserves all rights and remedies which are granted or available to it under this Agreement or applicable law, and termination shall not be deemed to be an exclusive remedy or to limit Licensor in any manner from enforcing any other rights or remedies.

13. [Intentionally Left Blank]

14. Notices.

All notices, requests, demands and other communications permitted or required to be given or delivered under or by reason of the provisions of this Agreement ball be in writing and shall be deemed conclusively to have been given (i) when personally delivered, (ii) when sent by facsimile (with hard copy to follow) during a business day (or on the next business day if sent after the close of normal business hours or on any non-business day), (iii) when sent by electronic mail (with hard copy to follow) during a business day (or on the next business day if sent after the close of normal business hours or on any non-business day). (iv) one (1) business day after being sent by reputable overnight express courier (charges prepaid), or (v) three (3) business day following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, requests, demands and communications to the parties shall be sent to the addresses indicated below:

Notices to Licensee:

Tony LoConte

Anthony L & S, LLC

1400 Broadway, 14th Floor

New York, NY 10018

tonylo@alsusa.com

Facsimile: (212) 386-7660

With a mandatory copy to (which shall not constitute notice to the Licensee):

William H. Cox, Esq.

Gordon, Herlands, Randolph & Cox LLP

355 Lexington Avenue, 10th floor

New York, NY 10017

wcox@gordonherlands.com

Facsimile: 212-983-0772

And

Anthony Siniscalchi, CPA

A. Uzzo & Company, C.P.A.’s, P.C.

287 Bowman Avenue

Purchase, NY 10577

asinicalchi@auzzo.com

Facsimile (914) 694-9017

Notices to Licensor:

Phat Fashions LLC

c/o Kellwood Company

1441 Broadway

6th Floor

New York, New York 10018

With a mandatory copy to (which shall not constitute notice to the Licensor):

Kellwood Company

600 Kellwood Parkway

Chesterfield, MO 63017

Attention: Keith A. Grypp

Keith.Grypp@kellwood.com

Facsimile: (314) 576-3388

15. Assignment.

This Agreement shall be binding upon and inure to the benefit of Licensor, its successors and assigns. This Agreement and the rights hereunder are personal to Licensee and shall not be transferred, assigned, sub-contracted (except for manufacture of Licensed Products as expressly provided for herein) or sublicensed in any manner, pledged or otherwise encumbered by Licensee, whether voluntarily, involuntarily, by operation of law or otherwise (“Transfer”). Any Transfer shall be void and of no force and effect unless permitted in accordance with the express provisions hereof. Any Transfer of shares of capital stock or other beneficial ownership interest in Licensee held by the present shareholders of Licensee or members of the immediate families of such shareholders (the “Present Control Group”), however accomplished and whether in one or more related or unrelated transactions, shall constitute a Transfer by Licensee of its interest hereunder if the total ownership of the Present Control Group is at any time less than sixty-six and two-thirds (66-2/3%) percent. The term Transfer shall also include any merger, consolidation, reorganization or other transaction or transactions, whether in one or more related or unrelated transactions, involving Licensee or an Affiliate, parent or owners of Licensee, whereby the voting stock interest or beneficial ownership interest in Licensee held by the Present Control Group is reduced below sixty-six and two-thirds (66-2/3%) percent. If Licensee is a partnership, a Transfer shall be deemed to have occurred if the profit and loss participation in Licensee by the Present Control Group is reduced below sixty-six and two-thirds (66-2/3%) percent or if the same shall occur with respect to any general partner of Licensee. The names and shareholdings of all present beneficial owners of the outstanding shares of Licensee’s capital stock are set forth in Schedule H annexed hereto.

16. No Joint Venture.

Nothing herein contained shall be construed to have the effect of placing the parties hereto in the relationship of partners or joint venturers, or create any agency, or any other relationship other than that of Licensor and Licensee. No party shall have the power to obligate or bind any other party in any manner whatsoever except as expressly provided for herein.

17. Modifications of Agreement; Previous Agreement.

This Agreement can only be extended, waived or modified by a writing signed by both parties. There are no representations, promises, warranties, covenants or undertakings other than those contained in this Agreement. This Agreement, including the Schedules attached hereto, contains the entire agreement between the parties concerning the subject matter hereof, and supersedes any pre-existing agreement and any oral or written communications between the parties concerning the subject matter hereof, including but not limited to the Prior License Agreement.

18. Enforcement.

Any provisions of this Agreement which are unenforceable in any jurisdiction in which this Agreement is sought to be enforced, or are invalid or contrary to the law of such jurisdiction, or the inclusion of which would affect the validity, legality or enforcement of this Agreement, shall be of no effect, and in such case all remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement as though no such invalid portion had ever been included herein. It is the intent of the parties to create a valid license to the Property, and all provisions of this Agreement should be read to give this intent legal force and effect. In any action or proceeding brought by Licensor to enforce any rights under, or pursuant to, this Agreement, Licensor shall be entitled to recover all reasonable costs and expenses incurred in connection therewith, including all legal fees and disbursements.

19. Governing Law.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York applicable to contracts made and to be performed in the State of New York, without regard to conflicts of law principles.

20. JURISDICTION.

EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, COURTS LOCATED IN THE STATE OF NEW YORK IN ANY ACTION TO ENFORCE, INTERPRET OR CONSTRUE ANY PROVISION OF THIS AGREEMENT, AND ALSO HEREBY IRREVOCABLY WAIVES ANY DEFENSE OF IMPROPER VENUE OR FORUM NON CONVENIENCE TO ANY SUCH ACTION BROUGHT IN THOSE COURTS. EACH PARTY FURTHER IRREVOCABLY AGREES THAT, ANY ACTION TO ENFORCE, INTERPRET OR CONSTRUE ANY PROVISION OF THIS AGREEMENT WILL BE BROUGHT ONLY IN ONE OF SUCH COURTS AND NOT IN ANY OTHER COURT.

21. Equitable Relief.

Licensor and Licensee acknowledge that their performance and obligations hereunder are unique, of extraordinary value, and that a material breach by either such party of any material obligation hereunder will cause the other such party irreparable damage which cannot be compensated with money only. Therefore, each such party agrees that the other such party, as a matter of right, shall be entitled to an injunction or other equitable relief, in addition to all other rights at law to prevent the material breach of any material terms or conditions hereof, and to enforce any rights of the party seeking equitable relief hereunder.

22. Payments.

All payments hereunder shall be made by wire transfer according to instructions provided by Licensor in U.S. currency and (ii) be deemed made on the date of receipt of such transfer by Licensee.

23. Waiver of Jury Trial.

Licensor and Licensee waive any right to trial by jury in any action, proceedings or counterclaim concerning this Agreement and any rights thereunder or any other agreement delivered in connection herewith, if any, and agree that any such action, proceedings or counterclaim shall be tried before a court and not before a jury.

24. Force Majeure.

If the performance of any provision of this Agreement by another party is prevented or delayed by reason of war, mobilization, revolution, civil commotion, riot, flood, hurricane, act of God, or the public enemy, the party affected, shall promptly provide notice there under to the other party and shall be excused from such performance to the extent that it is prevented or delayed thereby during the continuance of any such happening of such event until sixty (60) days after the date that the affected party is no longer prevented or delayed from performing the provisions of this Agreement by reason of the above events.

25. Prevailing Party.

The parties hereto acknowledge that they are the only parties to this Agreement and that this Agreement is not intended to impose, and shall not be construed to impose, any contractual or other legal obligation on any person or entity other than the parties hereto. The parties further agree that (i) if any party hereto asserts, or causes or encourages any third party to assert, any claim arising under or relating to this Agreement against an Affiliate of another party to this Agreement and (ii) such Affiliate is the prevailing party with respect to such claim, then such Affiliate shall be entitled to recover from such party all attorneys’ fees and all other costs, expenses and fees incurred by such Affiliate in connection with the claim. The parties hereto acknowledge, agree and intend that any such Affiliate is a third party beneficiary of this provision (but not with respect to any other provision of this Agreement) and, as such, shall have the right to enforce this provision to the same extent as if it were a party to this Agreement. As used herein, the term “Affiliate” means any and all of the following: (x) any direct or indirect shareholders, partners or other persons or entities with an ownership or controlling interest in a party to this Agreement, (y) any corporation, partnership, group, person or entity controlled by or under common control with such party or (z) any individual serving as a director, officer, manager, agent or other representative of any person described in clauses (x) or (y) of this sentence.

26. [Intentionally Left Blank]

27. Change of Control

This Agreement may be assigned by Licensor without Licensee’s consent in connection with a change of control of Licensor, to an affiliate of Licensor, or to a lender for purposes of collateral security. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LICENSOR:

Phat Fashions, LLC

By:
Name:
Title:

By:
Name:
Title:

LICENSEE:

Anthony L & S, LLC

By:
Name: Anthony LoConte
Title: President

LIST OF SCHEDULES

A	Trademark(s), Copyright(s) and Registration(s)

B-1 and B-2	Licensed Channels of Distribution

C	Licensed Products

D	Additional Territory (if any)

E	Manufacturers Agreement

H	Names and Shareholdings of Licensee’s Shareholders

I	Form of Quarterly and Monthly Reports, Product Approval Form

J	Kellwood Code of Conduct

K	Evaluation Form

SCHEDULE A

United States Trademark(s) and Registration(s), if any

1. PHAT® in cl. 25; Reg. No. 2,372,748; registered, August 1, 2000.

2. PHAT® in cl. 26, Reg. No. 3,117,467; registered, July 18, 2006.

3. BABY PHAT® in cl. 25; Reg. No. 3,004,138; registered, October 4, 2005.

4. BABY PHAT GIRLZ® in cl. 25; Reg. No. 2,557,269; registered, April 2, 2002.

5. ® in cl. 25; Reg. No. 3,000,181; registered, September 27, 2005.

6. ® in cl. 25; Reg. No. 3,000,182; registered, September 27, 2005.

7. ® in cl. 25; Reg. No. 3,037,296, registered, January 3, 2006.

SCHEDULE B

Licensed Channels of Distribution

Schedule B-1

DEPARTMENT STORES:

MACY’S GROUP/ FEDERATED

DILLARD DEPT. STORES

NORDSTROM’S

BELK

BON TON STORES, CARSON PIRIE SCOTT,

SAKS, INC.

STAGE STORES- BEALLS, PALAIS ROYAL, PEEBLES

Sears (PHAT FARM only)

JC Penney (PHAT FARM only)

SPECIALTY STORES:

E & J LAWRENCE

DR. JAY’S

DR. JAY’S.COM

ESCO

DTRL

VIM

DR J

DR J.com

KARMALOOP

FOOT LOCKER, all divisions

SHOE SHOW

SHOE CARNIVAL

DSW

OFF BROADWAY

JOURNEYS

UNDERGROUND STATION

SHEIK

EUROSTAR

SHELMAR

MR ALAN SNEAKER

VILLA

SPORTS ZONE

CITY BLUE

DR DENIMS

UNICA

HANG UP SHOPPES

FINISH LINE/ MAN ALIVE

AGAINST ALL ODDS

GLIK’S

ARS FASHION

BABYLON KIDS INC

BIG AL’S

CHIC CLASSICS

CLIFTON CHILDRESNWEAR

EDISON CHILDRENSWEAR

COOKIE’S

DETOUR

DR. STYLZ

DESIGNER JEANS COLLECTION

KIDZ PLAZA

KIDS COLLECTION

MAGAWAD CORP.

GIBBONS CO.

G TOWN INC

GOLDEN TREASURES INC

HIP HOP COLLECTION

HOLLYWOOD KIDS

HIP ZEPI

JBG

J& M CHILDREN’S CENTER

KIDS CITY

KIDDEE KORNER

KIDS LIL FOOT

K & M UNLIMITED

KNEEKNOCKERS

KID’S WORLD OF THE BRONX

KIDS WORLD OF BAY PLAZA

KIDS TOWN

KIDS PALACE

KIDS PLACE OF NJ

LORD’S KIDS

LOOKING GOOD OF ALABAMA

MOTOGRAB DBA RAFAELO’S

M. SCHNEIDER

MASHIKO’S

HABERDASHERS

PHATKAP’S

PIBEN

PLAYMAKERS

RAQUEL’S

REGINE’S

SAME’S

SUPER KIDZ

SILVER SOUND

SASSON’S YOUTHWORLD

SUNSHINE STORES

156 DELANCEY STORES

US KIDS

VILLAGE MART

YES KIDS

YOUNGLAND KIDDEE

ZODIAC KIDS

A & S STORES

BELLA BOUTIQUE

CDN SPORTS

FASHION CITY II

FOCUS

HIGH FASHION

HANAIS FASHION

JAMES MEN’S 7 KIDS

ON TIME FASHIONS

SALM DUNK SPORTSWEAR

STYLZ

TOP NEW YORK FASHIONS

HIS & HERS

BROADWAY KIDS/ CITY CORP

FUNKY RAGS

FOUR BROTHERS

N & G BROTHERS

FOOTMART USA

JEANS TOWN

SPORTS CLASSICS

TWINS TOWN

HILO BAY OUTFITTERS

YOUNGWORLD

KIDS KORNER

BELVEDERE BLUES

AAFES

NEXCOMM

A.E.R.S INC

MATAI

SPORTS DOME

IN NEW STYLE

KD’S

IMAGES OF NEW YORK

ZAKARE SPORTS AND FASHIONS

URBAN PALACE

FOREVER YOUNG NY

W B FASHIONS

GOLDEN FASHIONS

COLORINA KIDS INC

KRAZY JEANS

HARTA 2 HART

TSHUBA

MALE ATTRACTIONS

ALLIANCE CLOTHING

SAMARA’S

HOPT SPOT

MARTY’S

COOKIE’S

CLOTHIN CHOICE

KIDS CLOTHING INC

URBAN FLAVA

KIDS WROLD OF FORDHAM

LE LOLLY POP

SUN VET KIDS

KIDS GALLERY

YOUNG FASHIONS

HI LEVEL FASHIONS

FASHION AVE

KIDS LOVE

RAHMA INC.

MISTY’S URBAN APPAREL

MIRAGE EXPRESS

THE SPORTS CENTER

URBAN WEAR AMERICA

LIL BALLERZ

THE BABY CLOSET

DIME PIECE KIDS

ON TIME FASHONS

KIDS STOP

KIDS WORLD

CABLE CAR KIDS

C STYLE URBAN FASHIONS

BRAGG & BOAST

AJ’S BOUTIQUE

TOM KID

ME & MY DAD

VELOCITY CLOTHING

LITTLE NY ENTERPRISES

O CITY SOURCE

CITY LIMITS

COUNTY KIDS

513 SPORTSWEAR

RIDORE’S

CLOTHING

S & A FASHION

INTERNET, DIRECT MAIL AND DIRECT MARKETING RETAILERS

ZAPPOS

AMAZON

KARMALOOP

DRJ.COM

SHOES.COM

Schedule B-2

ROSS/ DD’S

MARMAXX (TJ MAXX, MARSHALL’S, A.J. WRIGHT)

CITI-TRENDS

BURLINGTON

GORDMAN’S

CENTURY 21

FORMAN MILLS

BEALLS OUTLET

L AND M FOOTWEAR

Licensee may also sell Licensed Products to other better specialty and department stores by first obtaining Licensor’s prior written approval in accordance with the approval and notice procedures set forth in paragraphs 7(a) and 14, respectively, of this Agreement.

SCHEDULE C

Licensed Products

Female (Baby Phat): Women’s and Girls’ athletic footwear.

SCHEDULE D

Additional Territory, if Any

Canada

Europe

Middle East

SCHEDULE E

Manufacturer’s Agreement

Address of Manufacturer:

Territory of Manufacture:

Licensor:        Phat Fashions LLC

Licensee:        Anthony L & S

Expiration Date of License

  (unless Sooner Terminated

  or Extended):

Authorized Licensed Products:

See attached schedule.

Marks and Property

See attached schedule.

In order to induce Licensor to consent to the manufacture of the above specified Authorized Licensed Products using any of the above specified Marks and Property by the undersigned, the undersigned agrees that:

It will not manufacture the Authorized Licensed Products to the order of anyone but the Licensee, will invoice only the Licensee, will not ship to anyone other than the Licensee and will not ship after the expiration date of the License.

It will not subcontract production of the Authorized Licensed Products or components which contain any of the above specified Marks and Property without Licensee’s written consent.

It will not (without Licensee’s written consent) manufacture merchandise utilizing any of the above specified Marks and Property and/or trade names owned or otherwise authorized for use by Licensee other than the Authorized Licensed Products.

It will not publish or cause the publication of pictures of the Authorized Licensed Products in any publication or promotional material, nor advertise the fact that it is permitted to manufacture Licensed Products.

Upon expiration or termination of the Trademark License Agreement, by and between the Licensor and Licensee, or upon notification by the Licensee or the Licensor, the undersigned Manufacturer will immediately cease manufacturing the Authorized Licensed Products and deliver to Licensee or its authorized representative that portion of any and all molds, plates, engravings or other devices used to reproduce the copyrighted materials and/or trademarks or will provide Licensee with evidence that the Marks and Property have been erased.

The Manufacturer further agrees as follows:

(i) It shall not use child labor in the manufacturing, packaging or distribution of Licensed Products or Packaging or advertising or promotional materials hereunder. The term “child” refers to a person younger than the age for completing compulsory education, but in no case shall any person younger than fourteen (14) years of age be employed in the manufacturing, packaging or distribution of Licensed Products or Packaging or advertising or promotional materials hereunder.

(ii) The Manufacturer shall provide employees with a safe and healthy workplace in compliance with all applicable laws. The Manufacturer agrees to provide Licensor with all information Licensor may request about manufacturing, packaging and distribution facilities for the Licensed Products.

(iii) The Manufacturer shall only employ persons whose presence is voluntary. The Manufacturer shall not use prison labor, or use corporal punishment or other forms of mental or physical coercion as a form of discipline of employees.

(iv) The Manufacturer shall comply with all applicable wage and hour laws, including minimum wage, overtime, and maximum hours. The Manufacturer agrees to utilize fair employment practices as defined by applicable laws.

(v) The Manufacturer shall not discriminate in hiring and employment practices on grounds of race, religion, national origin, political affiliation, sexual preference, gender or age.

(vi) The Manufacturer shall comply with all applicable environmental laws.

, 20

MANUFACTURER:

By:
Name:
Title:

SCHEDULE F

Licensee’s Existing Licenses

FUBU

LEVI’S [Distributor agreement as an affiliate of Licensee]

CADILLAC

U.S. POLO ASSOCIATION

BOB MARLEY

ADIO

SCHEDULE G

[INTENTIONALLY DELETED]

SCHEDULE H

NAMES AND SHAREHOLDINGS OF LICENSEE’S SHAREHOLDERS

Name:	% Ownership:

SCHEDULE I

Reporting Forms

MONTHLY SALES STATUS FORM 1001

Licensee:			Date Sent:
Licensed Property:			Date Received:
Submitted by:			Shipping Month:

RETAILER	WHOLESALE $	UNITS	COMMENTS

Exhibit 3.2(d)

FINANCIAL PAYMENT SCHEDULE

QUARTERLY ROYALTY AND ADVERTISING REPORT BY MONTH

FORM # 1101

Date
Licensee (Company Name)
Licensed Property
Licensed Category
Completed by
Address

Royalty Report -    *** On a separate document, Submit unit breakdown by style, by month, by account, for back up

Month /Year	Description	Units sold (dz )	Gross $ Sales	Discounts	Returns	Net Sales	Royalty % Rate	Royalty $ Earned

TOTAL

Total Royalty $ Earned
Less: Advance Paid
Less : Prev Royalty Payments
Dollar Balance Due

Advertising Report

Month / Year	Description	Units sold (dz )	Gross $ Sales	Discounts	Returns	Net Sales	Advertising % Rate	Advertising $ Earned

TOTAL

Total Advertising $ Earned
Less : Advance Paid
Less : Prev Advertising Payments
Dollar Balance Due

Exhibit 3.2(d)

Pre Approval Form # 2001

Form 2001 and Color Spec Sheet Must be Submitted in Duplicate

Licensee:	Submitted by:	Date:

Style No.	Description	Season	Delivery Date	Fabric	Approved	Rejected	Comments

Additional Comments:

Please complete the above, attach a picture or sketch of the item(s) and forward to:

Kellwood 1441 Broadway, (6th Floor) New York, N. Y. 10018 Att: Brenda Palmer

Note: This Form is for Pre-Approval Only

Completed Samples must be Approved Prior to Market

Exhibit 3.2(d)

Schedule J

Kellwood Code of Conduct

General Coverage

1.	Legal Requirements

2.	Child Labor

3.	Forced Labor

4.	Wages and Benefits

5.	Working Hours

6.	Discrimination and Women’s Rights

7.	Disciplinary Practices

8.	Freedom of Association

9.	Health and Safety

10.	Environmental Safekeeping

11.	Monitoring Standards

Specific Expectations

1.	Legal Requirements

Kellwood expects its business partners at minimum to obey the labor laws of their respective countries. In the absence of specific laws, Kellwood may set standards based on worldwide commonly accepted industry practices.

Kellwood also expects that International law related to the conduct of business between Nations be followed at all times. United States Customs’ rules of Country of Origin must be strictly obeyed at all times. Kellwood does not permit subcontracting unless contractor receives specific permission from Kellwood business unit.

Evidence of Compliance

•	Factory can account for all production.

•	Production, purchase order and export records maintained in good order.

•	No issues of transshipment.

Evidence of Noncompliance

•	Tampering or altering proper category and/or country of origin.

•	Not maintaining production, purchase order and export records.

2.	Child Labor

Kellwood’s definition of illegal child labor is the more stringent of the following:

a.	under the age of 14, or

b.	under the compulsory age to be in school, or

c.	under the legal minimum age for employment in the host country.

d.	Kellwood also expects factory to meet all host country requirements pertaining to documentation and job placement of restricted age workers.

e.	Kellwood also expects on-site facility contractors (Canteen service, cleaning service, trimming service, etc.) to comply with laws pertaining to child labor.

Evidence of Compliance

•	All employees of legal employment age.

•	All employees have valid age documentation and photo identification.

Evidence of Noncompliance

•	Workers under legal employment age.

•	Lack of valid age documentation.

•	Lack of photo identification.

•	Restricted age violation (job placement, work hours, documentation, etc.)

•	Underage children in factory except in approved separate child care facility.

3.	Forced Labor

Kellwood prohibits forced, prison, indentured or bonded labor. There should be no restriction on free movement of employees to:

a.	work in another factory, if legally allowed, or

b.	return to home country, if imported worker, or

c.	leave premise of factory if necessary, or

d.	leave dormitory, if applicable, within reason.

e.	Kellwood also expects there will be no involuntary withholding of ID papers, no involuntary employee monetary deposits or other practices that would be unreasonably restrictive to workers.

Evidence of Compliance

•	Employee relationship to factory completely voluntary.

•	No restriction to reasonable free movement of employees.

2

Evidence of Noncompliance

•	Use of forced, prison, indentured or bonded labor.

•	Involuntary withholding of ID papers.

•	Involuntary employee monetary deposits.

•	Inability to leave factory or dormitory if necessary.

•	Unreasonable restrictions to basic needs (bathroom, drinking water, infirmary, etc.)

4.	Wages and Benefits

Kellwood expects factory to comply with all applicable wage and benefit laws of host country including:

a.	pay at least minimum wage for all hours worked to all employees, including pieceworkers.

b.	pay all hours above standard workweek at legally defined overtime premium.

c.	pay employees on schedule according to host country law.

d.	Kellwood also expects all legally required employee benefits be properly funded and paid into appropriate accounts.

Evidence of Compliance

•	All workers meet or exceed applicable minimum wage for all hours worked.

•	All hours defined as overtime paid at required OT premium.

•	All legally required benefits provided.

•	Wages paid on schedule required by law.

•	Training wage provision, if allowed, is properly applied.

•	Employees confirm their wages.

Evidence of Noncompliance

•	Clear violation of minimum wage.

•	Clear violation of required OT premium.

•	Failure to provide legally required benefits.

•	Failure to pay on schedule required by law.

•	Failure to pay into appropriate benefits account.

•	Failure to maintain employee time and wage records.

•	Fraudulent time or wage records.

•	Improper application of training wage.

3

5.	Working Hours

Kellwood expects factory to operate according to host country laws pertaining to work hours as follows:

a.	work hours (per day, per week, per month) and days off ( 7th day rest, mandated holidays, vacation periods, etc.) must meet legal requirements.

b.	if law allows work hour exemptions, factory must have official documentation approving exemption.

c.	Kellwood expects factory to have accurate and systematic time records to establish employee work hours and expects all work that is done by employees to be time recorded.

Evidence of Compliance

•	Work hours and workdays do not exceed legal maximum.

•	Factory has valid work hour exemptions, if applicable.

•	Employee overtime is voluntary.

•	Any work done on 7th day or holidays is voluntary and compensated according to law.

•	Work hours are posted in factory.

•	Employees confirm their work hours.

Evidence of Noncompliance

•	Exceeding legal maximum on work hours.

•	Working illegal 7th day.

•	No valid time keeping system.

•	Mandatory overtime.

•	Falsified time records.

•	Working “off the clock”.

•	Denial of mandated rest/meal times.

•	Denial of mandated holidays and vacations.

6.	Discrimination and Women’s Rights

Kellwood expects that people will be employed based on their ability to perform a needed function; not on the basis of personal beliefs and/or characteristics. Kellwood prohibits employment practices based on:

a.	race, religion, creed

b.	gender, age, ethnicity

c.	Kellwood views mandatory pregnancy testing as a violation of women’s rights and will not allow pregnancy testing as a pre-employment reason to not hire or a post-employment reason to terminate.

Evidence of Compliance

•	Employment strictly based on ability to perform job.

4

•	Purpose of any medical exams clearly explained to employees.

•	Any medical tests clearly indicate nature of tests.

•	Clear documentation of workers returning from maternity leave with full benefits paid.

Evidence of Noncompliance

•	Verified incidents of discrimination.

•	Pregnancy testing required as employment criteria.

•	Verified incidents of denial of employment based on pregnancy status.

•	Mandatory pregnancy testing for any reason other than required by law.

•	Forced use of contraceptives.

•	Physical searches by opposite gender security guards.

•	Workplace segregation of workers by race, gender or other characteristic.

•	Limited privileges of imported workers.

7.	Disciplinary Practices

Kellwood does not condone any type of harassment, abuse, and corporal, mental or physical punishment of employees. Kellwood specifically prohibits:

a.	harassment of any form (verbal, physical, sexual, etc.).

b.	physical punishment of any form.

c.	Kellwood views regular harsh language towards workers as verbal abuse.

d.	Kellwood does not allow monetary deductions as a disciplinary practice.

Evidence of Compliance

•	No violations of above points.

•	A three step disciplinary process (verbal, written, termination).

•	Posting of work rules with clear knowledge that violation leads to disciplinary process.

Evidence of Noncompliance

•	Verified incidents of harassment, physical, mental or verbal abuse.

•	Disciplinary actions without posted work rules.

8.	Freedom of Association

Kellwood supports the employees’ ability to exercise their legal rights of free association. Kellwood believes employees have the right to:

a.	establish legal organizations.

b.	join or not join legal organizations of their own choosing.

c.	not be penalized for their non-violent exercise of such legal rights.

5

Evidence of Compliance

•	No reported violations

•	Posted Code of Conduct affirming FoA rights.

•	FoA covered with employees as part of orientation.

•	Clear documentation of reasons for terminations.

Evidence of Noncompliance

•	Verified incidents of illegal termination or other actions due to exercise of legal rights of FoA.

•	Threats toward exercising legal rights of FoA.

9.	Health and Safety

Kellwood expects factory to meet all host country laws pertaining to health and safety in factories and dormitories (if applicable). In the absence of or in addition to specific host country standards, Kellwood expects factory to have:

a.	adequate first aid supplies

b.	exits clearly marked, unlocked and unblocked

c.	at least two exits per floor

d.	main exit doors allow clearance of building

e.	illustrated evacuation plan in native language of workers

f.	functional and accessible fire extinguishers or hoses on each floor, with valid inspection dates

g.	facility clean, free of obvious rodent infestation

h.	unrestricted access to potable water

i.	restrooms clean and functional

j.	adequate ventilation

k.	no obvious fire hazards (exposed wiring, overloaded electrical outlets, improper storage of combustible materials, etc.)

Evidence of Compliance

•	The following presents the basic Kellwood Health and safety standards for factories, canteens and dormitories:

A. FACTORY

First aid supplies.

a.	At least one first aid kit per clearly separated work area, or

b.	One first aid kit for every 100 workers.

c.	Trained first aid responders.

d.	Minimum contents of first aid kit to include:

Adhesive bandages	Instant cold packs	Gauze bandages
Disposable gloves	Adhesive tape First aid cream
Alcohol	Antiseptic wipes

e.	Other recommended first aid supplies include:

Eye wash	Elastic bandages	Tweezers

6

Exits clearly marked, unlocked and unblocked.

a.	Exit signs visible.

b.	Emergency lights at exits or generator power available for power failure.

c.	Stairwells have emergency lights

d.	Exit doors at least two people wide.

e.	At least two exits per floor.

f.	Exits open directly to outside or exterior stairwell.

Aisle space allows for effective emergency evacuation.

a.	Main aisles at least two people wide.

b.	Main aisles clearly marked.

c.	Aisles clear of obstructions, kept clean of sewing scraps.

d.	Secondary aisles two people wide.

e.	Main emergency aisles illuminated.

Illustrated evacuation plan in clear view of each floor.

a.	Evacuation plan in native language of workers.

b.	Evacuation drills conducted annually.

Accessible fire extinguishers and/or hoses marked in clear view on each floor.

a.	One extinguisher per clearly separated work area and one extinguisher per 25 employees OR, one extinguisher per 75 feet circumference.

b.	Outside agency services fire extinguishers annually and tags date.

c.	Employee trained in use of a fire extinguisher.

Facility is clean, free of obvious insect/rodent infestation.

Workers have access to potable water.

a.	Unrestricted access to water.

Restrooms are clean and functional.

a.	Adequate number of water closets. Meets national standard or, if no national standard, meets the following WC/employee ratio:

Workforce less than 150 Female: 1 per 25     Male: 1 per 50

Workforce of 150 or more: 1 per 40 employees (regardless of gender).

b.	Toilet supplies provided to workers; toilet tissue, soap, towels.

Either in toilet area or given to worker as needed by supervisor.

c.	Unrestricted access to toilet.

d.	Toilets segregated by gender.

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Work environment issues:

Adequate climate control

a.	Conducive to natural climate. Adequate cross ventilation.

B.	Adequate lighting for cutting, sewing, finishing and warehouse.

C.	Noise control criteria - able to hear normal conversation tone from three feet. Failure to meet this criteria requires hearing protection measures.

General safety issues, including exposed wiring, overloaded outlets, improper storage of combustible materials.

REQUIREMENT: Needle guards, eye shields and belt guards for sewing machines.

Best Practices: It is strongly recommended that other protective equipment be provided to workers with appropriate training and other safety measures implemented.

Items should include:

a.	Appropriate footwear for special areas of facility.

b.	Cutting gloves for cutters.

c.	Other as appropriate including, but not limited to, fork lift training, handling of caustic materials, emergency response to chemical exposure, etc.

FOOD PREPARATION AND CANTEEN AREAS

Canteen area has:

a.	At least two means of egress.

b.	Fire fighting equipment.

c.	Potable water.

d.	Contained trash.

e.	No industrial chemical storage.

f.	Is rodent/insect free.

C.	DORMITORY

Overall dormitory clean and safe.

Sleeping quarters clean and safe.

First aid kits available in dormitory with trained personnel on site during time workers are normally in dormitory. At least one per dorm floor.

At least 2.5 square meters per worker in dorm room. Each worker has individual bed.

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Workers have unrestricted access to potable water.

Toilets/showers clean and functional. Same ratio of toilets per worker as in factory. Number of showers is adequate to accommodate dormitory population.

Adequate ventilation and light in dorm rooms. Windows in room.

At least two means of safe egress per floor.

Exits clearly marked, unlocked and unblocked. Emergency lights in corridors and stairwells.

No hazardous or combustible materials kept in dormitory.

Illustrated evacuation plan on each floor in native language of workers. Evacuation drills conducted at least annually.

At least one fire extinguisher per four rooms. Extinguishers spaced out on each floor. Or one small extinguisher per room.

Evidence of Noncompliance

•	Violations of above items not addressed during inspection.

10.	Environmental Safekeeping

Kellwood expects its business partners to use manufacturing practices that ensure the safekeeping of natural resources and ecological surroundings. Kellwood requires the following:

a.	compliance with all local environmental laws

b.	maintenance of all applicable environmental certificates

c.	Kellwood strongly encourages business practices that minimize waste and maximize recycling

Evidence of Compliance- Acceptable

•	Environmental management program that clearly outlines applicable local laws.

•	Applicable inspections/certifications to demonstrate compliance with local laws.

•	Proper disposal of waste products.

Evidence of Noncompliance-Unacceptable

•	Violation of local environmental legal requirements.

•	Exposure of workers and/or local community to dangerous pollutants.

•	Inappropriate storage and/or handling of chemicals.

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11.	Monitoring Standards

Kellwood expects the factory to allow Kellwood employees or Kellwood’s designated monitors to inspect factory by appointment. During the inspection, all pertinent records, documents, certifications and other materials necessary to demonstrate compliance with the above points covered by Kellwood Code of Conduct should be on site and made available to persons conducting inspection. During the inspection, employees will be interviewed to verify information found during document reviews. Payroll, time records, piece rate records must be onsite for a minimum of six months or country law; if greater.

Kellwood requires that its Code of Conduct be posted in factory where it is clearly visible to employees. It is strongly recommended that factories conduct employee training sessions to ensure understanding of Code of Conduct.

Evidence of Compliance

•	Full cooperation with persons conducting monitoring inspection.

•	Posted Code of Conduct.

•	All Documents available for review.

Evidence of Noncompliance

•	Denied access to factory.

•	Denied access to records or unavailable records.

•	Denied access to employee interviews.

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Schedule K

Evaluation Form

Kellwood Company

Social Compliance Monitoring Report

Report #:	(Factory Name)	Audit Type:

Monitoring Date:

Kellwood Division:

Parent / Agent Company:

Name of Factory:

Name of Factory/Facility:

Physical Location Address:

Mailing Address:

Contact Name:

Title:

Telephone #:

Fax #:

Overall Rating	☐ Acceptable	☐ Needs Improvement	☐ Unacceptable

MONITORED BY

Name of Monitoring Company:

Name of Monitor:

Audit Date:

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Summary of Audit results Compared to Kellwood Requirements

Summary of Kellwood Audit Results	Acceptable	Needs Improvement	Unacceptable

1. Legal Requirements are in compliance with Kellwood Transshipment/Customs Requirements and Local Law	☐	☐	☐

Findings Listed:

2. Child Labor documentation is in compliance with Kellwood Requirements and Local Law	☐	☐	☐

Findings Listed:

3. Forced Labor is in compliance with Kellwood Requirements and Local Law	☐	☐	☐

Findings Listed:

4. Wages and Benefits are in compliance with Kellwood Requirements and Local Law	☐	☐	☐

Findings Listed:

5. Working Hours are in compliance with Kellwood Requirements and Local Law	☐	☐	☐

Findings Listed:

6. Discrimination and Women’s Rights are in compliance with Kellwood Requirements and Local Law	☐	☐	☐

Findings Listed:

7. Disciplinary Practices are in compliance with Kellwood Requirements and Local Law	☐	☐	☐

Findings Listed:

8. Free Association are in compliance with Kellwood Requirements and Local Law	☐	☐	☐

Findings Listed:

9. A. Health and Safety in compliance with Kellwood Requirements and Local Law	☐	☐	☐

Findings Listed:

9. B. Health and Safety Dormitories are in compliance with Kellwood Requirements and Local Law (☐ N/A)	☐	☐	☐

Findings Listed:

10. Environmental Safekeeping is in compliance with Kellwood Requirements and Local Law	☐	☐	☐

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Findings Listed:

11. Monitoring Standards are in compliance with Kellwood Requirements and Local Law	☐	☐	☐

Findings Listed:

Overall Assessment:

{Factory Name} is located at {factory address}. The total land area occupied by the facility is about {total land area}. They have operated at this location since {Date}. The main products manufactured by the factory are {list products}.

In view of facilities, the factory is made up of {list number and type of buildings, e.g. production buildings, canteens, dormitories}. The main production processes are listed as follows: {list processes}.

Total number of employees:
# of Production Workers
# of Non- Production workers
# of local employees
# of Migrant employees

Wages of worker are calculated based on {hourly rate/piece rate/ weekly rate, etc}. The peak season is from {month} to {month}.

Working hours in the factory are {time} to {time}. {Include multiple shifts if necessary.} Breaks are {list}.

Type of articles produced:
Is there Kellwood Production in this factory?	Yes ☐	If yes what %	No ☐
List other brands produced in this factory and percentage dedicated to each brand:

Process’ the factory is capable of: (Select from Following List):

☐ Assembly	☐ Finishing	☐ Molding	☐ Sewing

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☐ Cutting	☐ Injection	☐ Packing	☐ Trimming

☐ Painting /

☐ Dying	☐ Inspection	Spraying	☐ Washing

☐ Embroidery	☐ Laundry	☐ Pressing	☐ Other (specify)

Total Number of Machines:	Cutters:	Spreaders :	Single:	Double:
Multi:	Over lock:	Bar tack:	Buttonhole:	Button sew:
Pressers:	Blind stitch:	Other:	Other:	Other:

Production Capacity per week (estimate):

Required Lead Time (from placing order to Shipment)

Audit Process

    (Approved inspection service) —- conducted this {audit type} audit. Factory’s operation was assessed / verified against the Kellwood Code of Conduct and local legislations on a sampling basis.

Total Number of Workers interviewed:	# of Women	# of Men
Number of records reviewed	From the month of:
Number of records reviewed	From the month of:
Number of records reviewed	From the month of:

Overall Findings

In view of the findings raised, non-compliances were covered in the areas of {List areas}. Details of the findings were listed in following sections. For other areas, no violation was noted.

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The factory management was {receptive, cooperative, argumentative, etc.) to the audit findings.

Communicated Findings with:

Name:	Title:
Name:	Title:
Name:	Title:
Name:	Title:

1	Legal Requirements Customs / Transshipment	Acceptable ☐	Needs Improvement ☐	Unacceptable ☐

Exceptions (include national/local law in text):

2.	Child Labor	Acceptable ☐	Needs Improvement ☐	Unacceptable ☐

The legal working age is this country:
Legal working age for authorized minors in this country:
Until what age, if any, are children legally required to attend school in this country:
What is the youngest age of anyone working in this facility:

Exceptions (include national/local law in text):

3.	Forced Labor	Acceptable ☐	Needs Improvement ☐	Unacceptable ☐

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Exceptions (include national/local law in text):

Kellwood prohibits force, prison, indentured or bonded labor. (Does the country allow movement to another factory or must one return to their native country?)

4.	Wages and Benefits	Acceptable ☐	Needs Improvement ☐	Unacceptable ☐

		Local Currency Specify:	US Dollar	Exchange rate
Minimum legal wage applicable to the industry	Hourly Weekly Monthly			USD1= USD1= USD1=
Actual minimum wage paid by the factory	Hourly Weekly Monthly			USD1= USD1= USD1=
Prevailing Industry wage, if available	Hourly Weekly Monthly			USD1= USD1= USD1=
Average wage paid in this factory	Hourly Weekly Monthly			USD1= USD1= USD1=

Exceptions (include national/local law in text):

5.	Working Hours	Acceptable ☐	Needs Improvement ☐	Unacceptable ☐

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	(Actual) Factory	By Law
Normal work hours per week
Maximum hours worked per day
Maximum hours worked per week
Maximum overtime hours per day
Maximum overtime hours per week
Average overtime hours per day
Average overtime hours per week
Maximum number of continuous workdays

Exceptions (include national/local law in text):

6.	Discrimination and Women’s Rights	Acceptable ☐	Needs Improvement ☐	Unacceptable ☐

Exceptions (include national/local law in text):

7.	Disciplinary Practices	Acceptable ☐	Needs Improvement ☐	Unacceptable ☐

Exceptions (include national/local law in text):

8.	Free Association	Acceptable ☐	Needs Improvement ☐	Unacceptable ☐

Exceptions (include national/local law in text):

9A.	Health and Safety	Acceptable ☐	Needs Improvement ☐	Unacceptable ☐

Exceptions (include national/local law in text):

9B.	Health and Safety – 9B. Dormitories (if applicable)	Acceptable / Not Applicable ☐	Needs Improvement ☐	Unacceptable ☐

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Exceptions (include national/local law in text):

10.	Environmental Safekeeping	Acceptable ☐	Needs Improvement ☐	Unacceptable ☐

Exceptions (include national/local law in text):

11.	Monitoring Standards	Acceptable ☐	Needs Improvement ☐	Unacceptable ☐

Exceptions (include national/local law in text):

FOR INITIAL AUDITS ONLY – Please complete the following

U.S. CUSTOMS C-TPAT QUESTIONNAIRE FOR FACTORIES

	YES	NO
1. Factory has a written security procedure plan.

Physical Security
2. Factory is constructed of materials which resist unlawful entry and protect against outside intrusion.

3. Factory has locking devices for external and internal doors, windows, gates and fences, maintaining safety rules for employee egress in emergency

4. Factory prevents unauthorized access to raw materials and Kellwood finished cargo within warehouse

5. Factory has lighting inside and outside facility, including parking areas.

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6. Private vehicles cannot access shipping, loading dock and cargo areas.

7. Factory has a communication plan with internal/external communications systems in place to contact factory security personnel or local law enforcement agencies .

Access Controls
8. Factory prohibits unauthorized access to the packing, shipping, loading dock or cargo areas.

9. Factory requires positive identification of all employees and escorts vendors

10. Factory has procedures for challenging and managing unauthorized or unidentified persons.

Procedural Security
11. Factory has procedures for handling incoming and outgoing goods to protect against introduction, exchange or loss of any legal or illegal material.

12. Factory has designated security officer to supervise the introduction/removal of cargo.

13. Factory has procedures to properly mark, weigh, count and document products.
14. Factory has procedures for affixing, replacing, recording, tracking and verifying seals on containers, trailers and rail cars.

15. Factory has procedures for detecting and reporting shortages and overages.
16. Factory has procedures for tracking the timely domestic movement of incoming and outgoing goods.

17. Factory properly stores empty and full containers to prevent unauthorized access.
18. Factory has procedures to notify Customs and other law enforcement agencies in cases where abnormal or illegal activities are detected or suspected.

Personnel Security
19. Factory conducts employment screening and interviewing of prospective warehouse / shipping and security employees to include periodic background checks and application verifications.

Education & Awareness
20. Factory provides reporting mechanism, including confidential reporting
21. Factory conducts security awareness training for employees to include recognition of internal conspiracies, maintenance of product integrity, determination of unauthorized access and procedures to address unauthorized access.

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